UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

PINNACLE FINANCIAL PARTNERS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Pinnacle
FINANCIAL PARTNERS

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

WHO WE ARE

OUR VISION

To be the best financial services firm and the best place to work in the Southeast.

OUR MISSION

- Provide distinctive financial service and effective advice to clients
- Enrich associates personally, professionally and financially
- Make a significant positive impact on the community
- Create meaningful long-term value for shareholders

OUR VALUES

INTEGRITY

FAIRNESS

LEARNING

PARTNERSHIP

RESULTS

BALANCE

DISCIPLINE

OUR STRATEGY

- Focus on businesses, real estate professionals and consumers that desire a deep relationship with their financial partner.
- Provide distinctive service and effective advice.
- Hire and retain highly experienced and qualified financial services professionals.
- Offer a full line of financial services including banking, investments, mortgage, trust, insurance and financial planning.
- Offer extraordinary convenience.

Pinnacle

PINNACLE FINANCIAL PARTNERS, INC.
150 Third Avenue South, Suite 900
Nashville, Tennessee 37201
(615) 744-3700
March 11, 2024

MESSAGE FROM THE PRESIDENT AND CEO

Dear Shareholder:
You are cordially invited to attend our annual meeting of shareholders, which will be held in our offices on the eighth floor of the Pinnacle at Symphony Place at 150 Third Avenue South, Nashville, Tennessee 37201, on Tuesday, April 23, 2024, at 11:00 a.m., CDT. I sincerely hope that you will be able to attend this meeting, and I look forward to seeing you.
This notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations for the year ended December 31, 2023 and the first quarter of 2024. Your attention is directed to the proxy statement and notice of meeting accompanying this letter for more information regarding the matters proposed to be acted upon at the meeting.
We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We are constantly focused on improving the ways shareholders connect with information about Pinnacle and believe that providing our proxy materials online increases the ability of our shareholders to connect with the information they need, while reducing the environmental impact of our annual meeting.
Please take this opportunity to become involved in the affairs of Pinnacle Financial Partners, Inc. Please vote and submit your proxy as soon as possible online, by phone or, if you have requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. We look forward to continuing to deliver value to our clients, shareholders and communities. We are grateful for your continued support of our Board and Pinnacle Financial Partners.
Sincerely,
M. TERRY TURNER
PRESIDENT AND CHIEF EXECUTIVE OFFICER
M. TERRY TURNER PRESIDENT AND CHIEF EXECUTIVE OFFICER

2024 Proxy Statement	1

PINNACLE FINANCIAL PARTNERS, INC.
150 Third Avenue South, Suite 900
Nashville, Tennessee 37201
(615) 744-3700

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 23, 2024

The annual meeting of shareholders (the “Meeting”) of Pinnacle Financial Partners, Inc. (the “Company”) will be held on Tuesday, April 23, 2024, at 11:00 a.m., CDT in our offices on the eighth floor of the Pinnacle at Symphony Place at 150 Third Avenue South, Nashville, Tennessee 37201 for the following purposes:

1.	To elect thirteen persons to serve as directors for a term of one year and until the due election and qualification of their successors;
2.	To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for 2024;
3	To approve, on a non-binding, advisory basis, the Company’s named executive officer compensation;
4.	To approve the amendment and restatement of the Pinnacle Financial Partners, Inc. Amended and Restated 2018 Omnibus Equity Incentive Plan; and
5.	To transact any other business as may properly come before the Meeting.
The Board of Directors has set the close of business on February 29, 2024, as the record date (the “Record Date”) for determining the common shareholders who are entitled to notice of, and to vote at, the Meeting.
We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our common shareholders instead of paper copies of our proxy statement and our annual report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how common shareholders can receive a paper copy of our proxy materials, including the proxy statement, our 2023 Annual Report to Shareholders and proxy card.
We hope that you will be able to attend the Meeting. We ask, however, whether or not you plan to attend the Meeting, that you vote as soon as possible. Promptly voting will help ensure that the greatest number of common shareholders are present whether in person or by proxy. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.
If you attend the Meeting in person, you may revoke your proxy at the Meeting and vote your shares in person. You also may revoke your proxy at any time before the proxy is exercised and voted. Should you desire to revoke your proxy, you may do so as provided in the accompanying proxy statement.
By Order of the Board of Directors,
Harold R. Carpenter,
CORPORATE SECRETARY
NASHVILLE, TENNESSEE
MARCH 11, 2024

2	Pinnacle Financial Partners, Inc.

2024 Proxy Statement	3

PINNACLE FINANCIAL PARTNERS, INC.
150 Third Avenue South, Suite 900
Nashville, Tennessee 37201
(615) 744-3700

PROXY STATEMENT FOR 2024 ANNUAL MEETING

The annual meeting of shareholders (the “Meeting”) of Pinnacle Financial Partners, Inc. (the “Company”) will be held on Tuesday, April 23, 2024 at 11:00 a.m., CDT in our offices on the eighth floor of the Pinnacle at Symphony Place at 150 Third Avenue South, Nashville, TN 37201 for the following purposes:

1.	To elect thirteen persons to serve as directors for a term of one year and until the due election and qualification of their successors;
2.	To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	To approve, on a non-binding, advisory basis, the Company’s named executive officers' compensation as disclosed in this proxy statement;
4.	To approve the amendment and restatement of the Pinnacle Financial Partners, Inc. Amended and Restated 2018 Omnibus Equity Incentive Plan; and
5.	To transact any other business as may properly come before the Meeting.
The close of business on February 29, 2024 is the record date (the “Record Date”) for the determination of common shareholders entitled to notice of, and to vote at, the Meeting. We first mailed the Notice of Internet Availability of Proxy Materials to our common shareholders on or about March 11, 2024.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2024:
AS OUTLINED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, THIS PROXY STATEMENT, THE PROXY CARD AND THE COMPANY’S 2023 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE ON THE INTERNET AT WWW.PROXYVOTE.COM.

As of the close of business on the Record Date, the Company had authorized 180,000,000 shares of Common Stock, $1.00 par value per share (the “Common Stock”), of which 77,077,524 shares were issued and outstanding, and had also authorized 10,000,000 shares of preferred stock, no par value per share (the “Preferred Stock”), of which 225,000 shares of the Company’s 6.75% fixed rate, non-cumulative perpetual preferred stock, Series B (the "Series B Preferred Stock") were issued and outstanding. Each issued and outstanding share of Common Stock is entitled to one vote on all matters properly presented at the Meeting. The outstanding shares of Series B Preferred Stock are not entitled to vote on any of the matters to be presented at the Meeting, nor are the depositary shares we have issued that relate to the Series B Preferred Stock.

4	Pinnacle Financial Partners, Inc.

IMPORTANT MEETING AND VOTING INFORMATION

PROXY VOTING PROCEDURES
If you properly vote and submit your proxy card, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you submit your executed proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted as follows:
•FOR the election of each of the thirteen director nominees;
•FOR the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for 2024;
•FOR the non-binding, advisory approval of the compensation of the Company’s named executive officers;
•FOR the approval of the amendment and restatement of the Pinnacle Financial Partners, Inc. Amended and Restated 2018 Omnibus Equity Incentive Plan; and
•In the best judgment of the persons appointed as proxies as to all other matters properly brought before the Meeting.
If prior to the election and qualification of the director nominees at the Meeting, any nominee for election to the Board named in this proxy statement becomes unavailable or unwilling to serve for any reason, the proxy will be voted FOR a substitute nominee selected by the Board, or, alternatively, the Board may vote to reduce the size of the Board.
You may also vote in person by attending the Meeting to be held at 11:00 a.m. CDT on Tuesday, April 23, 2024 in our offices on the eighth floor of the Pinnacle at Symphony Place located at 150 Third Avenue South, Nashville, Tennessee 37201. If you hold your shares through a broker, bank, or other nominee and wish to vote at the Meeting, you must obtain a “legal proxy” from your broker, bank, or other nominee for you to vote at the Meeting (and not your broker, bank or nominee).Please be aware that cameras and other recording equipment will not be allowed in the Meeting.
REVOCABILITY OF PROXIES
You can revoke your proxy at any time before it is voted by delivering to Mr. Harold R. Carpenter, Corporate Secretary, Pinnacle Financial Partners, Inc., 150 Third Avenue South, Suite 900, Nashville, Tennessee 37201, either a written revocation of the proxy or a duly executed proxy bearing a later date, or by casting a new vote by telephone or Internet (only your last proxy submitted prior to the Meeting will be counted). If you hold shares of common stock in “street name” and you wish to cast your vote or change your vote at the Meeting, please bring a copy of your brokerage statement reflecting your share ownership as of the Record Date. You must also obtain a “legal proxy” from your broker, bank, or other nominee for you to vote at the Meeting (and not your broker, bank or nominee).
SHAREHOLDER APPROVAL REQUIREMENTS
A quorum will be present at the Meeting if at least 38,538,762 shares of Common Stock are represented in person or by valid proxy at the Meeting, which is a majority of the Company’s outstanding shares of Common Stock as of the Record Date. According to Tennessee law and the Company’s Amended and Restated Charter and Third Amended and Restated Bylaws (the "Company's Bylaws"), the aggregate number of votes entitled to be cast by all common shareholders present in person or represented by proxy at the Meeting, whether those shareholders vote “for” or “against” or “abstain” from voting, together with all broker non-votes will be counted for purposes of determining whether a quorum is present.

2024 Proxy Statement	5

Important Meeting and Voting Information
Broker Proxies
Proxies that are returned to us by brokers that have not received instructions to vote on one or more proposals and do not vote on such proposal(s) are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. Under the rules of the New York Stock Exchange (the “NYSE”) to which brokers are subject and which governs their voting of shares, if your broker does not receive instructions from you, your broker will not be able to vote your shares with respect to non-routine matters. The proposals regarding the election of directors, the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers and the approval of the amendment and restatement of the Pinnacle Financial Partners, Inc. Amended and Restated 2018 Omnibus Equity Incentive Plan, in each case, as disclosed in this proxy statement, are considered non-routine under the rules of the NYSE and failure to instruct your broker on how to vote on these matters will result in a broker non-vote. Therefore, it is very important that you instruct your broker how you wish your shares of Common Stock to be voted on these matters. The proposal regarding ratification of the appointment of the Company’s independent registered public accounting firm for 2024 is considered routine and therefore your broker may vote your shares of Common Stock on that matter even if your broker does not receive instructions from you.
Vote Required to Elect Directors
If a board nominee in an uncontested election fails to receive an affirmative vote of a majority of the votes cast at the Meeting, in person or by proxy, then that nominee, if that individual is an incumbent director, shall tender his or her resignation to the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee following the shareholder vote pursuant to the Company’s Corporate Governance Guidelines. Subsequently, the Company’s Nominating and Corporate Governance Committee shall consider the relevant facts and circumstances, including the factors that may have given rise to the resulting shareholder vote and the service and qualifications of the impacted director(s), and recommend to the Board within ninety days of the shareholder vote as to whether to accept or reject the resignation of the impacted director(s). The Board shall also consider the relevant facts and circumstances when considering whether to accept or reject the Nominating and Corporate Governance Committee’s recommendation. Subsequently, the Company shall include a full explanation of the above process and the decisions reached in a Form 8-K filing with the Securities and Exchange Commission (the “SEC”). Any director who tenders his or her resignation pursuant to this provision shall not participate in any discussion or recommendation related to the above process. A properly executed proxy marked “ABSTAIN” with respect to a candidate will not be voted on that candidate, although it will be counted in determining whether there is a quorum. Therefore, abstentions will have no effect on whether any of the candidates receives an affirmative vote of a majority of the votes cast at the meeting so long as a quorum is present.
Vote Required to Ratify the Appointment of Crowe LLP, Vote Required to Approve, on a Non-Binding, Advisory Basis, the Compensation of the Company’s Named Executive Officers as Described in this Proxy Statement, and Vote Required to Approve the Amendment and Restatement of the Pinnacle Financial Partners, Inc. Amended and Restated 2018 Omnibus Equity Incentive Plan
These matters will be approved if the number of shares of Common Stock voted in favor of the proposal exceed the number of shares of Common Stock voted against it. A properly executed proxy marked “ABSTAIN” with respect to either of these proposals will not be voted on that proposal, although it will be counted in determining whether there is a quorum. Therefore, abstentions, as well as broker non-votes, will have no effect on whether these proposals are approved so long as a quorum is present.

6	Pinnacle Financial Partners, Inc.

Important Meeting and Voting Information
A summary of the voting provisions, provided a valid quorum is present or represented at the Meeting, for the above matters is as follows:

VOTE	BOARD RECOMMENDATION	ROUTINE OR NON-ROUTINE	VOTE REQUIREMENT
Election of director nominees	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you without instruction from you.	In an uncontested election, which is the case for this year’s election, a majority of votes cast either FOR or AGAINST each candidate will determine the result. Director nominees in uncontested elections that fail to receive a majority of votes cast at the Meeting in favor of their election must submit their resignation which may be accepted or rejected by the Board after receiving the recommendation of the Nominating and Corporate Governance Committee. ABSTAIN and broker non-vote will not impact vote result.
Ratification of independent registered public accounting firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Higher number of shares of Common Stock cast either FOR or AGAINST the proposal will determine the result. ABSTAIN and broker non-vote, as applicable, will not impact vote result.
Advisory, non-binding approval of compensation of named executive officers	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you without instruction from you.
Amendment and restatement of the Pinnacle Financial Partners, Inc. Amended and Restated 2018 Omnibus Equity Incentive Plan	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you without instruction from you.
PROXY SOLICITATION
Although the Company does not currently plan to engage a proxy solicitation firm for the Meeting, the Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of Common Stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

2024 Proxy Statement	7

Important Meeting and Voting Information
SHAREHOLDER PROPOSALS FOR NEXT YEAR’S MEETING
In order for shareholder proposals for the 2025 annual meeting of shareholders to be eligible for inclusion in the Company’s 2025 proxy statement, all such proposals must be mailed to Harold R. Carpenter, Corporate Secretary, Pinnacle Financial Partners, Inc., 150 Third Avenue South, Suite 900, Nashville, Tennessee 37201, must be received no later than the close of business on November 15, 2024 and must comply with the applicable rules and regulations of the SEC and the relevant provisions of the Company’s Bylaws. In addition, the deadline for postmarking or transmitting electronically to the Company notice under Rule 14a-19, the SEC's universal proxy rule, of a shareholder's intent to solicit proxies on the Company's proxy card in support of director nominees submitted in accordance with the Company's Bylaws for the 2025 Annual Meeting of Shareholders is February 24, 2025. This deadline is the deadline for notifying the Company if the shareholder intends to include a proposed nominee on the Company's proxy card. Other deadlines and conditions, as described in the Company's Bylaws, apply to the submission by a shareholder of a nominee to serve on the board. See "Process for Identifying Candidates" on page 16.
A shareholder who intends to raise a proposal to be acted upon at the 2025 Annual Meeting of Shareholders, but who does not desire to include the proposal in the Company’s 2025 proxy statement, must comply with the advance notice provisions of the Company’s Bylaws. Under the advance notice provisions, a shareholder must give written notice of such proposal to the Secretary of the Company. The Secretary must receive such notice not later than 5:00 p.m. central time on the ninetieth (90th) day nor earlier than 5:00 p.m. central time on the one hundred twentieth (120th) day prior to the first anniversary of the Meeting (January 24, 2025 and December 24, 2024, respectively). The shareholder’s submission must include certain specified information concerning the proposal and the shareholder, including such shareholder’s ownership of Common Stock, as described in more detail in the Company’s Bylaws. Shareholders are strongly encouraged to seek advice from legal counsel before submitting a proposal as the Company will not entertain any proposals that do not meet these requirements.

8	Pinnacle Financial Partners, Inc.

ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE

The Company has developed sound environmental, social and corporate governance principles which it believes are essential to running the Company’s business efficiently and to maintaining the Company’s integrity in the marketplace. We have highlighted below certain key components of our commitment to environmental, social and corporate governance responsibilities and the impact we make in our communities. The Company's Corporate Social Responsibility (CSR) Committee is made up of a diverse set of associate leaders across our firm and its chairman reports directly to the Climate Sustainability Committee of the Board, which the Board established in early 2023, on its efforts and initiatives in these areas. In addition to the CSR Committee, as we are committed to understanding the effects of climate change and its impact on our business and those of our customers, and the communities in which we operate, during 2023 the Company established a Climate Sustainability management committee, the chairman for which also reports directly to the Climate Sustainability Committee of the Board. For further information on this commitment, see our Corporate Social Responsibility Report that appears in the “Investor Relations” section of our website at www.pnfp.com. The information contained in this report is not incorporated into this proxy statement.
ENVIRONMENTAL RESPONSIBILITY

[OUR COMMITMENT TO THE ENVIRONMENT]
Effective March 1, 2023, the Board of Directors appointed Board member Joseph Galante to chair the Board's Climate Sustainability Committee which is comprised of five independent directors and our President and CEO, M. Terry Turner as a non-voting member, to oversee the firm's climate sustainability practices and policies as well as monitor compliance with evolving regulatory requirements. Additionally, Board member Decosta Jenkins also serves on this Committee. Mr. Jenkins was formerly the President and CEO of Nashville Electric Service ("NES"), one of the 12 largest municipally owned utilities in the nation.

To minimize the Company’s direct carbon footprint, the Company’s corporate headquarters are housed in a leased facility that has been designated as a U.S. Green Building Council Leaders in Energy and Environmental Design (LEED) Gold level building.
The Company utilizes the Energy Star program to better monitor and seek to better understand its overall carbon footprint. Our database now includes usage and costs associated with the direct purchase of utilities, including electricity, water, garbage removal, etc. for all facilities since 2019. In February 2023, the Company engaged a third-party consultant to help better understand the firm's climate risk, facilitate regulatory compliance consistent with industry practice and fully develop its policies and practices surrounding Climate and Sustainability. The Company intends to use the collective data from Energy Star and our third party consultant to best understand its carbon impact and increase its ability to effectively partner with and support its clients.
The Company views making loans to environmentally responsible clients as desirable, and has identified certain industries that are at a higher risk for a negative environmental impact for which additional environmental due diligence is warranted prior to extending credit.
Additionally, beginning in 2022, we invested and recruited experienced professionals to form the firm's Solar Capital Advisory unit to direct the firm's ongoing investment in and lending to the solar industry. During 2023, Pinnacle arranged construction loans on 8 utility-scale solar projects under development and, upon completion, provided permanent financing in the form of sale-leaseback arrangements, and partnership financings. These projects have a combined generating capacity of 122 MW and are located in Georgia, Tennessee, Mississippi, Kentucky, and Pennsylvania.
•Construction Loan Volumes – arranged $128 mm for solar projects, all of which reached completion during Q3 and Q4 2023.
•Sale-Leaseback Volumes – provided $180 million in long-term financing for completed projects in the form of sale-leasebacks arrangements.
•Solar Partnership – provided $17 million in long-term financing through a partnership-lending structure for a completed project in Pennsylvania.
In addition, the Company provides numerous digital options for both consumer and commercial clients to minimize the carbon impact or otherwise improve the environmental impact of their operations including eStatements, online banking and remote deposit capture. These options enable clients to complete their routine business transactions without the need to visit a retail location or the use of paper resources, further reducing the impact on the environment.

2024 Proxy Statement	9

Environmental, Social and Corporate Governance
SOCIAL RESPONSIBILITY
The Company believes that a strong and diverse team is critical to its success and performance. The Company is committed to being more vocal and focused in its efforts to ensure it is creating a great place to work for all of its associates guided by the Company’s written diversity and inclusion policy. The Company's Diversity, Equity and Inclusion Officer along with two regional DEI advisors lead and coordinate the focused effort and continued commitment to diversity, inclusion and equity with associates internally as well as with clients and in the communities we serve. Additionally, the Company is committed to providing a safe workplace as represented by the inclusion of anti-harassment and anti-discrimination policies in the annual code of conduct materials required to be reviewed and agreed to annually by all associates.

[OUR COMMITMENT TO EQUAL PAY]
The Company is committed to paying all associates a fair wage and 100% of non-commissioned associates are paid at least $15 per hour. Furthermore, all of the associates of Pinnacle Bank, the Company’s bank subsidiary (the “Bank”), other than those that are compensated on a commission basis, participate in the same annual cash incentive plan that our senior executives participate in with the opportunity to earn at least 10% of their annual salary, or base wages, in incentive payments at target levels of performance, and each associate participates in the equity incentive plan and receives an annual equity grant. In addition to the above, we offer associates paid time off, a minimum of ten firm-wide holiday observances and four weeks of paid parental leave upon the birth or adoption of a child.

Maintaining a work environment and culture where all associates feel valued and respected and have an opportunity to advance within the Company has been an important part of the fabric of our company from its beginning. The Company has won numerous awards tied to culture and associate engagement and the Company regularly surveys its associates about what it is doing well and what it can do better.
An engaged and diverse workforce that represents the communities where the Company operates is also something we work hard to foster within our company. The Company has a written diversity and inclusion policy which is available on its website that more formally reflects the Company’s values in this important area.
[DIVERSITY AT PINNACLE FINANCIAL]

SENIOR LEADERSHIP TEAM	LEADERSHIP TEAM		WORKFORCE
	Women	Minorities
Enhancing the diversity of the Company’s workforce has been something that has been a focus of the Company since its formation. Female associates have always made up a significant percentage of the Company’s workforce and at December 31, 2023, more than 65% of the Company’s associates were women and approximately 18% were minorities. Among the Company’s 202-person Leadership Team, women make up approximately 34% of these associates, up from 23% in 2020 while minorities account for 9% of the Leadership Team members, up from less than 4% in 2020. Additionally, the Company's senior leadership team made up of a subset of these Leadership Team members consists of 11 associates, two of whom are women and two of whom are males that are minorities. Though we are proud of the progress we have made since 2020, we understand that more work remains to be done and we have implemented several initiatives designed to achieve a more diverse, equitable, and inclusive team, including enhanced training, leadership succession initiatives and the development of a multi-year strategy to focus on enhancing our associates’ diversity, equity, and inclusion awareness. This diversity, equity, and inclusion awareness enhancement process includes a number of initiatives that are underway to build broader networks with diverse agencies and community organizations as we look to recruit and develop future diverse associates and leaders. Through these initiatives, we have also achieved improving diversity in our leadership succession plan. As of December 31, 2023, women

10	Pinnacle Financial Partners, Inc.

Environmental, Social and Corporate Governance
represented 62% of leadership first-choice successors in our succession plan when an internal successor was identified, up 53% over 2022. Associates who identify themselves as part of a racial or ethnic minority group, represented 14% of leadership first-choice successors in our succession plan when an internal candidate was identified, up 32% over 2022.
Since its founding in 2000, the Company has been involved in supporting local nonprofits through volunteerism, financial contributions and nonprofit banking services. In 2023, the Bank’s associates contributed 33,643 volunteer service hours, an increase of 9% over 2022. That includes the Company’s participation in the annual Make a Difference Day, where teams choose projects ranging from helping a client in a difficult situation to teaming up with a local nonprofit organization to meet a specific need.
The Company has a strong track record of financial support to nonprofits and charitable causes. During 2023, $6.7 million in contributions to community causes and nonprofits were made. Also, in 2023 and in prior years the Company made $902.6 million in investments that are committed to community development, representing 1.91% of total assets at December 31, 2023, including $361 million in investment commitments to create 4,653 units of affordable rental housing across the Bank’s footprint. By evaluating the causes its associates put their time and energy into, the Company seeks to align charitable giving with that of its associates. The Company gives to support five major causes: education; health and human services; the arts; economic development and diversity, equity and inclusion.
The Company has an experienced group of financial advisors who specialize in meeting the financial needs of nonprofit organizations, providing traditional loan and deposit services and also advice on investment policy and giving programs. One aspect of economic development has become our top community priority: affordable housing.

IN CONNECTION WITH THIS FOCUS ON AFFORDABLE HOUSING, THE COMPANY HAS:
•serviced the mortgages on approximately 1,285 Habitat for Humanity homes at no cost to Habitat or the homeowners,
•provided grant funding for down payment assistance for more than 224 affordable single-family homes,
•partnered with Habitat for Humanity to open Individual Development Account's to match up to $1,000 for borrowers to use for down payment funds helping more than 43 families buy their own homes,
•provided financing to 1,468 low-to-moderate-income borrowers.

SHAREHOLDER ENGAGEMENT
The Company maintains an active presence in the investor community with a combination of press releases regarding interim developments in the markets in which we operate, quarterly investor earnings calls which are widely publicized, and participation in frequent investor conferences and roadshows. During 2023, the Company met with 315 active investors and attended (in-person or virtually) 18 unique events.
[QUARTERLY DIVIDEND]
The Company initiated payment of a quarterly dividend of $0.08 per share of Common Stock in the fourth quarter of 2013 and has since increased the dividend to $0.12 beginning in the first quarter of 2015, to $0.14 beginning in the first quarter of 2016, to $0.16 beginning in the fourth quarter of 2018, to $0.18 during the first quarter of 2021 and to $0.22 during the first quarter of 2022. The amount and timing of all future dividend payments by the Company, if any, is subject to the discretion of the Board and will depend on its receipt of dividends from the Bank, earnings, capital position, payment of dividends on the Series B Preferred Stock, financial condition and other factors, including regulatory capital requirements, as they become known to the Company and receipt of any regulatory approvals that may become required as a result of each of the Company’s or the Bank’s financial results.

2024 Proxy Statement	11

Environmental, Social and Corporate Governance
In January 2023, our board of directors authorized a share repurchase program for up to $125.0 million of our outstanding Common Stock, which is scheduled to expire upon the earlier of our repurchase of shares of its outstanding Common Stock having an aggregate purchase price of $125.0 million and March 31, 2024. During 2023, the Company repurchased no shares of its Common Stock under such share repurchase program. In addition, in January 2024, our board of directors approved a subsequent repurchase program for up to $125.0 million. The new repurchase program will commence upon the expiration of the current program and is scheduled to expire upon the earlier of the Company's repurchase of shares of its outstanding Common Stock having an aggregate purchase price of $125.0 million and March 31, 2025.
COMMUNICATIONS WITH MEMBERS OF THE BOARD
The Company’s Board has established procedures for the Company’s shareholders to communicate with members of the Board individually or as a group, including the non-employee members of the Board. Shareholders may communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board, or any group of directors, by writing to a director or group of directors c/o Pinnacle Financial Partners, Inc., 150 Third Avenue South, Suite 900, Nashville, Tennessee 37201.
CORPORATE GOVERNANCE GUIDELINES
The Company’s Board has established a set of Corporate Governance Guidelines which address such matters as director qualifications, director nominations, board composition, director meetings, board committees and other matters. The Board believes such guidelines to be appropriate for the Company in its effort to maintain “best practices” as to corporate governance. You may access a copy of the Company’s Corporate Governance Guidelines by clicking on the “Governance Documents” link in the “Investor Relations” section of the “About Pinnacle” tab of the Company’s website at www.pnfp.com. Also, the Company has included other corporate governance documents such as the Audit Committee Charter, Human Resources and Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Risk Committee Charter, Climate Sustainability Committee Charter and Code of Conduct on the Company’s website as well.
DIRECTOR AGE LIMIT
The Company’s Corporate Governance Guidelines require that any director that is over the age of 75 at the time of the annual meeting of shareholders shall not be nominated to the Board of Directors at that meeting by the Nominating and Corporate Governance Committee.

12	Pinnacle Financial Partners, Inc.

Environmental, Social and Corporate Governance
DIRECTOR INDEPENDENCE
The Board, upon recommendation of the Nominating and Corporate Governance Committee, has determined that each of the following directors is an “independent director” within the meaning of Nasdaq Listing Rule 5605(a)(2):

Abney S. Boxley, III	Charles E. Brock	Renda J. Burkhart
Gregory L. Burns	Thomas C. Farnsworth, III	Joseph C. Galante
Glenda Baskin Glover	David B. Ingram	Decosta E. Jenkins
G. Kennedy Thompson

Conversely, M. Terry Turner, Richard D. Callicutt, II and Robert A. McCabe, Jr. are not considered independent. As a result, the Company considers 77% of its directorate independent at this time. Following the meeting, the independence of the Company’s board directorate will be continue to be 77%. In determining director independence the Board and the Nominating and Corporate Governance Committee considered the following relationships and transactions:
•Under Nasdaq Listing Rule 5605(a)(2), directors may not be determined to be independent if they are an executive officer or have been employed by a company within the three years preceding the determination of independence. In addition, a director may not be considered independent if the director received more than $120,000 in compensation (other than director fees, certain deferred compensation and retirement payments) from a company for any twelve-month period during the preceding three years. Messrs. Turner, Callicutt and McCabe are executive officers of the Company and the Bank, and accordingly, are not considered independent.
In its independence determination, the Board considered that directors, family members of directors and companies in which they serve as executives or controlling shareholders have various banking relationships, including loans, deposits and trust, insurance or investment services relationships with the Bank and that such services are provided on non-preferential terms generally available to other similarly situated customers. Loans that are made to such persons do not involve, at the time made, more than the normal risk of collectability or present other unfavorable features to the Bank. For more information regarding these loans, see “Certain Relationships and Related Party Transactions” of this proxy statement.
In 2023, the independent directors held three meetings at which only independent directors were present (i.e., “executive sessions”). In 2017, the independent directors determined that the chairman of the Company’s Nominating and Corporate Governance Committee will serve as lead independent director and chairman of such executive sessions and at all other meetings of non-management directors (the “Lead Director”). As such, the Lead Director is responsible for communicating any matters resulting from these executive sessions to management, in most cases to the CEO, pursuant to the instructions of the independent directors. In connection with her appointment as Chairman of the Nominating and Corporate Governance Committee as of March 1, 2021, Dr. Glover assumed the position of Lead Director and she held those positions until March 1, 2024, when Abney S. Boxley, III was appointed as Chairman of the Nominating and Corporate Governance Committee and Lead Director.
BOARD COMPOSITION AND BOARD DIVERSITY AND SKILLS MATRICES

The Company’s Board is currently composed of 13 individuals. During 2023, the Board was composed of 2 women (or 15.4% of the total Board) and 2 minorities (or 15.4% of the total Board). Should the Nominating and Corporate Governance Committee and the Board decide to add directors in the future, either as a result of increasing the size of the Board or filling vacancies that arise when existing directors leave the Board, the Nominating and Corporate Governance Committee and the Board will continue its historical practice of considering, among other factors, the gender, ethnic and racial composition of the Board when identifying and evaluating candidates.

2024 Proxy Statement	13

Environmental, Social and Corporate Governance
As required by Nasdaq Listing Rule 5605(f), the table below provides certain diversity information regarding our Board as of March 11, 2024. Accordingly, each of the categories listed in the below table has the meaning as it is used in Nasdaq Listing Rule 5605(f).
BOARD DIVERSITY MATRIX (AS OF MARCH 11, 2024)

TOTAL NUMBER OF DIRECTORS: 13	FEMALE	MALE
Part I: Gender Identity
Directors	2	11
Part II: Demographic Background
African American or Black	1	1
White	1	10
The individuals added to the Board in connection with acquisitions completed by the Company since the second half of 2015 were the result of negotiations between the Company and the acquired companies. The addition of these eight individuals, and two other members of the Company’s Board added in 2015 as well as the appointment of Decosta E. Jenkins effective March 1, 2021, has resulted in a significant refreshment of the Board in the last eight years. Two of the directors nominated for election at the Annual Meeting have served on the Board for five or fewer years, while seven have served on the Board between six and eight years and four have served for ten years or longer.
The Nominating and Corporate Governance Committee, and the full Board, routinely evaluate the size of the Board and whether to add new directors, including as existing Board members reach the age limits for service on the Board set out in the Company’s Corporate Governance Guidelines as three directors have done over the past two years, or reduce the size of the Board. As is stated in the Company’s Corporate Governance Guidelines the Board continues to believe that 12 to 15 members is currently the optimal size for the Board.
BOARD SKILLS MATRIX
Our Board believes that having a diverse mix of directors with complementary qualifications, expertise, and attributes is essential to meeting its oversight responsibility. A mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the director does not possess that qualification or skill. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.

EXPERIENCE
Senior Leadership
Industry and IT/Technical
Financial Expertise
Human Capital
Operating and Banking Operations
Emerging Technologies and Business Models
Business Development and M&A
Cybersecurity/Information Security
Government, Legal, and Regulatory
Public Company Board

14	Pinnacle Financial Partners, Inc.

Environmental, Social and Corporate Governance
DIRECTOR QUALIFICATIONS
The Company’s Corporate Governance Guidelines contain certain criteria that apply to nominees for a position on the Company’s Board. The Company’s Board and its Nominating and Corporate Governance Committee have also adopted procedures for the evaluation of director candidates (the “Nominee Procedures”) that contain certain minimum qualifications for candidates, including those candidates identified by the Company’s shareholders. The Company’s Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will annually review with the Board the composition of the Board as a whole and will consider with the Board the current composition of the Board in an effort to ensure that the members of the Board have a diversity of age, skills and experience in the context of the needs of the Board.
In the last few years, the Board has adopted amendments to the Company’s Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee. As a result of these amendments, each of the Board and Nominating and Corporate Governance Committee has formalized its historical practice of giving consideration to the diversity of the Board, including as it relates to gender, race, ethnicity and political and social viewpoints, as well as the more traditional factors of age, business acumen, market representation and professional experience when considering the appointment of individuals for initial election to the Board.
The Nominee Procedures provide that the Nominating and Corporate Governance Committee may consider whatever factors it deems appropriate in its assessment of a candidate for board membership and that candidates nominated to serve as directors will, at a minimum, in the Nominating and Corporate Governance Committee’s judgment:
•be able to represent the interests of the Company and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;
•meet the minimum qualifications for directors set forth in the Corporate Governance Guidelines and fulfill the needs of the Board at that time in terms of diversity of age, gender, race, experience and expertise; and
•possess the background and demonstrated ability to contribute to the performance by the Board of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership.
In addition to these minimum qualifications, the Nominating and Corporate Governance Committee may also consider whether the candidate:
•is of the highest ethical character and shares the core values of the Company as reflected in the Company’s Corporate Governance Guidelines and the Company’s Code of Conduct;
•has a reputation, both personally and professionally, consistent with the image and reputation of the Company;
•has recognized accomplishments in the candidate’s field;
•has expertise and experience that would complement the expertise and experience of other members of the Board;
•has the ability to exercise sound business judgment;
•has the ability to work in a collegial manner with persons of diverse educational, business and cultural backgrounds;
•has an ability and willingness to keep an open mind when considering matters affecting interests of the Company and its constituents;
•has an ability and willingness to commit sufficient time and attention to discharge his or her obligations as a member of the Board;
•has strong community ties in any of the Company’s banking markets or with the business community that can assist the Company from time to time in its business development efforts;
•shows a commitment to act in the best interests of the Company and its constituents; and
•is able to objectively assess Board, committee and management performances.
The Nominating and Corporate Governance Committee does not assign specific weights to any particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In addition to the criteria set forth above, the Nominating and Corporate Governance Committee considers how the skills and attributes of each individual candidate or incumbent director work together to create a board that is collegial, engaged and effective in performing its duties. Moreover, the Nominating and Corporate Governance Committee believes that the background and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. For a discussion of the specific backgrounds and qualifications of our current directors, see "Board Composition and Board Diversity and Skills Matrices" and "Proposal #1: Election of Directors - Nominees for Election to the Board".

2024 Proxy Statement	15

Environmental, Social and Corporate Governance
SERVICE LIMITATIONS FOR OTHER PUBLIC COMPANY BOARDS OF DIRECTORS
The Company’s Corporate Governance Guidelines limit the number of public company boards of directors on which the Company’s directors may serve. Generally, non-employee directors may serve on the Company’s Board and no more than three other public company boards, unless the non-employee director is the chief executive officer of a public company, in which case the limitation is reduced to two other public company boards. Employee directors are limited to the Company’s Board plus two other public company boards.
PROCESS FOR IDENTIFYING CANDIDATES
The Nominating and Corporate Governance Committee seeks to identify potential candidates for membership on the Company’s Board through conversations with members of the Board, senior management and other leaders of the communities served by the Company.
The Nominating and Corporate Governance Committee also considers nominees proposed by the Company’s shareholders in accordance with the provisions contained in the Company’s Bylaws. The Nominating and Corporate Governance Committee considers candidates recommended by the Company’s shareholders within the context of the criteria and procedures described in the Nominee Procedures and under the “Director Qualifications” and “Evaluation of Candidates” sections of this proxy statement. Under the Company’s Bylaws, any shareholder may nominate a person for election to the Company’s Board at an annual meeting of shareholders or special meeting of shareholders called for the purpose of electing directors by providing timely notice of such nomination to the Secretary of the Company. Generally, to be timely, the written notice must be received by the Secretary within the following time periods:
•in the case of an annual meeting, no earlier than 5:00 p.m. central time on the 120th day and no later than 5:00 p.m. central time on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if (A) the annual meeting is more than 30 days before or 60 days after such anniversary date, or (B) no annual meeting was held during the preceding year, to be timely the shareholder notice must be received no later than 5:00 p.m. central time on the tenth day after the day on which notice of the date of the meeting was given or public announcement of the date of such meeting is first made, whichever occurs first; and
•in the case of a nomination of a person or persons for election to the Board of Directors at a special meeting of the shareholders called for the purpose of electing directors, no earlier than 5:00 p.m. central time on the 120th day before such special meeting and no later than 5:00 p.m. central time on the 90th day before such special meeting or, if later, 5:00 p.m. central time on the tenth day after the day on which public announcement of the date of such meeting is first made.
In addition to timely notifying the Company of a proposed nominee, a shareholder must also provide the Company with certain information including information regarding the nominee and the shareholder proposing the nominee within the time periods outlined in the Company’s Bylaws. The foregoing is a summary of the requirements for shareholders to nominate persons for election to the Board of Directors, which requirements are set out fully in the Company’s Bylaws and the foregoing description is qualified by reference to the full text of the Company's Bylaws. You should consult the Company's Bylaws, which you can access by viewing the Company's Annual Report on Form 10-K which is filed with the Securities and Exchange Commission, for more detailed information regarding the processes by which shareholders may nominate directors, including the specific requirements regarding the content of the written notices and other related requirements. The Board will not entertain any nominations that do not comply with these requirements.

16	Pinnacle Financial Partners, Inc.

Environmental, Social and Corporate Governance
EVALUATION OF CANDIDATES
The Nominating and Corporate Governance Committee will consider all candidates for initial election to the Board nominated through the processes described above in accordance with the procedures described under this “Evaluation of Candidates” section. The chair of the Nominating and Corporate Governance Committee will preliminarily assess a candidate’s qualifications and suitability, working with staff support and seeking input from the Board, and report such assessment as promptly as practicable to the Nominating and Corporate Governance Committee members. When feasible, the chair of the Nominating and Corporate Governance Committee will interview candidates whom the chair believes are likely to meet the criteria for Board membership as part of the preliminary assessment process. The report may be made to the Nominating and Corporate Governance Committee at a meeting of the committee or informally to each committee member between meetings.
If it is the consensus of the Nominating and Corporate Governance Committee that a candidate is likely to meet the criteria for Board membership, the chair of the Nominating and Corporate Governance Committee, acting with the participation of the Company’s Chief Executive Officer and Chairman of the Board, will advise the candidate of the Committee’s preliminary interest and, if the candidate expresses sufficient reciprocal interest, with the assistance of the Company’s corporate secretary’s office, will arrange interviews of the candidate with one or more members of the Nominating and Corporate Governance Committee and senior management of the Company, and request such additional information from the candidate as the Committee deems appropriate. The Nominating and Corporate Governance Committee of the Company will consider the candidate’s qualifications, including the individual’s background, skills and abilities, whether such characteristics are consistent with the Company’s Corporate Governance Guidelines and the qualifications set forth in the Nominee Procedures and whether the candidate’s qualifications and characteristics fulfill the needs of the Board at that time. The Nominating and Corporate Governance Committee will then confer and reach a collective assessment as to the qualifications and suitability of the candidate for membership on the Company’s Board. On the basis of its assessment, the Nominating and Corporate Governance Committee will formally consider whether to recommend the candidate’s nomination for election to the Board.
As of March 11, 2024, there are no open board seats for which the evaluation of potential candidates by the Nominating and Corporate Governance Committee is required. The Nominating and Corporate Governance Committee, if they were tasked with filling an open seat on the Company’s Board, would likely look to expand the racial and/or gender diversity of the Board of Directors. Additionally, the Nominating and Corporate Governance Committee would likely look for an individual with a skill set that would include some or all of the following qualifications; prior public company leadership experience, information technology (particularly cybersecurity) experience or a resident in an metropolitan area not currently represented by any member of the Board of Directors.
BOARD LEADERSHIP STRUCTURE
Neither the Corporate Governance Guidelines nor any policy of the Board requires that the role of the Chairman and Chief Executive Officer be separate. Robert A. McCabe, Jr., who is also an employee of the Company, is the Chairman of the Board and has been the Chairman of the Board since the Company’s formation. M. Terry Turner currently serves as a director and as the Company’s President and Chief Executive Officer and has also held these positions since the Company’s formation. Additionally, pursuant to the Company’s Corporate Governance Guidelines, the Board elects a Lead Director who shall preside over periodic meetings of all independent directors and is customarily the Chair of the Nominating and Corporate Governance Committee. The Lead Director’s responsibilities include, among other things, supporting the President and Chief Executive Officer in developing the agenda for Board meetings and in serving as a conduit for information flow between management and the non-employee members of the Board. The Lead Director chairs executive sessions of the independent directors at which neither the Chairman nor the President and Chief Executive Officer are present.
The Board currently has seven committees, which are the Executive Committee, the Audit Committee, the Community Affairs Committee, the Human Resources and Compensation Committee, the Nominating and Corporate Governance Committee, the Risk Committee and the Climate Sustainability Committee, all of which are discussed in more detail below. Certain directors also serve on a Bank board committee, the Trust Committee, which assists the board of the Bank in monitoring certain Bank trust operations. There is also a Directors’ Loan Committee, which, should certain asset quality thresholds be exceeded, will assist the Board in monitoring management’s efforts to improve the soundness of Pinnacle Bank. Because the asset quality thresholds of the Company are better than the amounts required for the Directors’ Loan Committee to convene, this committee did not meet in 2023 and has not met since 2011.
The Audit Committee, the Human Resources and Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee are composed entirely of independent directors within the meaning of that term in the Nasdaq Listing Rules and the rules and regulations of the SEC. All of the voting members of the Climate Sustainability Committee are similarly independent.

2024 Proxy Statement	17

Environmental, Social and Corporate Governance
The Company believes that its current leadership structure is appropriate for the Company in that it provides an efficient decision making process with proper independent oversight. The Company’s Chairman, Robert A. McCabe, Jr., is highly involved in the day to day operations of the Company. His responsibilities include but are not limited to:
•Serving as the lead business development officer for commercial clients and affluent consumers within the Company’s Tennessee markets.
•Direct responsibility for the strategic direction of the various fee businesses of the Company, including wealth management, investment services, trust and insurance services.
•Serving as chairman of the Company’s asset liability management committee.
Likewise, the Company’s President and Chief Executive Officer, M. Terry Turner, is chairman of the Board’s Executive Committee and is also charged with overseeing day to day operations of the Company. His responsibilities include but are not limited to:
•Direct responsibility for the overall strategic direction of the Company.
•Providing leadership to the Company’s various communication channels both internal and external, including media and investor relations.
•Serving as chairman of the Company’s Leadership Team and Senior Leadership Team.
Messrs. McCabe and Turner each own a significant amount of Company Common Stock with Mr. McCabe beneficially owning 444,485 shares and Mr. Turner beneficially owning 313,406 shares, in each case as of the Record Date. Collectively, the Board of Directors and executive officers of the Company beneficially owned 1,444,115 shares of Common Stock as of the Record Date.
Although people actively employed by the Company provide the primary source of day to day leadership, their actions are still subject to the oversight of the independent Board members and its committees. Pursuant to our Corporate Governance Guidelines, our independent directors are required to meet at least twice a year (and for 2023, met three times) under the leadership of the Lead Director. Additionally, the Executive Committee, two-thirds of the members of which currently consist of independent directors, meets at least twice per quarter while the Risk Committee, which is composed entirely of independent directors, meets on a quarterly basis. Finally, 77 percent of the Board is independent and given the independence of the members of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Risk Committee and Climate Sustainability Committee, the Company believes that its leadership structure encourages a strong leadership platform with an appropriate amount of independent oversight.

18	Pinnacle Financial Partners, Inc.

Environmental, Social and Corporate Governance
RISK OVERSIGHT
The Company places great emphasis on risk oversight beginning with its Board of Directors. The Board and members of senior management have identified the following major categories of risk: capital risk, liquidity risk, credit risk, market risk, strategic risk, reputational risk, information security risk, information technology risk, climate sustainability risk, BSA/AML/OFAC risk, other compliance risk, asset liability management risk, HR employment practices risk and non-bank activities risk. The flow of risk oversight at the Company is as follows:

BOARD OF DIRECTORS

•The Board is responsible for providing oversight of the Company's risk management processes and in doing so seeks to achieve an appropriate balance between risk and return.
•In its oversight role of our risk management function, the Board, acting principally, but not exclusively, through a Risk Committee of the Board, which is comprised solely of independent directors, focuses on the strategies, analyses and conclusions of management relating to identifying, understanding and managing risks so as to seek to optimize total shareholder return, while balancing prudent business and safety and soundness considerations.

BOARD COMMITTEES

RISK COMMITTEE
•The Risk Committee fulfills the overarching oversight role for the risk management process, including approving risk appetite and tolerance levels, risk policies and limits, monitoring key and emerging risks, and reviewing risk assessment results.
•In carrying out its responsibilities, the Risk Committee works closely with the Company's Chief Risk Officer and other members of the Company's senior risk management team.
•The Risk Committee meets at least quarterly with the Chief Risk Officer and other members of management and receives a comprehensive report on risk management, including management's assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures.
•The Risk Committee periodically reports on risk management to the full Board.
HUMAN RESOURCES AND COMPENSATION COMMITTEE The Human Resources and Compensation Committee considers the risks that may be implicated by our executive compensation programs.

AUDIT COMMITTEE The Audit Committee takes into account risk assessment in its review of the Company's internal and external audit programs.

CLIMATE SUSTAINABILITY COMMITTEE The Climate Sustainability Committee takes into account risk assessment in its review of the Company's activities around climate and sustainability risk management.

COMMUNITY AFFAIRS COMMITTEE
The Community Affairs Committee takes into account risk assessment in its review of the Company's community development and reinvestment programs while also monitoring the Bank's regulatory compliance risk in certain areas.

MANAGEMENT

While our Board and certain of its committees seek to monitor and exercise oversight over our risk management processes, our associates, whether they are on the front lines dealing with clients on a daily basis or in more dedicated risk oversight roles like those in our enterprise-wide risk management or internal audit groups, are tasked with operating our bank within our risk tolerances. We separate out our associates into three lines of defense. These lines and their responsibilities around managing our risk tolerances are as follows:

LINE 1
•Represents management, including the Chief Executive Officer, Chief Financial Officer and Chief Credit Officer. Executes day-to-day operation of the business including the management of key areas of risk as noted above.

LINE 2 •Represents the Enterprise-wide risk management function including the Chief Risk Officer. Provides expertise, support, monitoring and challenge on risk-related matters involving the Company.

LINE 3
•Represents the internal audit function and is led by the Chief Audit Executive, who reports to our Audit Committee chairman. Provides independent and objective assurance and advice on all matters related to the achievement of the risk objectives of the Company.

We further discuss our risk management approach in the Risk Management section of Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

2024 Proxy Statement	19

Environmental, Social and Corporate Governance
For a discussion of the Compensation Committee’s review of the Company’s senior executive officer compensation plans and employee compensation plans and the risks associated with these plans, see “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis” of this proxy statement.
CODE OF CONDUCT
The Company has a Code of Conduct that applies to the Company’s associates and directors. The purpose of the Code of Conduct is, among other things, to provide written standards that are reasonably designed to deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Conduct; and accountability for adherence to the Code of Conduct. Each director and associate is required to read and certify annually that he or she has read, understands and will comply with the Code of Conduct.
Under the Sarbanes-Oxley Act of 2002 and the SEC’s related rules, the Company is required to disclose whether it has adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company’s Chief Executive Officer and senior financial officers are bound by the Company’s Code of Conduct which contains provisions consistent with the SEC’s description of a Code of Ethics.
A copy of the Company’s Code of Conduct can be obtained by clicking on the “Governance Documents” link in the “Investor Relations” section under the “About Pinnacle” tab of the Company’s website at www.pnfp.com. The Company intends to disclose any amendments to, or waivers from, the Code of Conduct with respect to its directors and officers that are required to be disclosed in accordance with the rules and regulations of the SEC and the Nasdaq Stock Market. If such disclosure is made on the Company’s website it will be located in the “Investor Relations” section of the Company’s website at www.pnfp.com.
BOARD MEMBER ATTENDANCE AT ANNUAL MEETING
The Company encourages each member of the Board to attend the Meeting. All of the Company’s current directors who served on the Board at that time attended the 2023 annual meeting of shareholders which was held in person at the Company's headquarters.

20	Pinnacle Financial Partners, Inc.

PROPOSAL 1 ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board shall consist of not less than five (5) nor more than twenty-five (25) directors. The terms for all of the Company’s incumbent directors expire at the Meeting. Each of the Nominating and Corporate Governance Committee and the Board has determined that all eligible candidates, with the exception of M. Terry Turner, Robert A. McCabe, Jr. and Richard D. Callicutt, II, qualify as independent under the Nasdaq Listing Rules requiring that a majority of the Board meet required independence criteria. Directors are elected until their respective successors are duly elected and qualified. Directors elected by the Board to fill board vacancies are required to stand for election by the shareholders at the next annual meeting following their election. The nomination of each of the nominees has been approved by the Nominating and Corporate Governance Committee.
Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby “FOR” each of the nominees as listed. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unavailable or unwilling to serve, if such an event should occur, it is intended that shares represented by proxies will be voted for substitute nominee(s) as selected by the Board or, alternatively, the Board may vote to reduce the size of the Board.
All of the Company’s directors also currently serve as directors of the Bank and are expected to continue so serving following the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSED DIRECTOR NOMINEES.

2024 Proxy Statement	21

Proposal 1 Election of Directors
NOMINEES FOR ELECTION TO THE BOARD
The biographies of each of our Board nominees appearing below contain information, as required by SEC regulations, regarding the person’s service as a director, business experience, service currently or at any time during the last five years on the boards of other companies that are SEC registered public companies, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company.

ABNEY S. BOXLEY, III (66)	LEAD INDEPENDENT DIRECTOR FROM MARCH 1, 2024 DIRECTOR SINCE JUNE 16, 2017

Since December 2021, Mr. Boxley has served as Chairman of Boxley Ready Mix, a ready mix concrete manufacturer. From October 2018 to December 2020, Mr. Boxley served as East Region President of Summit Materials, Inc., a SEC-registered public construction materials company. From January 2021 through December 2021, Mr. Boxley served as Executive Vice President of Summit Materials. From 1988 to October 2018, Mr. Boxley served as president and chief executive officer of Boxley Materials Company, a construction materials producer. In these positions, Mr. Boxley gained extensive financial management, governance, and strategic analysis experience and has been involved in numerous merger and acquisition activities. His recent experience includes service on two audit committees as well as board oversight in a broad range of business and cultural organizations. Mr. Boxley was a founding director of Valley Financial Corporation (“Valley”), a SEC registered public bank holding company, and Valley Bank, which BNC Bancorp (“BNC”) acquired in July 2015, and served as chairman of the Valley board and chairman of that board’s executive committee.
Mr. Boxley served as a director of BNC, a SEC registered public bank holding company from July 2015 until June 16, 2017, when the Company acquired BNC. Mr. Boxley has also served as a director of the following entities during the past five years: Carilion Clinic, the Business Council, Roanoke Regional Partnership, the Roanoke Valley Development Foundation, the Virginia Western Community College Educational Foundation and Go Virginia Regional Council, none of which are SEC registered public companies. Since 1994, Mr. Boxley has served on the board of directors of RGC Resources, Inc., a SEC registered public natural gas company, where he serves on the audit committee and the compensation committee, and since March 2018 has served on the board of directors of Insteel Industries, Inc., a SEC registered public steel wire manufacturing company, where he is currently serving as the nominating and governance committee chair. He received his B.A. in Economics from Washington and Lee University and his M.B.A. from the University of Virginia.
Mr. Boxley’s deep understanding of mergers and acquisitions, business development, public company processes and institutional knowledge of the financial services sector make him a valuable member of the Board. As a Virginia native and resident, he also provides the Board with important knowledge of a principal geographic market for the Company.

CHARLES E. BROCK (59)	DIRECTOR SINCE JULY 31, 2015

Mr. Brock is the CEO of Brock Partnerships, LLC, which provides consulting services and investment capital for small to medium sized firms in the Southeast. He also serves as the interim CEO for the Chattanooga Quantum Collaborative, a 501c3 formed to optimize economic and community benefits from the city's commercially available quantum network. From January 2013 until September 2018, Mr. Brock served as chief executive officer of Launch Tennessee, a state-wide initiative to harness innovation, capital and the entrepreneurial spirit to make Tennessee the best place in the Southeast to start a business. Additionally, he is a founding partner of Chattanooga Renaissance Fund, Chattanooga’s first angel capital group committed to helping fund and mentor startup companies in the region. In 1998, Mr. Brock co-founded Foxmark Media, serving as CEO and growing it into one of the nation’s leading mall advertising companies before selling the company in 2006 to Australian based EYE Corp. Prior to starting Foxmark. Mr. Brock was an organizer and director of CapitalMark Bank & Trust in Chattanooga, which the Company acquired in July 2015. Mr. Brock currently serves on the boards of the Community Foundation of Chattanooga, The Benwood Foundation, the Hunter Museum and Outreach Haiti. Mr. Brock earned his bachelor’s degree from the University of the South, where he is a former member of the Board of Trustees. He is a director of Dixie Group, Inc., an SEC-registered public company that manufactures and sells carpets, rugs and hard surface flooring.
Mr. Brock’s extensive and ongoing experience with entrepreneurs and venture capital groups provides the Board with exceptional insight and opportunities for the Company’s primary market of small to medium-sized business and financially successful individuals. As a Chattanooga native and resident, he also provides the Board with important knowledge of a principal geographic market for the Company.

22	Pinnacle Financial Partners, Inc.

Proposal 1 Election of Directors

RENDA J. BURKHART (69)	DIRECTOR SINCE JUNE 17, 2015

Since June 2022, Ms. Burkhart has served as Private Client Partner of FORVIS. From September 2021 to June 2022 she served as Managing Partner of Family Office Division of Dixon Hughes Goodman LLP. Previously, Ms. Burkhart was the founder, and from 1982 until it joined Dixon Hughes Goodman LLP in September 2021, President of Burkhart & Company, P.C., a Knoxville-based certified public accounting firm that offered financial, accounting and tax consulting services to entrepreneurs and high net worth families. Ms. Burkhart also co-founded Concorde Technologies, Inc., which provided integration of information system technologies and software solutions in specialized commercial environments. She was that company’s president through 1996. Before becoming an entrepreneur, Ms. Burkhart worked in the tax division of a large accounting firm. Ms. Burkhart has served on numerous boards of public and private foundations, non-profit organizations and closely held businesses. She currently chairs the board of University Health Systems a tertiary healthcare system serving a 22 country region. Ms. Burkhart is a Certified Public Accountant and member of the American Institute of CPAs. She earned her bachelor’s degree from the University of Tennessee.
Ms. Burkhart provides the Board with valuable insight into the Knoxville business and individual markets, and her accounting experience and expertise provide strong support to the Executive, Risk, Audit and Trust Committees of the Board of the Company and the Bank. She remains an active member of the community and networks nationally among businesses serving high net worth families. Through her numerous community and professional activities, she has insight into financial markets including banking, investment management, trust and risk management.

GREGORY L. BURNS (69)	DIRECTOR SINCE JUNE 17, 2001

Mr. Burns is President of Gregory Burns Consulting Group, LLC. Previously he was founder, president and chief executive officer of NeighborMD Management, LLC, a developer and operator of NeighborMD Urgent Care centers, which was started in 2010 and was acquired by Urgent Care Enterprises, a joint venture between Tri-Star Health and Care Spot Express Healthcare on April 12, 2013. Prior to his retirement on February 12, 2009, Mr. Burns served as chairman of the board and chief executive officer for O’Charley’s Inc., then a SEC registered public restaurant company, headquartered in Nashville, Tennessee. Mr. Burns joined O’Charley’s in 1983 as controller, and later held the positions of executive vice president, chief financial officer and president before becoming chief executive officer in February, 1994. Prior to joining O’Charley’s, he served as chief financial officer for the Nashville Banner Publishing Company, a newspaper publisher, and a senior accountant for Price Waterhouse.
Mr. Burns currently serves on the Advisory Board of the University of Kentucky Gatton School of Business and in 2021 retired from his position on the board of the Nashville Public Education Foundation where he was past chairman and served for twenty years. His other civic activities have included serving as chair and board member of the Nashville Chapter of the American Cancer Society and the Nashville Sports Council, the board of The Dan and Margaret Maddox charitable fund, and as a board member of the Nashville Ballet, the Music City Bowl, the Vanderbilt Ingram Cancer Center, the Nashville Area Red Cross and the Nashville Symphony. Mr. Burns was also inducted into the University of Kentucky Gatton College of Business and Economics Alumni Hall of Fame in 2000.
Mr. Burns has extensive business experience having served as first the chief financial officer, and then the chairman and chief executive officer of O’Charleys Inc., which at that time was a SEC registered public restaurant company. He has a broad understanding of the financial, operational and strategic issues facing public companies and his accounting and financial expertise add to his qualifications. Mr. Burns has been designated as an “audit committee financial expert” by the Board.

RICHARD D. CALLICUTT, II (65)	DIRECTOR SINCE JUNE 16, 2017

Mr. Callicutt serves as Chairman of the Carolinas and Virginia of the Company and the Bank. Mr. Callicutt served as the president and chief executive officer of BNC from June 2013 until June 16, 2017 when the Company acquired BNC. He was employed by Bank of North Carolina, BNC’s banking subsidiary, from 1991 until June 16, 2017, serving as its president and chief executive officer from June 2013 to June 16, 2017, and BNC from its organization in 2002 until June 16, 2017. He also served as a director of BNC and Bank of North Carolina from 2003 until June 16, 2017. Mr. Callicutt currently serves on the Board of Trustees of High Point University, and as a Board member of the North Carolina Chamber of Commerce.
Mr. Callicutt earned a B.S. degree from High Point University and he has over 30 years of banking experience. The Board believes that Mr. Callicutt’s extensive executive experience and deep institutional knowledge of all operational aspects of BNC’s business prior to its merger with the Company and his day-to-day experiences serving as the Company’s Chairman of the Carolinas and Virginia make him a valuable contributor to the Board.

2024 Proxy Statement	23

Proposal 1 Election of Directors

THOMAS C. FARNSWORTH, III (57)	DIRECTOR SINCE SEPTEMBER 1, 2015

Mr. Farnsworth has spent his entire business career at Farnsworth Investment Company - a real estate development firm - and is its president and owner. Mr. Farnsworth is involved in the development of Harmony Reserve, an active retirement community in Vero Beach, FL. In addition to serving on the Board, Mr. Farnsworth serves on the board as a legacy member of the Assisi Foundation of Memphis, and is its vice-chairman, and recently served Chairman of the board of the Memphis Zoo, Inc. He earned a bachelor’s degree in economics from Southern Methodist University.
Mr. Farnsworth served as a director of Magna Bank from 2004 until its merger with Pinnacle Bank on September 1, 2015.
Mr. Farnsworth’s business experience provides valuable knowledge regarding commercial real estate activities and insight into the Memphis business market.

JOSEPH C. GALANTE (74)	DIRECTOR SINCE JULY 5, 2016

Mr. Galante was chairman of Sony Music from January 1995, until he stepped down in July 2010. He helped launch the careers of Alabama, Clint Black, Kenny Chesney, Sara Evans, Dave Matthews, Wu Tang Clan, SWV, The Judds, Lonestar, Martina McBride, K.T. Oslin, Kellie Pickler, Carrie Underwood, Keith Whitley, Chris Young and many more. His leadership bolstered the careers of such superstars as Brooks & Dunn, Alan Jackson, Miranda Lambert and Brad Paisley. Mr. Galante served as a director of Avenue Financial Holdings, Inc. ("Avenue") from 2006 to July 1, 2016, when the Company acquired Avenue. In 2022, Mr. Galante was inducted into the Country Music Hall of Fame.
Mr. Galante serves on the boards of the Country Music Association, CMA Foundation, Fishbowl Spirits and, since September 2018, Cumberland Pharmaceuticals Inc., a SEC registered public pharmaceutical company. He is currently a mentor in residence at the Entrepreneur Center in Nashville.
Mr. Galante’s extensive experience and contacts in the music industry, and his involvement and support in the entrepreneurial development in the Nashville community, make him a valuable member of the Board.

GLENDA BASKIN GLOVER (71)	DIRECTOR SINCE DECEMBER 1, 2013

Dr. Glover is a certified public accountant and an attorney. She has served as president of Tennessee State University since January 2013. From 1994 to 2012, Dr. Glover was the Dean of the College of Business at Jackson State University in Jackson, Miss., where she led the College of Business throughout the accreditation process and spearheaded the implementation of the nation’s first Ph.D. in business at a historically black college and university.
Her other previous roles include serving as chairperson of the Department of Accounting at Howard University, chief financial officer of an engineering firm, tax manager at a major public utility company and accountant with a Big-Four CPA firm.
Dr. Glover has previously served as a corporate board member of three other SEC registered public corporations: Citigroup-Student Loan Corporation, American Learning Corporation and First Guaranty Bancshares. She served as either chair of the audit committee or as a financial expert on each board. From July 2018 to July 2022, Dr. Glover served as International President of Alpha Kappa Alpha Sorority, Incorporated.
She earned her bachelor’s degree from Tennessee State University, an MBA from Clark Atlanta University and completed her doctorate in business at George Washington University. She later completed her law degree from Georgetown University.
Dr. Glover’s experience as a director of other publicly held companies, including other financial institutions, her deep expertise on accounting and corporate governance matters, and her relationships with other leaders in the higher education and African-American communities make her a valuable contributor to the Board.

DAVID B. INGRAM (61)	DIRECTOR SINCE JULY 5, 2016

Since 1996, Mr. Ingram has served in a variety of positions at Ingram Entertainment Inc., including as chairman and CEO. The company was previously the nation's largest distributor of DVDs and video games, but is currently winding down operations due to changes in technology in the delivery of these products. Mr. Ingram also served as chairman of DBI Beverage Inc., an operator of beverage distributorships in nine major markets in California, since he founded that company in February 2002. On September 13, 2019, Mr. Ingram sold DBI Beverage Inc., which was then the second largest beer distributor in the state of California.
Mr. Ingram served as a director of Avenue, a SEC registered public bank holding company, from 2006 to July 1, 2016, when the Company acquired Avenue.
Prior to these roles, he served as assistant to the treasurer of Ingram Industries Inc. and as a development officer at Duke University. Mr. Ingram is a past board chairman for Montgomery Bell Academy. He is currently chairman of the Vanderbilt Owen Graduate School of Management Board of Visitors and president of The Golf Club of Tennessee.
Mr. Ingram’s leadership experience and business contacts in the Nashville community make him a valuable member of the Board.

24	Pinnacle Financial Partners, Inc.

Proposal 1 Election of Directors

DECOSTA E. JENKINS (68)	DIRECTOR SINCE MARCH 1, 2021

Mr. Jenkins is the former president and CEO of Nashville Electric Service (NES), one of the largest public utilities in the United States, from which he retired on June 1, 2022. He joined NES in 1991, serving as a senior vice president and chief financial officer before being appointed to the CEO post in 2004. Prior to that, he spent 11 years at Deloitte working in the audit department for private and public companies.
Mr. Jenkins is a certified public accountant and earned an accounting degree from the University of Tennessee. Mr. Jenkins serves on the board of Blue Cross Blue Shield of Tennessee and is a member of the board of directors for i3 Verticals, Inc a SEC-registered public company. In addition, he is a member of the Board of Trustees of the University of Tennessee. He is the former Chair of the board of the American Public Power Association (APPA), and former chairman of the Community Foundation of Middle Tennessee and serves as a member of the Trustees Council for the Community Foundation of Middle Tennessee. Prior to his retirement he served on several local, regional, and national committees addressing civic, energy, and climate issues including the APPA CEO Climate Change and Generation Policy Task Force, and the Tennessee Valley Authority's Customer Planning Council.
Mr. Jenkins is a prominent civic and business leaders within the Nashville, TN community with deep financial and operational expertise and experience and the Company believes his knowledge, expertise and experience and long history of community involvement as well as his background in accounting makes him a valuable member of our Board. Mr. Jenkins has been designated as an "audit committee financial expert" by the Board.

ROBERT A. MCCABE, JR. (73)	DIRECTOR SINCE FEBRUARY 28, 2000

Mr. McCabe is one of the founders of the Company and an organizer of the Bank. Mr. McCabe serves as Chairman of the Board of the Company and the Bank, positions he has held since the formation of the Company and the Bank. He began his banking career with the former Park National Bank of Knoxville, Tennessee, as an officer trainee in 1976 following four years of military service. From 1976 to 1984, Mr. McCabe held various positions with Park National Bank in Knoxville, including senior vice president, until the acquisition of Park National by First American National Bank in 1985. Mr. McCabe joined First American as an executive vice president of the retail bank of First American National Bank of Nashville, a position he held until 1987 when First American promoted him to president and chief operating officer of the First American Bank of Knoxville. In 1989, Mr. McCabe was given added responsibility by being named president and chief operating officer for First American’s east Tennessee region. Mr. McCabe continued in that position until 1991, when First American selected him as president of First American’s Corporate Banking division, and shortly thereafter, as president of its General Banking division. In 1994, First American appointed Mr. McCabe as a vice chairman of First American Corporation. In March 1999, Mr. McCabe was appointed by First American to manage all banking and non-banking operations, a position he held until First American’s merger with AmSouth Bancorporation in October 1999.
Mr. McCabe also serves as a director of NES, a municipal electric distribution company and as a director of National Health Investors of Murfreesboro, Tennessee, a SEC-registered public healthcare real estate investment company. Mr. McCabe was also a director of Goldleaf Financial Solutions, Inc., a SEC-registered public company that was a provider of financial products to community banks, from 2002 until its sale in 2009. He was also a director of SSC Services of Knoxville, Tennessee which was sold in 2010.
Mr. McCabe has been active in various civic organizations within his community, including Leadership Knoxville and Leadership Nashville. He is a member of the World President’s Organization, Chief Executives Organization, served as the Chairman of the Board of Trustees of The Ensworth School and Cheekwood Botanical Gardens and Museum of Art. He is also a past chairman of the Middle Tennessee Boy Scout Council, The Nashville Symphony and the Nashville Downtown Partnership. Mr. McCabe is also a past chairman of the Nashville Area Chamber of Commerce.
Mr. McCabe’s extensive banking and business development experience and his experience managing the day- to-day operations of all Tennessee banking operations, and company-wide programs for wealth management, capital markets and corporate services provide the Board with knowledge and insight into the Company’s operations. Additionally, his active involvement with the Company since its inception provides the Board with invaluable institutional knowledge and a comprehensive understanding of the Company’s mission.

2024 Proxy Statement	25

Proposal 1 Election of Directors

G. KENNEDY THOMPSON (73)	DIRECTOR SINCE JUNE 16, 2017

Mr. Thompson served as a principal of Aquiline Capital Partners LLC, a New York based financial services private equity firm, from 2009 until April, 2019, when he retired. Mr. Thompson was president and chief executive officer of Wachovia Corporation (“Wachovia”) from 1999 to 2008. He worked at Wachovia and First Union Corporation for 32 years. Mr. Thompson served in numerous industry leadership positions, including chairman of The Clearing House, chairman of The Financial Services Roundtable, chairman of the Financial Services Forum, and president of the International Monetary Conference. He served on the Federal Advisory Council of the Federal Reserve Board for three years and was president in 2007. Mr. Thompson served on the board of Hewlett-Packard Company, a SEC-registered public technology company, from 2006 until May 24, 2013, and Carolinas Healthcare System. Mr. Thompson currently serves on the boards of Lending Tree, Inc. and Insteel Industries, Inc., both of which are SEC-registered public companies.
Mr. Thompson received a B.A. from the University of North Carolina at Chapel Hill and an M.B.A. from Wake Forest University. The Board believes that Mr. Thompson’s expertise in analyzing companies in the financial services industry and extensive knowledge of the Company’s industry and its competition and his involvement in community activities in his home state of North Carolina make him a valuable member of the Board.

M. TERRY TURNER (69)	DIRECTOR SINCE FEBRUARY 28, 2000

Mr. Turner was one of the founders of the Company and an organizer of the Bank. Mr. Turner is President and Chief Executive Officer of the Company and the Bank, positions he has held since the Company’s and Bank’s organization. Mr. Turner is a graduate of the Georgia Institute of Technology where he received his bachelor’s degree in Industrial Management in 1976. Following his graduation, Mr. Turner worked for Arthur Andersen & Company as a consultant in Atlanta, Georgia, and joined one of his clients, Park National Bank, Knoxville, Tennessee in 1979 where he held various management positions. In 1985, Mr. Turner joined First American National Bank, Nashville, Tennessee, as a result of its acquisition of Park National Bank. Mr. Turner served from January 1994 until November 1998 as President of the General Bank of First American National Bank. From November 1998 until October 1999, he served as President of the Investment Services Group of First American Corporation. Mr. Turner’s banking career at First American in Nashville covered 14 years, and entailed executive level responsibilities for almost all aspects of its banking, trust, and investment operations.
During Mr. Turner’s tenure in Nashville, he has served as chairman of the board of the Nashville Sports Council, chairman of the board of trustees for Brentwood Academy, advisory board chairman for the Salvation Army, vice chairman for the Southern Baptist Foundation, member of the board of trustees of Belmont University, member of the Federal Reserve Bank of Atlanta (Nashville branch), and a member of the board of governors of the Nashville Chamber of Commerce. Mr. Turner is an active member of the Chief Executive’s Organization and the World President’s Organization. He is also a member of numerous local clubs and organizations including Leadership Nashville.
Mr. Turner’s extensive banking experience and his experience managing the day to day operations of the Company’s business provide the Board with knowledge and insight into the Company’s operations. Additionally, his active involvement with the Company since its inception provides the Board with invaluable institutional knowledge and a comprehensive understanding of the Company’s mission.

26	Pinnacle Financial Partners, Inc.

Proposal 1 Election of Directors
Meetings and Committees of the Board
During the fiscal year ended December 31, 2023, the Company’s Board held six meetings. The Company’s governance guidelines require all incumbent directors to attend at least 75% of the total number of meetings of the Company’s Board and committees of the Board on which he or she serves in the year prior to their election in order for the Nominating and Corporate Governance Committee to re-nominate them to their Board seat. All incumbent directors attended either in-person or virtually at least 75% of the total number of meetings of the Company’s Board and committees of the Board on which he or she served during the time period when the director was a member of the Board in 2023.
In accordance with the Company’s Corporate Governance Guidelines or the Company's Bylaws, the Company’s or the Bank’s Board has established the currently active committees described below. As of March 1, 2024, the members of each committee are the same for the Company and the Bank and were as identified below:

	AUDIT COMMITTEE	CLIMATE SUSTAINABILITY COMMITTEE	COMMUNITY AFFAIRS COMMITTEE	HUMAN RESOURCES & COMPENSATION COMMITTEE	NOMINATING & CORPORATE GOVERNANCE COMMITTEE	TRUST COMMITTEE	RISK COMMITTEE	EXECUTIVE COMMITTEE
Abney S. Boxley, III (Lead Independent Director)
Charles E. Brock
Renda J. Burkhart
Gregory L. Burns
Richard D. Callicutt II
Thomas C. Farnsworth, III
Joseph Galante
Glenda Baskin Glover
David B. Ingram
Decosta E. Jenkins
Robert A. McCabe, Jr. (Board Chair)
G. Kennedy Thompson
M. Terry Turner

MEMBER	CHAIRMAN

2024 Proxy Statement	27

Proposal 1 Election of Directors

EXECUTIVE COMMITTEE				MEETINGS IN 2023: 12

MEMBERS:

	M. Terry Turner (Chair)	Abney S. Boxley, III	Renda J. Burkhart	Gregory L. Burns	Richard D. Callicutt II

	Thomas C. Farnsworth, III	Joseph Galante	Glenda Baskin Glover	Decosta E. Jenkins	Robert A. McCabe, Jr.

Under the Company’s Bylaws, the Executive Committee may exercise all authority of the Board in the intervals between Board meetings, except for certain matters. The Executive Committee’s responsibilities are set forth in a written charter that has been adopted by the Board, a copy of which is available by clicking on the “Governance Documents” link under the “Investor Relations” section of the “About Pinnacle” tab on the Company’s website at www.pnfp.com.
[ROLES AND RESPONSIBILITIES]
The Executive Committee is responsible for:
•Overseeing the operations of the Bank between Board meetings;
•Approving, or recommending to the Board for the Board’s approval, all major policies and procedures pertaining to loan policy.
•Additionally, the Executive Committee has the overall responsibility for asset liability management strategy of the Company and the Bank.
•Additionally, the independent members of the Executive Committee are responsible for recommending to the full Board the nominees for membership on the Company’s Nominating and Corporate Governance Committee.

28	Pinnacle Financial Partners, Inc.

Proposal 1 Election of Directors

RISK COMMITTEE				MEETINGS IN 2023: 4

MEMBERS:

	Gregory L. Burns (Chair)	Abney S. Boxley, III	Renda J. Burkhart	Thomas C. Farnsworth, III	Joseph Galante

	Glenda Baskin Glover	Decosta E. Jenkins

The Risk Committee was formed for the purpose of assisting the Board in its general oversight of the Company’s risk management processes and is responsible for an integrated effort to identify, assess and manage or mitigate material risks facing the Company, including credit, liquidity, strategic, operational, compliance, reputational, capital, cybersecurity and certain other risks. The Risk Committee’s responsibilities are set forth in a written charter that has been adopted by the Board, a copy of which is available by clicking on the “Governance Documents” link under the “Investor Relations” section of the “About Pinnacle” tab on the Company’s website at www.pnfp.com.
[ROLES AND RESPONSIBILITIES]
The primary functions of the Risk Committee consist of:
•Monitoring and reviewing the Company’s enterprise-wide risk management processes, strategies, policies and practices;
•Reviewing risks related to non-bank activities, information security and cybersecurity, legal and compliance, human resources, operations, and other emerging risks;
•Evaluating the adequacy of the Company’s risk management functions and related remediation plans; and
•Making recommendations to the Board as the Board seeks to effectively manage risks and address identified risk management deficiencies.
The Risk Committee’s charter provides that the committee shall consist of no fewer than three non-management members of the Board that meet any requirements subsequently established under the Dodd-Frank Act, as amended, and the rules of the Federal Reserve Board promulgated thereunder. All members of the Risk Committee satisfy this requirement and are also independent within the Nasdaq Listing Rules and the rules and regulations of the SEC.

2024 Proxy Statement	29

Proposal 1 Election of Directors

AUDIT COMMITTEE					MEETINGS IN 2023: 8

MEMBERS:

	Decosta E. Jenkins (Chair)	Abney S. Boxley, III	Renda J. Burkhart	Thomas C. Farnsworth, III	Gregory L. Burns

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s responsibilities are set forth in a written charter that has been adopted by the Board, a copy of which is available by clicking on the “Governance Documents” link under the “Investor Relations” section of the “About Pinnacle” tab on the Company’s website at www.pnfp.com. The Audit Committee’s charter provides that the Audit Committee shall consist of at least three members, all of whom shall be “independent.” Members of the Audit Committee shall be considered independent so long as they meet the applicable requirements for independence set forth under the Nasdaq Listing Rules and as required by the rules and regulations of the SEC, including Rule 10A-3 promulgated under the Exchange Act. All members of the Audit Committee are independent within the Nasdaq Listing Rules as well as Rule 10A-3 promulgated under the Exchange Act. The Audit Committee charter also provides that the members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and statement of cash flows. The Company believes that the members of the Audit Committee meet these requirements. Additionally, the rules and the regulations of the SEC require the Company to disclose whether it has an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Company’s Board has determined that each of Gregory L. Burns and Decosta E. Jenkins is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC and that each is “independent” as defined by the rules and regulations of the SEC.
[ROLES AND RESPONSIBILITIES]
The primary functions of the Audit Committee consist of:
•Monitoring whether the affairs of the Company are subject to effective internal and external independent audits and control procedures;
•Approving the selection of external independent auditors annually;
•Overseeing the Company’s internal audit function, including reviewing and approving the Company’s internal audit charter, budget and staffing levels, and the audit plan;
•Reviewing all Forms 10-K and Forms 10-Q, prior to their filing with the SEC, and reviewing the corresponding Chief Executive Officer and Chief Financial Officer certifications of these reports;
•Approving the appointment of the Chief Audit Executive and annually reviewing the performance and compensation of the Chief Audit Executive; and
•Preparing an audit committee report for inclusion in the Company’s proxy statement disclosing that the Committee has discussed the annual audited financial statements with management and the Company’s independent registered public accountants and, based on these discussions, recommended whether such financial statements should be included in the Company’s annual report filed with the SEC.
Company management, internal and external auditors, independent loan reviewers, compliance consultants and the Company’s outside counsel may attend each meeting or portions thereof as required by the Audit Committee.

30	Pinnacle Financial Partners, Inc.

Proposal 1 Election of Directors

COMMUNITY AFFAIRS COMMITTEE					MEETINGS IN 2023: 4

MEMBERS:

	Glenda Baskin Glover (Chair)	Charles E. Brock	Richard D. Callicutt II	David B. Ingram	Robert A. McCabe Jr.

G. Kennedy Thompson

The Community Affairs Committee evaluates the Bank’s overall community relations including community investments, public affairs and advertising. The Community Affairs Committee’s responsibilities are set forth in a written charter that has been approved by the Board.
[ROLES AND RESPONSIBILITIES]
The primary functions of the Community Affairs Committee consist of:
•Establishing the Bank’s community development program;
•Assessing and overseeing the Bank's compliance with the Community Reinvestment Act, fair lending laws, and the Home Mortgage Disclosure Act; and
•Overseeing the Bank’s corporate contribution program.

2024 Proxy Statement	31

Proposal 1 Election of Directors

CLIMATE SUSTAINABILITY COMMITTEE					MEETINGS IN 2023: 4

MEMBERS:

	Joseph Galante (Chair)	Charles E. Brock	David B. Ingram	Decosta E. Jenkins	G. Kennedy Thompson

M. Terry Turner (Non-voting Member)

The Climate Sustainability Committee provides oversight of the firm's climate-related sustainability practices and policies to ensure processes are designed and maintained to comply with the various regulatory requirements, including climate-related disclosures concerning corporate climate sustainability. All members of the Climate Sustainability Committee, other than Mr. Turner, who is a non-voting member, are independent.
[ROLES AND RESPONSIBILITIES]
The primary functions of the Climate Sustainability Committee consist of:
•Overseeing the initiation and maintenance of the Company and Bank's climate initiatives;
•Evaluating the short and long-term environmental objectives of the Company in partnership with management; and
•Overseeing management climate-related disclosures to ensure compliance with regulatory standards and industry practice.

32	Pinnacle Financial Partners, Inc.

Proposal 1 Election of Directors

HUMAN RESOURCES AND COMPENSATION COMMITTEE					MEETINGS IN 2023: 7

MEMBERS:

	Thomas C. Farnsworth, III (Chair)	Charles E. Brock	Gregory L. Burns	G. Kennedy Thompson

The Compensation Committee’s responsibilities are set forth in a written charter which has been approved by the Board. A copy of this charter is available by clicking on the “Governance Documents” link under the “Investor Relations” section of the “About Pinnacle” tab on the Company’s website at www.pnfp.com.
The Compensation Committee’s Charter provides that the Compensation Committee shall consist of at least three members, all of whom shall be “independent” under the Nasdaq Listing Rules and the rules and regulations of the SEC. Members of the Compensation Committee shall be considered independent so long as they meet the applicable requirements for independence set forth under the Nasdaq Listing Rules and as required by the rules and regulations of the SEC. All members of the Compensation Committee are independent in accordance with the Compensation Committee Charter.
[ROLES AND RESPONSIBILITIES]
The primary functions of the Compensation Committee consist of:
•Establishing or approving certain policies and procedures related to the human resources function of the Company and the Bank including employee compensation, incentive programs, the Company’s 401(k) plan and employee stock incentive plans;
•Evaluating and establishing the compensation of the Company’s executive officers, including the Chief Executive Officer, Chairman of the Board and Chief Financial Officer, the compensation for which is described in “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis” included in this proxy statement;
•Reviewing the compensation of the other members of the Company’s Leadership Team as the Compensation Committee may determine;
•Recommending the compensation for the non-employee directors to the Board; and
•Approving the Company’s annual “Compensation Discussion and Analysis” included in the proxy statement for our annual meeting.
The Compensation Committee considers many factors, including the ongoing performance of the Company, advice received from third party consultants and results of shareholder votes on “Say on Pay” and other similar votes. The Compensation Committee receives recommendations from the Chief Executive Officer in connection with the determination concerning compensation for executive officers other than the Chief Executive Officer. The Compensation Committee selected McLagan, which is part of the Human Capital Rewards Solutions practice at Aon plc (“McLagan”), as the Company’s consultant for executive and director compensation matters for the fiscal year ended December 31, 2023. The McLagan consultant who performed these services reported directly to the Compensation Committee chair. The Compensation Committee has established procedures that it considers adequate to ensure that McLagan’s advice to the Compensation Committee remains objective and is not influenced by the Company’s management. These procedures include:
•a direct reporting relationship of the McLagan consultant to the Compensation Committee;
•provisions in the Compensation Committee’s engagement letter with McLagan specifying the information, data, and recommendations that can and cannot be shared with management;
•an annual update to the Compensation Committee on McLagan’s financial relationship with the Company, including a summary of the work performed for the Compensation Committee during the preceding 12 months; and
•written assurances from McLagan that, within the McLagan organization, the McLagan consultant who performs services for the Compensation Committee has a reporting relationship and compensation determined separately from any other McLagan line of business.
McLagan also assists the Compensation Committee in recommending compensation for the non-employee directors of the Board.

2024 Proxy Statement	33

Proposal 1 Election of Directors
The agenda for meetings of the Compensation Committee is determined by its chairman with the assistance of the Company’s Chief Executive Officer, Chief Financial Officer and Chief Human Resources Officer. Compensation Committee meetings are regularly attended by the Chief Executive Officer, the Chief Financial Officer and the Chief Human Resources Officer. At certain meetings in 2023, the Compensation Committee met in executive sessions and the Company’s Chief Executive Officer was not present when it deliberated and voted on the compensation of the Company’s Chief Executive Officer. The Compensation Committee’s Chairman reports the committee’s decisions on executive compensation to the Board. Independent advisors and the Company’s human resources department support the Compensation Committee in its duties and, along with the Chief Executive Officer, Chief Financial Officer and Chief Human Resources Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under the Compensation Committee Charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews, among other things, the total fees paid to advisors and outside compensation consultant by the Company, the nature of any other services provided by the advisors and compensation consultant, any business or personal relationships between the Company and the advisors and compensation consultant, and any stock of the Company owned by the advisors and consultant to ensure that the advisors and consultant maintain their objectivity and independence when rendering advice to the committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE					MEETINGS IN 2023: 4

MEMBERS:

	Abney S. Boxley, III (Chair)	Charles E. Brock	Glenda Baskin Glover	David B. Ingram	G. Kennedy Thompson

The Nominating and Corporate Governance Committee’s responsibilities are set forth in a written charter which has been approved by the Board. A copy of this charter is available by clicking on the “Governance Documents” link under the “Investor Relations” section of the “About Pinnacle” tab on the Company’s website at www.pnfp.com. The Nominating and Corporate Governance Committee’s Charter provides that the Nominating and Corporate Governance Committee shall consist of at least three members, all of whom shall be “independent” within the meaning of the Nasdaq Listing Rules and the rules and regulations of the SEC. Members of the Nominating and Corporate Governance Committee shall be considered independent so long as they are not associates or employees of the Company, do not have any other relationship to the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment and otherwise meet the applicable requirements for independence set forth under the Nasdaq Listing Rules. All members of the Nominating and Corporate Governance Committee are independent in accordance with the Nominating and Corporate Governance Committee Charter.
[ROLES AND RESPONSIBILITIES]
The primary functions of the Nominating and Corporate Governance Committee consist of:
•Recommending nominees to the Board for approval and election for inclusion in the proxy statement;
•Recommending individuals to the Board for nomination to fill expired or otherwise vacant seats on the Board. As discussed above, the Nominating and Corporate Governance Committee and the Board have established the Nominee Procedures the committee follows in evaluating director candidates, including candidates submitted by the Company’s shareholders; and
•Reviewing the Company's environmental, social and related governance (ESG) activities and practices, initiatives and policies, and receiving updates from the Company's management committee responsible for significant ESG and sustainability activities.

34	Pinnacle Financial Partners, Inc.

Proposal 1 Election of Directors

TRUST COMMITTEE				MEETINGS IN 2023: 4

MEMBERS:

	Renda J. Burkhart (Chair)	Richard D. Callicutt II	Joseph Galante	David B. Ingram	Robert A. McCabe, Jr.

The Trust Committee oversees all fiduciary functions of the Bank’s trust department. The Trust Committee’s responsibilities are set forth in a written charter that has been approved by the Bank’s board of directors.
[ROLES AND RESPONSIBILITIES]
The primary functions of the Trust Committee consist of:
•Reviewing the Bank’s trust policies and procedures annually;
•Approving changes to the business model for the Bank’s trust department; and
•Approving the establishment of significant relationships with third-party providers.

2024 Proxy Statement	35

Proposal 1 Election of Directors
Director Compensation
It is the role of the Compensation Committee, on behalf of the Board, to review and recommend to the Board the compensation of the Company’s non-employee directors. In performing this role, the Compensation Committee regularly meets with and receives reports and information (including peer data) from McLagan, its independent compensation consultant. The Board and the Compensation Committee believe that director compensation should attract and retain qualified directors and compensate them for the significant time commitment and substantial contributions they are expected to make in their capacities as directors and that the compensation should align the directors’ interests with the long-term interests of the Company’s shareholders. The compensation program for the Company’s non-employee directors is a combination of cash and equity and is assessed and reviewed relative to the peer group at least annually. In addition our Amended and Restated 2018 Equity Incentive Plan imposes a maximum limit on the aggregate value of all compensation that may be paid or granted, as applicable, to any one non-employee director in any calendar year, including equity-based awards and cash fees paid by the Company to such director, of $500,000.
Directors of the Company and the Bank who are employees of the Company and/or the Bank receive no additional compensation for being a director of the Company or the Bank or for serving on a committee of the Board. Additionally, directors do not receive separate compensation for serving on the Bank’s Board.
In July 2022, the Compensation Committee reviewed a report prepared by McLagan with respect to the Company’s average director compensation for 2022 compared to the average director compensation program for 2021 for a peer group jointly selected by McLagan and the Compensation Committee. In this report, McLagan and the Compensation Committee increased the size of the peers in the peer group in terms of total assets from the 2021 report, raising the upper limit to include financial institutions with up to $100.0 billion in total assets (from approximately $90.0 billion in the 2021 report) and reduced the lower limit to approximately $20.0 billion (from approximately $23.0 billion in the 2021 report), to account for the Company’s continued growth and to place it closer to the median of the group. The group consisted of 22 firms with the 50th percentile for total assets being $40.0 billion as of December 31, 2021. This report reflected that the Company’s average director’s total compensation for 2022 was near the 64th percentile of the peer group with the total cash component approximating the 57th percentile while the equity-based component was near the 47th percentile.
After taking into account the information contained in this report, the Compensation Committee determined it was appropriate to recommend to the Board changes to the compensation structure and amounts for the non-employee directors for the Board compensation period commencing March 1, 2023 to preserve the positioning of the directors' compensation between the 50th and 75th percentile of the peer group. The recommendation, which would position the Company’s average director’s total compensation at the 72nd percentile of the peer group (with total cash compensation approximating the 59th percentile and equity-based compensation approximating the 58th percentile), included increasing the lead director cash retainer to $100,000 (inclusive of the $65,000 cash retainer paid to every non-employee director), increasing the equity component for all non-employee directors to $80,000, as well as increasing certain committee chair and member retainers as noted below. The Compensation Committee believed these changes to the director compensation package would maintain the Company’s average non-employee director compensation in line with the peers in the peer group.
In July 2023, the Compensation Committee reviewed a report prepared by McLagan with respect to the Company’s average director compensation for 2023 compared to the average director compensation program for 2022 for a peer group jointly selected by McLagan and the Compensation Committee. In this report, McLagan and the Compensation Committee maintained the size of the peers in the peer group in terms of total assets from the 2022 report, with the upper limit to include financial institutions with up to $100.0 billion in total assets and the lower limit to be approximately $20.0 billion. The group consisted of 21 firms with the 50th percentile for total assets being $41.2 billion as of December 31, 2022. This report reflected that the Company’s average director’s total compensation for 2023 was near the 72nd percentile of the peer group with the total cash component approximating the 85th percentile while the equity-based component was near the 61st percentile.
After taking into account the information contained in this report, the Compensation Committee determined it was appropriate to recommend to the Board the same compensation structure and amounts for the non-employee directors for the Board compensation period commencing March 1, 2024 as had been in place for the compensation period commencing March 1, 2023.

36	Pinnacle Financial Partners, Inc.

Proposal 1 Election of Directors
In January 2023, acting upon the recommendation of the Compensation Committee, the Board approved the compensation amounts set out below for the Company’s non-employee directors for the period beginning March 1, 2023 and ending March 1, 2024. The following tables outline the director compensation schedule in effect during the twelve months ended March 1, 2024 and the expected director compensation for the twelve months ending March 1, 2025, which was approved by the Board, upon recommendation of the Compensation Committee in January 2024:
[DIRECTOR COMPENSATION DURING THE TWELVE MONTHS ENDING MARCH 1]

RETAINER FEES:	MARCH 1, 2023 TO MARCH 1, 2024	MARCH 1, 2024 TO MARCH 1, 2025
Restricted shares(1)	$80,000	$80,000
Cash(2)	65,000	65,000
Lead Director Cash(2)	35,000	35,000
Annual committee chair retainers(2):
Audit	18,000	18,000
Human Resources and Compensation	10,000	10,000
Nominating and Corporate Governance	12,500	12,500
Risk	15,000	15,000
Trust	10,000	10,000
Community Affairs	6,250	6,250
Climate Sustainability	6,250	6,250
Committee member retainers(2):
Executive	12,000	12,000
Audit	12,000	12,000
Human Resources and Compensation	10,000	10,000
Nominating and Corporate Governance	7,500	7,500
Risk	10,000	10,000
Trust	7,500	7,500
Community Affairs	7,500	7,500
Climate Sustainability	7,500	7,500
(1)Restricted shares awarded on March 1 of the current year with restrictions lapsing as of March 1 the following year. The number of restricted shares issued is equal to the dollar amount reflected in the table divided by the closing price of the Company’s Common Stock on the grant date.
(2)Cash fees and retainers are paid in quarterly installments.

2024 Proxy Statement	37

Proposal 1 Election of Directors
The following table sets forth the compensation of the Company’s directors for services rendered during 2023:

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS - GRANT DATE FAIR VALUE(2)	TOTAL
Abney S. Boxley, III	$102,000	$80,000	$182,000
Charles E. Brock	$110,750	$80,000	$190,750
Renda J. Burkhart	$121,500	$80,000	$201,500
Gregory L. Burns	$124,500	$80,000	$204,500
Richard D. Callicutt II(1)	$—	$—	$—
Marty G. Dickens(3)	$—	$—	$—
Thomas C. Farnsworth, III	$102,000	$80,000	$182,000
Joseph Galante	$108,250	$80,000	$188,250
Glenda Baskin Glover	$149,500	$80,000	$229,500
David B. Ingram	$110,125	$80,000	$190,125
Decosta E. Jenkins	$102,000	$80,000	$182,000
Robert A. McCabe, Jr.(1)	$—	$—	$—
Reese L. Smith, III(3)	$—	$—	$—
G. Kennedy Thompson	$114,500	$80,000	$194,500
M. Terry Turner(1)	$—	$—	$—
(1)Messrs. Callicutt, McCabe, and Turner were employees of the Company and, thus did not receive any compensation for serving as a director in 2023.
(2)All non-employee directors were awarded 1,084 restricted share awards effective March 1, 2023. The amounts in the column captioned “Stock Awards” reflects the grant date fair value of these restricted shares. For a description of the assumptions used by the Company in valuing these awards please see “Note 13. Stock Options and Restricted Shares” of the notes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 26, 2024. The restrictions on these shares lapsed on March 1, 2024 as the recipient satisfied the vesting conditions that required the director to attend at least 75% of their assigned Board and committee meetings between the respective grant date and vesting date of March 1, 2024.
(3)Messrs. Dickens and Smith were not re-nominated to the Board at the Company's annual meeting of shareholders in 2023 as each had reached the age limit for director service set forth in the Company's Corporate Governance Guidelines as of the date of such meeting (April 18, 2023). Neither Messrs. Dickens nor Smith received any compensation for their service on the Board during 2023.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED DIRECTOR NOMINEES.

38	Pinnacle Financial Partners, Inc.

PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Board, as recommended and approved by the Audit Committee, is recommending to the shareholders the ratification of the appointment of the accounting firm of Crowe LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The firm of Crowe LLP has served as the Company’s auditors since February 29, 2016. A representative of the firm is expected to be present at the Meeting and will be available to respond to appropriate questions from shareholders. For a discussion of the fees paid Crowe LLP for the 2022 and 2023 fiscal years, see “Independent Registered Public Accounting Firm” on page 94 herein.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

2024 Proxy Statement	39

PROPOSAL 3 ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Company believes that the compensation for the Named Executive Officers, as described in “EXECUTIVE COMPENSATION —Compensation Discussion and Analysis” below, is based on a pay-for-performance culture and is strongly aligned with the long-term interests of the Company’s shareholders. The Company believes that its culture focuses executives on prudent risk management and appropriately rewards them for performance.
The Company also believes that both the Company and its shareholders benefit from responsive corporate governance policies and consistent dialogue and that the extensive disclosure of compensation information provided in this proxy statement provides the Company’s shareholders the information they need to make an informed decision as they weigh the pay of the Named Executive Officers in relation to the Company’s performance. In the proxy statement for the 2023 annual meeting of shareholders, a similar advisory vote was requested by the Company. The results for last year’s vote were as follows:

	2023 VOTE CAST	PERCENT
For	46,635,085	77.9%
Against	13,218,333	22.1%
Abstain	1,023,187	—%
		100.0%
In light of the votes cast on the "Say-on-Pay" proposal at the 2023 Annual Meeting of Shareholders, the Company's management engaged in a shareholder outreach campaign to discuss its compensation philosophy and programs with several of the Company's shareholders. For a discussion of these outreach efforts see "Say on Pay Result From 2023 Annual Shareholder Meeting" elsewhere in this proxy statement.
The 2024 “Say-on-Pay” proposal gives you as a shareholder another opportunity, on a non-binding, advisory basis, to endorse or not endorse the compensation the Company paid to the Named Executive Officers through the following resolution:
“RESOLVED, that the shareholders of Pinnacle Financial Partners, Inc. approve the compensation of the named executive officers of Pinnacle Financial Partners, Inc. set forth in the Summary Compensation Table of this proxy statement, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding the compensation of such executive officers (together with the accompanying narrative disclosure) contained in this proxy statement.”
Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements for the Company’s Named Executive Officers. The next such vote will occur at the 2025 annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THIS PROPOSAL.

40	Pinnacle Financial Partners, Inc.

PROPOSAL 4 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S AMENDED AND RESTATED 2018 OMNIBUS EQUITY INCENTIVE PLAN

The Company’s 2018 Omnibus Equity Incentive Plan (the “2018 Equity Incentive Plan”) was originally adopted by the Company’s shareholders on April 17, 2018.
On January 19, 2021, the Compensation Committee recommended to the Board, and the Board subsequently approved, the amendment and restatement of the 2018 Equity Incentive Plan (as amended and restated, the “Amended and Restated Plan”), subject to shareholder approval which was received on April 20, 2021. This amendment and restatement of the 2018 Equity Incentive Plan modified the 2018 Equity Incentive Plan to:
(i)Increase the maximum number of shares of Common Stock that may be issued under the 2018 Equity Incentive Plan by 1,350,000 shares;
(ii)Reduce the cap on the amount of the annual non-employee director compensation under the 2018 Equity Incentive Plan; and
(iii)Include a minimum vesting period of one (1) year on awards made under the 2018 Equity Incentive Plan, subject to certain customary exceptions.
The amendment and restatement of the 2018 Equity Incentive Plan also extended the term of the 2018 Equity Incentive Plan to April 2031.
On February 20, 2024, the Compensation Committee recommended to the Board, and on February 23, 2024, the Board subsequently approved, the further amendment and restatement of the Amended and Restated Plan (as amended and restated, the “Second Amended and Restated Plan”), subject to shareholder approval. This amendment and restatement of the Amended and Restated Plan proposal is to (i) increase the maximum number of shares of Common Stock that may be issued under the Amended and Restated Plan by 1,000,000 shares, (ii) extend the term of the Amended and Restated Plan to April 24, 2034 and (iii) make certain immaterial changes.
Executive Summary
The Board believes that the amendment and restatement of the Amended and Restated Plan is necessary to provide the Board with the flexibility to continue the Company's historical practice of awarding equity incentives to a broad-based group of the Company's associates. The last time the Company received shareholder approval for any equity incentive plan was the approval of the Amended and Restated Plan at the 2021 annual meeting of shareholders, at which time, the Company believed that, based on numerous significant assumptions, the share allocation under the Amended and Restated Plan would likely satisfy the Company's equity compensation requirements for the next 3-4 years. The Company estimates that the shares remaining available for issuance under the Amended and Restated Plan as of the date of this proxy statement would be likely to last for another 15 to 18 months.
The Company’s Board believes that equity-based compensation advances the interests of the Company by encouraging, and providing for, the acquisition of equity interests in the Company by all of the Company’s associates annually, as well as part of an initial compensation package, thereby providing substantial motivation for superior performance and aligning the associates’ interest with shareholders of the Company. In order to provide the Company with greater flexibility to adapt to changing economic and competitive conditions, and to continue its practice of attracting and retaining experienced client-contact associates (including those associates added as a result of acquisitions), the Board proposes the adoption, subject to shareholder approval, of the Second Amended and Restated Plan and to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 1.0 million shares. The Board believes that shareholder approval of this proposal is important to further the long-term stability and financial success of the Company by attracting, motivating and retaining qualified associates at all levels of the Company through the use of stock incentives.

2024 Proxy Statement	41

Proposal 4 Approval of the Amendment and Restatement of the Company's Amended and
Restated 2018 Omnibus Equity Incentive Plan
The Company has historically used a varying combination of time-based and performance-based awards in granting equity incentive awards to executive leadership, including the Named Executive Officers and the Company's Leadership Team members. Prior to 2021, the Compensation Committee believed, and adopted the practice, that equity incentive awards for the Company’s Named Executive Officers should be entirely performance-based. Vesting requirements typically included a combination of a single performance metric over successive one-year performance periods over three years (with additional one-year service periods) and a soundness threshold at the conclusion of the five year vesting period. Beginning in 2021 and reflecting the impact of the COVID-19 pandemic on the Company's equity awards to its senior executive officers, the Compensation Committee changed its methodology, and issued a combination of time-based vesting restricted stock units and performance-based vesting restricted stock units to executive leadership, with the time-based vesting restricted stock units making up 30 percent of our executives' total annual award at target performance. Vesting terms for the performance-based vesting restricted stock units granted in 2021 and each of the three years thereafter include a combination of multiple performance metrics measured over a three-year performance period and an average annual soundness threshold over each of the three years in the performance period, in each case measured against those same performance metrics for a group of peer companies approved by the Compensation Committee. The Compensation Committee believes that such structures provide an appropriate incentive for the executive leadership to maximize the performance of the Company and, thus, align their interests with shareholders while maintaining the focus on Company soundness and providing a balanced retentive aspect of time-based awards. The Compensation Committee anticipates continuing such practice of relying on a mix of time-based and performance-based vesting equity awards for the Company’s Named Executive Officers for the foreseeable future.
For the remaining non-executive leadership associates, including certain key revenue producers, the Company has traditionally used a time-based vesting approach to equity incentives thus encouraging these associates to remain at their positions at the Company for an extended period of time. Typically, the awards vest over a 5-year period, or 20% annually. The Compensation Committee believes this methodology, utilized over several years and when coupled with an associate’s annual goals and objectives, motivates our associate base to perform consistently at a high level over an extended time frame, while at the same time aligning their interest with those of our shareholder base. The Compensation Committee anticipates continuing to use a time-based vesting approach for non-executive leadership incentives in the future.
The Compensation Committee does not currently anticipate the issuance of any future stock option grants or partial share awards at this time as all future equity awards will likely be in the form of restricted share awards, restricted stock unit awards or performance unit awards.
In determining to further amend and restate the Amended and Restated Plan and recommend the Second Amended and Restated Plan for shareholder approval, the Board considered various factors, including the following:
•As of February 20, 2024, assuming all outstanding performance units vest at 100% of maximum performance and a full upward adjustment for those awards that may be adjusted positively and negatively based on the Company's total shareholder return in comparison to the KBW Regional Bank Index and no shares subject to existing awards are used to cover withholding taxes, approximately 898,000 shares remain available for grant under the Amended and Restated Plan. Based on historical usage, the share price of the Company’s Common Stock as of February 20, 2024 when the Compensation Committee approved the Second Amended and Restated Plan and expected practices, and noting that future circumstances may require the Company to make changes to its expected practices, the Company estimates that the aforementioned 898,000 shares available for grant under the Amended and Restated Plan would be sufficient to make equity grants (and settle previously issued time-based and performance-based unit awards at maximum payout levels) for approximately 12 to 15 additional months.
•If the Second Amended and Restated Plan is approved, the Company would have 1,000,000 new shares authorized for issuance for future awards under the Plan, with all of these available for issuance as full value awards.
•The additional 1,000,000 shares once granted and either earned pursuant to a time-vested award agreement or a performance-vested award agreement, under the Second Amended and Restated Plan for which shareholder approval is being sought pursuant to this proposal would be dilutive to common stockholders by approximately 1.3% based on the Company’s outstanding shares of Common Stock as of February 29, 2024.
•Based on historical usage and the current share price of the Company’s Common Stock, the Company anticipates that the additional 1.0 million shares to be authorized for grant under the Amended and Restated Plan together with the unused shares under the 2018 Equity Incentive Plan, if approved by the Company’s shareholders, should be sufficient for the Company to make equity grants for approximately the next 2-3 years. This anticipated duration is based on numerous significant assumptions including the anticipated market value of the Company’s common stock, anticipated new hires, anticipated associate forfeitures based on projected termination trends and performance as well as future issuances of equity awards in a manner consistent with prior periods. As a result, actual issuances could be materially different from these estimates. It is the Company’s practice for executive officers that equity compensation is based on a dollar value of compensation and not on a target number of shares to be awarded. Thus, if the share price is higher on the grant date, executive officers would receive fewer shares than they would otherwise receive if the market price of the shares were lower on the grant date.

42	Pinnacle Financial Partners, Inc.

Proposal 4 Approval of the Amendment and Restatement of the Company's Amended and
Restated 2018 Omnibus Equity Incentive Plan
Two measurements that are considered meaningful by some shareholders in relation to the use of equity-based compensation are the “overhang ratios” and “equity award burn rates.” The overhang ratio is the ratio of all common stock of a company that is reserved for issuance pursuant to an equity-based plan to total outstanding common stock.
The following table displays the number of full value awards and stock options outstanding as of the last day of each of the Company’s most recently completed three fiscal years and as of February 29, 2024, as well as additional information with respect to the average exercise price and remaining term for stock options, along with the shares available for issuance under the Amended and Restated Plan as of such dates and the total number of the Company’s shares of Common Stock then outstanding:

FISCAL YEAR	OPTIONS(1)	DILUTIVE OPTIONS(2)	RESTRICTED STOCK AWARDS(1)	PERFORMANCE UNIT AWARDS(3)	SHARES AVAILABLE FOR ISSUANCE	COMMON SHARES OUTSTANDING	OVERHANG
2021	56,147	58,986	613,335	1,172,298	1,934,685	76,142,726	4.96%
2022	40,188	32,344	675,611	1,448,364	1,359,152	76,454,021	4.60%
2023	—	3,725	703,399	1,547,894	916,214	76,753,306	4.13%
February 29, 2024	—	—	714,454	1,559,910	598,795	77,077,524	3.73%

				With Proposal #4			5.03%
(1)As reported in the Company’s Annual Report on Form 10-K or proxy statement for the applicable fiscal year.
(2)Calculated pursuant to the Treasury Stock Method.
(3)Performance unit awards represent Common Stock that could be issued if currently outstanding performance units are earned and settled in shares of the Company’s Common Stock at maximum level of performance and after application of the full upward adjustment for those awards that may be adjusted positively or negatively based on the Company's total shareholder return in comparison to the KBW Regional Bank Index. For more information regarding these performance units, see “Executive Compensation – Compensation Discussion and Analysis – Long Term Incentive (LTI) Equity Grant”.
A company’s burn rate is computed by dividing the number of stock option grants plus an additional component for the impact of time-based restricted share awards and restricted stock unit awards issued and performance-based restricted stock units earned during any particular period by the number of outstanding shares of Common Stock at the end of the period. Thus, a higher burn rate would be indicative of an increased number of equity awards being transferred to employees and/or directors. The result is usually compared to industry data, particularly data furnished by various shareholder services groups. For restricted share awards and restricted stock units, companies typically multiply the number of restricted shares, restricted stock units and performance units awarded by a factor greater than one so that these full value awards can be aggregated with any stock option grants so that the end result is increased for the implied increased value of the full value awards. Accordingly, the Company has multiplied the number of full value awards by a factor of 2.5. As a result, the Company’s burn rate for the year ended December 31, 2023, was 2.13%. An analysis of the Company’s burn rate follows:

	AS OF AND FOR THE YEAR ENDED DECEMBER 31,
	2021	2022	2023
Awards to Company employees and directors:
Time-based restricted shares	249,641	286,445	269,025
Performance-based restricted units at maximum performance	316,259	435,967	379,904
Totals	565,900	722,412	648,929
Full value award factor (1)	2.5	2.5	2.5
Totals at full value award factor	1,414,750	1,806,030	1,622,323
Basic weighted average common shares outstanding	75,468,339	75,735,404	76,016,370
Calculated burn rate for awards for Company employees and directors	1.87%	2.38%	2.13%

Acquisition-related awards to associates of acquired firms:
Time-based restricted shares	—	—	—
Totals with awards to Company employees and directors	565,900	722,412	648,929
Full value award factor (1)	2.5	2.5	2.5
Totals at full value award factor	1,414,750	1,806,030	1,622,323
Basic weighted average common shares outstanding	75,468,339	75,735,404	76,016,370
Calculated burn rate	1.87%	2.38%	2.13%

2024 Proxy Statement	43

Proposal 4 Approval of the Amendment and Restatement of the Company's Amended and
Restated 2018 Omnibus Equity Incentive Plan
The Company’s equity incentive plans include provisions that require that dividends paid to participants for unvested shares or units be forfeited if the underlying shares or units are also forfeited. The Company escrows dividends on unvested performance-based shares or units and time-based vesting restricted stock units, for the Company’s Named Executive Officers and other leadership team members with ultimate payment of the dividends conditioned upon the underlying performance metrics being met and the shares or units vesting. For time-vested awards to associates that are not leadership team members, dividends paid on these shares or units would be subject to clawback should the associate be terminated (voluntary or involuntary) from the Company’s employment prior to the underlying vesting date.
In summary, equity compensation is a vital component of our Company’s compensation systems for all associates. The Company prides itself that associates are keenly interested in the performance of our Common Stock share price in a very tangible way and that the associates appreciate that the Common Stock share price is directly linked to the operating performance of our Company. The Board and the Compensation Committee believe that our broad-based equity incentive plan makes our firm meaningfully different from other firms as it puts all associates, not just executive leadership, in the position of participating in the risks and enjoying the rewards of being a shareholder in the Company. It is also a critical recruiting tool to attract new talent, as we use more of our initial hire awards to attract new revenue producers to the Company. The Second Amended and Restated Plan will help the Company maintain an appropriate and powerful tool to motivate its employee base for superior results in future periods.
Purpose of the Second Amended and Restated Plan
The purpose of the Second Amended and Restated Plan (a copy of which is attached as Appendix A) is to promote the interests of the Company and its shareholders by, among other things:
•Attracting and retaining associates and directors through the utilization of equity-based compensation;
•Motivating such individuals by means of performance-related incentives to achieve long-range performance goals;
•Enabling such individuals to participate in the long-term growth and financial success of the Company;
•Encouraging ownership of stock in the Company by such individuals; and
•Linking associates' compensation to the long-term interests of the Company and its shareholders.
Since its founding, the Company has awarded equity-based awards to its associates under a broad-based framework whereby all associates have received awards. The Company wishes to continue these broad-based awards and the Compensation Committee believes the structure of the Second Amended and Restated Plan is appropriate for that purpose. The proposed Second Amended and Restated Plan provides a flexible solution to the Compensation Committee for long-term incentives to employees including stock options, stock appreciation rights, restricted shares and units, and performance shares and units.
As described in more detail below, the Second Amended and Restated Plan modifies the Amended and Restated Plan (i) by increasing the maximum number of shares of Common Stock that may be issued under the Amended and Restated Plan by 1,000,000, (ii) by extending the term of the Amended and Restated Plan to April 24, 2034 and (iii) by making certain other immaterial changes.
Shares Available for Awards under the Second Amended and Restated Plan
Shares of Common Stock subject to an award under the Second Amended and Restated Plan that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of Common Stock to the participant, including shares of Common Stock withheld or surrendered in payment of any exercise or purchase price of an award or withholding taxes relating to an award, will again be available for awards under the Second Amended and Restated Plan. Shares of Common Stock issued under the Second Amended and Restated Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in assumption of outstanding awards previously granted by a company acquired by the Company or with which the Company combines (“Substitute Awards”) do not reduce the number of shares available for awards under the Second Amended and Restated Plan.
With certain limitations, awards made under the Second Amended and Restated Plan may be adjusted by the Compensation Committee in an equitable and proportionate manner to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Second Amended and Restated Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.
Equity-based awards granted under the Second Amended and Restated Plan are required to have a minimum one year vesting period, excluding any Substitute Awards and awards granted to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting. This minimum vesting requirement is subject to customary exceptions, including (i) that the Compensation Committee may grant equity-based awards without regard to the minimum vesting requirement with respect to a maximum of five percent (5%) of the shares of Common Stock available for issuance under the Second Amended and Restated Plan, and (ii) that the Board or the Compensation Committee may use discretion to provide for accelerated exercisability or earlier vesting of any Award, including in certain cases of Termination of Service (as defined in the Second Amended and Restated Plan) or a Change in Control (as defined in the Second Amended and Restated Plan).

44	Pinnacle Financial Partners, Inc.

Proposal 4 Approval of the Amendment and Restatement of the Company's Amended and
Restated 2018 Omnibus Equity Incentive Plan
Eligibility and Administration
Associates and directors of the Company or its subsidiaries or affiliates are eligible to be granted awards under the Second Amended and Restated Plan. As of February 20, 2024, all of the Company's directors and all of its 3,410 associates are eligible to be granted awards under the Second Amended and Restated Plan. Subject to the terms of the Second Amended and Restated Plan, the Compensation Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Second Amended and Restated Plan, and make all other determinations which may be necessary or desirable for the administration of the Second Amended and Restated Plan.
Stock Options and Stock Appreciation Rights
The Compensation Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Compensation Committee may specify the terms of such grants subject to the terms of the Second Amended and Restated Plan. The Compensation Committee is also authorized to grant stock appreciation rights, or SARs, either with or without a related option, which SARs may be settled in cash or Common Stock, as the Compensation Committee may determine. The exercise or grant price per share subject to an option or SAR may not be less than the fair market value of a share of Common Stock on the date of the grant, except in the case of Substitute Awards. In addition, the Second Amended and Restated Plan prohibits amending the terms of a previously granted option or SAR to reduce the exercise or grant price, as applicable, or canceling an option or SAR and issuing cash, another award or a substitute option or SAR with a lower exercise or grant price, as applicable. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Compensation Committee, except that no option or tandem SAR relating to an option may have a term exceeding ten years. Incentive stock options or tandem SARs related thereto that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value. To date, no stock options or SARs have been granted under the Amended and Restated Plan.
Restricted Shares and Restricted Share Units
The Compensation Committee is authorized to grant restricted shares of Common Stock and restricted share units. Restricted shares are shares of Common Stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Compensation Committee in the award agreement, if any. A participant granted restricted shares of Common Stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, provided, however, that the Compensation Committee has discretion with respect to whether the holder of such shares shall have the right to receive dividends or the right to vote such shares. Except as provided in the Second Amended and Restated Plan, none of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.
Each restricted share unit has a value equal to the fair market value of a share of Common Stock on the date of grant. The Compensation Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. At the discretion of the Compensation Committee, a participant may be credited with dividend equivalents on any vested or unvested restricted share units at the time of any payment of dividends to shareholders on shares of Common Stock. In the event a participant receives dividends on unvested restricted share awards, the Second Amended and Restated Plan provides for recoupment of such dividends upon a termination of service from the Company or the escrow of such dividends pending the vesting of the underlying shares of restricted stock. Except as determined otherwise by the Compensation Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.
Performance Share and Performance Unit Awards
A performance share award consists of a right to receive shares of Common Stock upon the achievement of certain performance goals during certain performance periods as established by the Compensation Committee, and payable at such time as the Compensation Committee shall determine. Performance share awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Compensation Committee. Absent a determination by the Compensation Committee to the contrary, a participant’s rights to any performance share award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.
A performance unit award consists of a right that is (1) denominated in cash or shares, (2) valued, as determined by the Compensation Committee, in accordance with the achievement of such performance goals during such performance periods as the Compensation Committee shall establish (subject to the one year minimum vesting requirement described above), and (3) payable at such time and in such form as the Compensation Committee shall determine. Performance unit awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Compensation Committee. Absent a determination by the Compensation Committee to the contrary, a participant’s rights to any performance unit award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

2024 Proxy Statement	45

Proposal 4 Approval of the Amendment and Restatement of the Company's Amended and
Restated 2018 Omnibus Equity Incentive Plan
Performance share and performance unit awards may be subject to certain specific terms and conditions under the Second Amended and Restated Plan. Performance goals are expected to consist of one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units or divisions:
•earnings or book value per share;
•net income;
•return on equity, assets, capital, capital employed or investment, including after excluding the effects of intangible assets;
•earnings before interest, taxes, depreciation and/or amortization;
•operating income or profit;
•operating efficiencies;
•asset quality ratios such as the ratio of criticized/classified assets to capital, the ratio of classified assets to capital and the allowance for credit losses, the ratio of nonperforming loans and/or past due loans greater than 90 days and non-accrual loans to total loans, the ratio of non-accrual loans to total loans, the ratio of net charge-offs to average loans, the ratio of non-performing assets to total loans plus other real estate owned or the ratio of nonperforming assets and potential problem loans to Tier 1 risk-based capital plus the allowance for credit losses, or other similar asset quality measures;
•allowance for credit losses;
•net interest income, net interest spread, net interest margin, after tax operating income and after tax operating income before preferred stock dividends;
•cash flow(s);
•total revenues or revenues per employee or per share of capital stock;
•stock price or total shareholder return;
•growth in deposits;
•dividends;
•strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, soundness targets, business expansion goals and goals relating to acquisitions or divestitures; or any combination thereof.
The Compensation Committee may provide for the exclusion of charges or revenue related to events or occurrences which the Compensation Committee determines should appropriately be excluded, including (a) restructurings, mergers and acquisitions, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (d) such other similar matters as may be determined by the Compensation Committee. Such performance goals (and any modifications to be applied thereto) shall be set by the Compensation Committee. The Compensation Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding performance awards under the Second Amended and Restated Plan, including performance share awards and performance unit awards.
Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets.
Other Stock-Based Awards
The Compensation Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of the Company's Common Stock. The Compensation Committee will determine the terms and conditions of these awards, consistent with the terms of the Amended and Restated Plan.
Termination of Employment
The Compensation Committee will determine the terms and conditions that apply to any award upon a Termination of Service (as defined in the Second Amended and Restated Plan) with the Company, its subsidiaries and affiliates, and provide these terms in the applicable award agreement or in its rules or regulations.
Change in Control
All outstanding awards vest, become immediately exercisable or payable or have all restrictions lifted immediately upon a Change in Control (as defined in the Second Amended and Restated Plan) but only if, and to the extent, determined by the Compensation Committee at or after grant.

46	Pinnacle Financial Partners, Inc.

Proposal 4 Approval of the Amendment and Restatement of the Company's Amended and
Restated 2018 Omnibus Equity Incentive Plan
Limit on Awards to Non-Employee Directors
The Second Amended and Restated Plan imposes a maximum limit on the aggregate value of all compensation that may be paid or granted, as applicable, to any one non-employee director in any calendar year, including equity-based awards and cash fees paid by the Company to such director, of $500,000. The Board may make exceptions to such limit for individual nonemployee directors in extraordinary circumstances, such as serving on a special litigation or transaction committee of the Board.
Amendment and Termination; Recoupment
The Company’s Board may amend, alter, suspend, discontinue or terminate the Second Amended and Restated Plan or any portion of the Second Amended and Restated Plan at any time, except that shareholder approval must be obtained for any of these actions if the approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Compensation Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Compensation Committee does not have the power, however, to amend the terms of previously granted options or SARs to reduce the exercise price per share subject to an option or the grant price per unit subject to a SAR or to cancel any options or SARs and grant substitute options, SARs or other awards with a lower exercise or grant price per share than the cancelled options or SARs. The Compensation Committee also may not adversely affect the rights of any award holder without the award holder’s consent.
Any Award granted pursuant to the Second Amended and Restated Plan shall be subject to mandatory recoupment by the participant to the Company (i) to the extent set forth in any award agreement or (ii) to the extent that the participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.
On January 19, 2021, the Board, acting upon the recommendation of the Compensation Committee, approved a Compensation Recovery Policy applicable to the Company’s officers who file reports pursuant to Section 16 of the Exchange Act ("Section 16 Officers"), which policy provides that the Board may, upon the recommendation of the Compensation Committee, require an officer subject to the policy to return, repay or forfeit any cash or equity-based incentive compensation paid to the officer during the three completed years immediately preceding the date on which the Company is required to prepare a material restatement of its financial statements due to material noncompliance of the Company with any financial reporting requirement under the federal securities laws if: (i) the payment or award was made or granted based wholly or in part upon the attainment of a financial reporting measure; (ii) the Board determines that the officer engaged in or was otherwise involved in fraud or intentional misconduct that resulted in the need for the restatement and (iii) a lower payment or award would have been made to the officer based on the restated financial results. On October 17, 2023, the Board, acting upon the recommendation of the Compensation Committee, approved the amendment and restatement of the Compensation Recover Policy previously approved by the Board on January 19, 2021. The amended and restated policy implements the requirements of the rule the Nasdaq Stock Market was required to implement under the Dodd-Frank Act which mandates that a company listed on the Nasdaq implement a clawback policy providing for the recoupment of incentive-based compensation paid to Section 16 Officers in the event of a subsequent accounting restatement. As amended and restated, the Compensation Recovery Policy applies the original terms of the Compensation Recovery Policy prior to its amendment and restatement to compensation paid for periods prior to 2023 and the revised terms of the policy to incentive-based compensation paid for performance periods beginning with 2023. The amended and restated policy applies to incentive-based compensation paid to the Section 16 Officers and requires the recovery of incentive-based compensation received for any performance period commencing on or after January 1, 2023 and during the three-year period preceding the date on which the company is required to prepare an accounting restatement.
Other Terms of Awards
The Company may take action, including the withholding of amounts from any award made under the Second Amended and Restated Plan, to satisfy withholding and other tax obligations. The Compensation Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Awards granted under the Second Amended and Restated Plan generally may not be pledged or otherwise encumbered or transferred except (1) by will or by the laws of descent and distribution; (2) to a member of the participant’s immediate family or a trust for the benefit of an immediate family member; (3) to a partnership of which the only partners are members of the participant’s immediate family; or (4) as permitted by the Compensation Committee in its discretion. Incentive stock options may not be pledged or otherwise encumbered or transferred except by will or by the laws of descent and distribution.
Certain Federal Income Tax Consequences
The following is a brief description of the current federal income tax consequences generally arising with respect to awards under the Second Amended and Restated Plan.
Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a reload option, a SAR, a restricted share or unit award, a performance share award or a performance stock unit award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply).

2024 Proxy Statement	47

Proposal 4 Approval of the Amendment and Restatement of the Company's Amended and
Restated 2018 Omnibus Equity Incentive Plan
Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of Common Stock acquired on the date of exercise.
If a participant sells shares of Common Stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of Common Stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of Common Stock), and (ii) the exercise price. Otherwise, a participant's disposition of shares of Common Stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares of Common Stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).
The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of Common Stock received upon the exercise thereof for the incentive stock option holding periods prior to disposition of the shares.
Similarly, the exercise of a SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to a SAR. Upon a grant of restricted stock or performance shares, the participant will recognize ordinary income on the fair market value of the Common Stock at the time such shares become vested as a result of the restrictions lapsing with respect to restricted shares or the achievement of the performance goals with respect to performance shares unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. A participant that is awarded a restricted stock unit or performance unit will recognize ordinary income tax when the shares of Common Stock issued in settlement of such units are delivered to the participant. The participant also is subject to capital gains treatment on the subsequent sale of any Common Stock acquired through the exercise of a SAR, restricted share award or restricted stock unit award, including any performance share units. For this purpose, the participant's basis in the Common Stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made).
Payments made under performance awards settled in cash are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to the participant.
The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of the Second Amended and Restated Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Amended and Restated Plan are urged to consult a tax advisor as to the tax consequences of participation.
The Second Amended and Restated Plan is not intended to be a "qualified plan" under Section 401(a) of the Code.
The following table summarizes information concerning Pinnacle Financial's equity compensation plans at December 31, 2023:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN FIRST COLUMN)
Equity compensation plans approved by shareholders:
2018 Omnibus Equity Incentive Plan	1,597,519	—	1,296,118
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	1,597,519	$—	1,296,118
(1)Includes 102,877 time-based vesting restricted stock units and 1,494,642 performance-based vesting restricted stock units under the Plan assuming (i) all outstanding performance-based vesting restricted stock units vest at 100% of maximum performance thereunder and a full upward adjustment for those awards that may be adjusted positively and negatively based on the Company's total shareholder return in comparison to the KBW Regional Bank Index is applied and (ii) no shares subject to existing awards are used to cover withholding taxes. Restricted stock units do not have an exercise price because their value is dependent upon continued employment over a period of time or the achievement of certain performance goals, and are to be settled for shares of common stock. Accordingly, they have been disregarded for purposes of computing the weighted-average exercise price.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S AMENDED AND RESTATED 2018 OMNIBUS EQUITY INCENTIVE PLAN.

48	Pinnacle Financial Partners, Inc.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table shows the name, age, term of service and position of each executive officer of the Company as of the date hereof:

NAME		AGE	OFFICER SINCE	POSITION WITH COMPANY
	M. Terry Turner	69	2000	President and Chief Executive
	Robert A. McCabe, Jr.	73	2000	Chairman of the Board and Chairman of Tennessee
	Richard D. Callicutt, II	65	2017	Chairman of the Carolinas and Virginia
	Harold R. Carpenter, Jr.	64	2000	Chief Financial Officer
	J. Harvey White	74	2023	Interim Chief Credit Officer
M. Terry Turner has served as President and Chief Executive Officer of the Company since its organization. Mr. Turner was employed by First American Corporation serving in various capacities from 1979 to 1999 including serving as President of the Retail Bank of First American National Bank and President of the Investment Services Group of First American Corporation.
Robert A. McCabe, Jr. has served as the Chairman of the Company since its organization and as Chairman of Tennessee since June 16, 2017. Mr. McCabe was employed by First American National Bank serving in various capacities from 1976 to 1999, including being appointed vice chairman of First American Corporation from 1994 to 1999.
Richard D. Callicutt, II, has served as Chairman of the Carolinas and Virginia since June 16, 2017. Prior to the Company’s acquisition of BNC, Mr. Callicutt served as the president and chief executive officer of BNC. He was employed by Bank of North Carolina from 1991 until June 16, 2017 and BNC from its organization in 2002 until June 16, 2017.
Harold R. Carpenter has served as Executive Vice President and Chief Financial Officer of the Company since its organization. Mr. Carpenter was employed by AmSouth Bancorporation from 1999 to 2000 and First American Corporation from 1994 to 1999. Mr. Carpenter is a member of the American Institute of Certified Public Accountants, and was employed by the national accounting firm, KPMG LLP, from 1982 to 1994.
J. Harvey White joined the Company on June 15, 2009, and served as the Company's Chief Credit Officer from September 1, 2009 to December 31, 2019. He became the Company's Interim Chief Credit Officer on November 27, 2023, following the disability, and subsequent death, of the Company's then serving Chief Credit Officer, Timothy H. Huestis, who died on December 1, 2023. Mr. White was employed by Regions Financial Corporation and its predecessor companies (including First American Corporation) beginning in 1981. Mr. White was employed by Regions in a variety of roles and served as senior credit officer for Region's East Tennessee operations from 1999 to 2006. Mr. White was ultimately promoted to regional senior credit officer with additional oversight responsibilities for Regions' North Carolina and Virginia operations, a position he held from 2006 to April 2009.

2024 Proxy Statement	49

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION PHILOSOPHY
The Human Resources and Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) seeks to ensure market competitive compensation for members of the Company’s Board of Directors as well as the Company’s executive officers identified in the Summary Compensation Table on page 68 of this proxy statement (“Named Executive Officers” or “NEOs”). This Compensation Discussion and Analysis (“CD&A”) details several of the more significant components of NEO compensation that are considered by the Compensation Committee. For a discussion of board compensation, see “Director Compensation” elsewhere in this Proxy Statement.
Since its inception, the Company has believed that shareholder value is enhanced over the long-term based on consistent and sound growth in operating results that is over and above that of peer firms and, accordingly, by weighting NEO compensation more heavily toward performance-based compensation, such compensation is better aligned with those longer-term growth objectives. The Company’s compensation philosophy has been to design a compensation program for its NEOs that adheres to those beliefs and as a result, this compensation philosophy for 2023 incorporated several factors, as follows:

A “Win Together, Lose Together” performance-based framework such that the Company’s two primary incentive plans, the AIP and the LTI plan, include not only the NEOs, but also significant employee groups, with incentive performance targets for the AIP and LTI being consistent for all participants, including the NEOs.
1

•Except for commission-based associates, all of the Company’s associates participate in the Company's annual cash incentive plan ("AIP"). In 2023, approximately 95% of the Company’s associates, including each of the NEOs, were participants in the AIP. Since our founding in 2000 awards from the AIP have been determined based on achievement of corporate results rather than individual or department or line-of-business goals, which have resulted in payments to participants between 0% and 160% of target-level payouts, with 125% being the maximum opportunity in all periods with the exception of 2021, where 160% was utilized to provide the participants with the ability to earn an increased amount in 2021 for outsized performance as a means to compensate them for missed compensation in 2020 due to the impact of COVID-19 on the Company's results. For 2023, our performance triggered a payout at 62% of target under the AIP in place for 2023. The following chart shows the historical payout percentages from the AIP since the Company’s founding in 2000 for both the NEOs and other plan participants:
AIP PAYOUT HISTORY
(as a percentage of target award)

50	Pinnacle Financial Partners, Inc.

Executive Compensation
•As part of our broader human capital management strategy to recruit and motivate what we believe to be the best talent in the industry, all of the Company’s approximately 3,350 associates participate in the LTI plan and annually receive equity-based compensation. Approximately, 200 associates (including the NEOs) are members of the Company’s Leadership Team which is responsible for managing the day-to-day affairs of the Company and is composed of associates from across the Company’s geographic footprint and organization chart. Prior to 2021, the Leadership Team’s, including the NEOs', equity compensation was entirely performance-based while the remainder of the Company’s approximately 3,150 associates received equity compensation comprised of time-based restricted shares that vest pro-rata typically over a five-year period. Beginning in 2021, the Leadership Team's, including the NEOs', equity compensation has been a mix of time-based and performance-based restricted stock units as further described below, with the remainder of the associates continuing to receive solely time-based restricted shares. Given all associates are shareholders, the Company believes its associates’ interests typically are directly aligned with the interests of its broader shareholder base over the long-term.
•The Company uses the same performance targets under its AIP for all participating associates, including its NEOs. Thus, if the NEOs are eligible to receive an award all participating associates are also able to receive an award. This incentive structure creates a “win together, lose together” culture focused on corporate goals rather than individual ones that the Company believes results in Company-wide alignment between associates in relation to one another but also in relation to shareholders, which the Company believes creates a better culture and consequently better performance.

We incorporate a peer-based, performance-heavy approach to setting compensation for NEOs and establishing performance targets for NEO incentive compensation.
2

•Competitive compensation data from peer companies is used as a reference point to make decisions about overall compensation opportunities and specific compensation components. The Compensation Committee applies judgment and discretion in establishing targeted pay levels for the NEOs, taking into account not only competitive market data, but also factors such as Company and individual performance, scope of responsibility, business needs, and individual skill sets.
•Peer performance data is used to align compensation with performance. The Compensation Committee generally sets performance metrics that if met should result in top quartile performance within the peer group. Unlike some firms that may benchmark compensation below, at, or above the 50th percentile, the Company seeks to align performance and total compensation and expects to pay below the 50th percentile when performance is below the 50th percentile and above the 50th percentile when performance is above the 50th percentile. The pay-for-performance philosophy typically results in reduced compensation for performance below the Compensation Committee’s expectations and enhanced compensation for performance that exceeds expectations.
•Beginning in 2021 and continuing through the present, the Compensation Committee has utilized peer relative performance metrics in the performance-based restricted stock units granted to the NEOs. Prior to that, these awards utilized absolute performance metrics tied solely to the Company’s results.

NEO total compensation should be weighted heavily toward equity compensation to ensure that NEOs are appropriately aligned with shareholders.
3

•NEO compensation is primarily composed of base pay, an annual cash incentive from the annual cash incentive plan (AIP) and equity incentives from the long-term incentive (LTI) plan that are largely performance-based with wealth creation by an NEO directly linked to the enhanced performance of the Company, particularly as it relates to peers, as well as the corresponding performance of the Company’s Common Stock.
•Equity compensation should be largely performance-based and should generally comprise the most significant component of an NEO’s total targeted compensation in order to create a stronger alignment between the NEO’s interests and the interests of the broader shareholder base. For each NEO, 70% of their annual LTI grant is performance-based and 30% is time-based reflecting a strong orientation to a performance basis. For 2023, in total, equity compensation comprised 58% of the CEO’s total targeted direct compensation, while for the other NEOs' equity compensation comprised 47% of the other NEOs' total targeted direct compensation.
•The Company administers a 401(k) plan for all associates with market-based matching provisions. The Company does not offer any other retirement vehicle (i.e., defined benefit or deferred compensation plans) for its NEOs or other associates in addition to the 401(k) plan unless such a plan was put in place by a company the Company has acquired prior to the acquisition. Perquisites comprise only a modest component of the executive’s compensation, at 2.0%.

2024 Proxy Statement	51

Executive Compensation

Incentive compensation is appropriately balanced between short-term and long-term goals including components that require achievement of asset quality targets.
4

•Performance metrics for both short-term and long-term incentives are used and coupled with asset quality metrics and caps on amounts that may be earned, which the Company believes reduces the risk that an NEO would execute strategies or transactions that may be outside the overall risk tolerance of the Company. Additionally, the Company’s Chief Risk Officer performs a risk analysis annually on all Company incentive plans and provides this analysis to the Compensation Committee for its review.
•The Company believes annual cash incentives are the preferred form of incentives when considering shorter-term financial objectives. Shareholders are rewarded as earnings per share increase with organic growth being the preferred method for achievement of increased annual earnings while a combination of time-based and performance-based equity compensation (with performance-based being the predominant component) is the preferred form of incentive when considering the achievement of longer-term objectives over a multi-year period, with the time-based component creating a retentive aspect with key performers.
•Since 2021, the Compensation Committee has sought to have balance in the incentive plans by utilizing performance metrics, such as return on average tangible common equity ("ROATCE"), tangible-book value per share accretion plus the impact of dividends paid on the Company's Common Stock ("TBV Accretion") and total shareholder return ("TSR") as the primary metrics for measuring long-term performance for increasing shareholder value for the LTI plan, and utilizing shorter-term profitability and other metrics, such as fully diluted earnings per share ("FDEPS") and revenue-related metrics, as the metrics for the AIP. In all cases, asset quality thresholds must be met before distributing any awards pursuant to the AIP or LTI plan.
The incorporation of the above factors into the Company’s compensation practices is evident when reviewing the concentration of performance-based compensation over the past several years. The Compensation Committee has maintained the balance between compensation and performance by incorporating a significant amount of variable-based compensation into the executive compensation structure. As a result, in periods where performance was below the Compensation Committee’s expectations, overall compensation levels have been reduced.
SAY ON PAY RESULT FROM 2023 ANNUAL SHAREHOLDER MEETING

77.9% of Shareholders Voting Approved our 2023 Say-on-Pay Proposal
The Company held an advisory say-on-pay vote at its April 18, 2023 annual shareholder meeting. Shareholders approved the compensation of the NEOs, with 77.9% of shareholder votes cast voting in favor of the say-on-pay proposal. While the Compensation Committee views this as an indication that the Company has been generally effective in implementing its compensation philosophy and objectives, the Compensation Committee acknowledges that this level of support is lower than that generally received in previous years.

In response to this vote, and to better understand investor perspectives regarding executive compensation and governance matters, the Company reviewed the shareholder vote recommendations of certain proxy advisory firms and, as a result, reached out, beginning in the second quarter of 2023, to twenty of the Company’s largest shareholders to seek their feedback on these matters. The Company’s Chief Financial Officer led these discussions. Management provided both the Compensation Committee and the Board with updates concerning these discussions with shareholders to enable the Compensation Committee, the Nominating and Corporate Governance Committee and the Board, as appropriate, to consider the feedback received.
As to the outreach to the Company’s twenty largest shareholders, management had a meaningful conversation with nine of these shareholders and received feedback from four additional shareholders that no additional correspondence or discussion was needed at the time. Seven of the twenty shareholders that the Company contacted elected to provide no feedback. As a part of this process, members of management also spoke with one of the proxy advisory firms. During the discussion with these shareholders that accepted the Company's invitation for a meeting, shareholders generally expressed support for our executive compensation program though certain shareholders noted general concerns for any one-time cash or equity awards but further noted that providing additional disclosures as to the merits of any one-time award would help alleviate these concerns. Additionally, certain shareholders noted a desire for more transparency in board nomination policies and practices. Many of the shareholders also highlighted their focus on ESG matters and noted a desire for continued and enhanced disclosures around these topics as deemed appropriate.

52	Pinnacle Financial Partners, Inc.

Executive Compensation
Based on the feedback received, management expects that it will periodically reach out to investors to discuss proxy-related matters including those around executive compensation practices on a more routine basis going forward. The Company has also expanded disclosures in this proxy statement as a result of the input from the shareholders and the proxy advisory firm that was contacted in connection with these outreach efforts. The Board and management are committed to ongoing engagement with our shareholders and intend to continue these outreach efforts.
Routinely, various executives of the Company participate in numerous shareholder outreach activities during the year. These activities will typically involve the Company’s Chief Executive Officer, the Chief Financial Officer and/or other executives of the Company. Most of the shareholder events involve investor conferences or meetings sponsored by sell-side investment research firms who may also publish market research which includes investment notes on the Company. Executives of the Company also participate in conference calls with shareholders and other investors throughout the year.
SENIOR OFFICER CHANGES IN 2023
During 2023, the Company experienced two events that resulted in changes to the composition of the Company’s senior executive officers. Hugh M. Queener, the Company’s Chief Administrative Officer since its formation, retired from the Company on March 31, 2023. In addition to Mr. Queener’s retirement, the Company’s senior executive officer composition was also impacted by the sudden death of Timothy Huestis, the Company’s Chief Credit Officer, on December 1, 2023. Mr. Queener’s duties were allocated among many of the Company’s associates while Mr. Huestis was succeeded by J. Harvey White, as Interim Chief Credit Officer. Mr. White had previously served as the Company’s Chief Credit Officer from September 1, 2009 to December 31, 2019, and at the time of his appointment as Interim Chief Credit Officer was serving as the Company's Knoxville Regional Banking Executive.
In connection with his retirement, Mr. Queener vested in certain of his previously awarded time-based vesting restricted stock units and has the opportunity to earn a pro rata portion of certain of his performance stock units as more fully described elsewhere in this proxy statement.
In connection with Mr. Huestis’ death, all of the time-based vesting restricted stock units previously awarded to Mr. Huestis that were then unvested vested in accordance with the terms of the award agreements pursuant to which these shares were granted and the Compensation Committee approved the vesting of certain of the performance stock units previously awarded to Mr. Huestis as more fully described elsewhere in this proxy statement.
2023 RESULTS
Going into 2023, management set forth a financial plan to exceed the Company's 2022 performance, which was a successful year where the Company achieved its performance goals and paid cash incentives at 125% of target. The 2023 plan allowed for annual cash incentives to be earned at up to 125% of target, which is consistent with the maximum payout percentage opportunity historically utilized by the Company, with the exception of 2021 where associates were eligible for a maximum opportunity of 160%. The 2023 financial plan developed by management and approved by the Company's Board called for, among other things, considerable loan and client deposit growth, substantial margin improvement, consistent performance from fee business lines with increases in expenses to correspond only to increase in headcount and the associated expense.
While the Company fell short of achieving some of these goals in 2023, including substantial margin improvement and consistent performance from fee business lines, specifically its equity method investment in Bankers Healthcare Group ("BHG"), it did achieve its principal strategic goal of increased loan and deposit growth, growing loans by 12.5% and deposits by 10.2%, each from corresponding levels at December 31, 2022 despite significant uncertainty and volatility impacting financial institutions in 2023 as a result of the multiple high-profile bank failures in the first half of 2023 and the fallout from these failures that carried over throughout the year, contributing to increased levels of on-balance sheet liquidity and higher deposit and other funding costs than management had anticipated when setting the budget for 2023. Though both the loan and deposit growth was considerable in 2023, the net interest margin did not improve at a rate necessary to allow for the increase in net interest income to the levels established by the Company that would have triggered target-level payouts under its AIP for 2023. The significant levels of excess on-balance sheet liquidity that the Company built in the first half of 2023, together with the increased costs of these liquidity balances and other funding sources, negatively impacted the Company’s results in 2023, and contributed to the Company’s failure to achieve results that would have triggered a target-level or better payout under the AIP in 2023, despite the change in the Company’s revenue and GAAP FDEPS in 2023 when compared to 2022 outperforming many of the Company’s peers.
For 2023, the Company generated GAAP FDEPS of $7.14, or $7.42 per common share when adjusted to exclude the FDIC special assessment to recover losses incurred by the Deposit Insurance Fund associated with multiple bank failures which occurred in Spring 2023 and expense from ORE in 2023. Additionally, the Company generated total revenues for the year ended 2023 of $1.7 billion. These amounts reflected a 0.42% decline and 9.7% increase on a GAAP basis and 3.3% and 9.7% increases on an adjusted basis over our FDEPS and total revenues for 2022, of which the FDEPS and total revenue growth rates constitute top quartile performance among peers. As to asset quality, at December 31, 2023, our NPA ratio was 0.27%, our classified asset ratio was 5.2%, and our net charge off ratio for 2023 was 0.16%.

2024 Proxy Statement	53

Executive Compensation
For 2023, our ROATCE and TBV Accretion, the two equally-weighted performance metrics for our LTI awards, were both 14.8%, in each case calculated in accordance with the terms of the performance unit award agreements for our NEOs that include these financial measures as performance metrics.
The Company’s focus for 2024 is to continue to grow tangible book value per share and deliver attractive levels of ROATCE while also seeking to grow FDEPS and revenue. From the December 31, 2016 until December 31, 2023, our quarterly tangible book value per share growth including the impact of dividends on the Company’s common stock has produced a compound annual growth rate over that same period of 12.0%, while the Company’s GAAP FDEPS and total revenue compounded annual growth rates over that same period were 5.5% and 18.7%, respectively.
The Company’s financial results were also complimented by human capital management successes in 2023. During 2023, we achieved several significant milestones for our associates and we also earned national recognition for how we treat our clients.

BEST BANKS TO WORK FOR (11 YEARS) •No. 1 or No. 2 in our asset size category since the programs inception - American Banker	24TH BEST COMPANY TO WORK FOR IN THE U.S.– FORTUNE MAGAZINE •7th Best Workplace in Financial Services and Insurance •6th Best Workplace for Women	11 GREENWICH BEST BRAND AND GREENWICH EXCELLENCE AWARDS •Six excellence awards for small-business banking; five for middle-market banking •Total of 165 such awards over 13 years
Our NEOs are focused on increasing shareholder value over the long-term while at the same time ensuring that the Company (i) remains a great place to work for its associates, (ii) is known for providing distinctive service and effective advice to its clients and (iii) is easy to do business with. One of the Company’s core tenets is that excited associates create engaged clients that contribute to enriched shareholders. We believe our relentless focus on culture and the success we have had in developing a culture that motivates associates to produce above-target level performance and contributes to excellent retention rates has aided us in our efforts to recruit experienced bankers in each of our markets. We added 98 revenue producers in 2023. As a result of this focus, the chart below details the growth in the Company’s Common Stock share price since the Company’s inception through December 31, 2023 compared to the performance of the KBW Regional Bank Index over that same period.
PNFP COMMON SHARE PRICE APPRECIATION
October 2000 – December 2023
Results driven compensation philosophy weighted toward equity compensation with a broad-based “win together, lose together” strategy.

3000%
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10/1/2000
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PNFP
BKX

54	Pinnacle Financial Partners, Inc.

Executive Compensation
The Company believes that the chart above which represents the Company's Common Stock price as compared to the KBW NASDAQ Bank Index ("BKX") reflects the long-term benefits to shareholders of the Company’s compensation philosophy, that targeting top quartile performance against banking peers for key financial metrics like ROATCE and TBV Accretion, along with growth in total revenue and/or FDEPS in the goal setting process for the NEOs’ compensation should lead to exceptional underlying performance in the Company’s business and that, over the long term, the Company’s Common Stock price performance should be positively impacted should the Company be able to achieve those results. As discussed below, the Compensation Committee's philosophy contains metrics which are meant to drive focus on more shareholder-oriented performance metrics while also bringing balance and retention elements to the annual design.
EMPHASIS ON PERFORMANCE-BASED COMPENSATION
Because the Compensation Committee believes in generally aligning NEO compensation with the Company’s performance, more than 50% of an NEO's pay is typically provided in the form of at-risk, performance-based compensation. The following charts show the mix of our CEO’s 2023 target total compensation package compared to the average mix of total compensation package for CEOs in our peer group.
PERFORMANCE-BASED COMPENSATION
(% of total at target)

PINNACLE CEO	PEER CEOs

Source: McLagan, a business unit of Aon, plc.
For 2023, approximately 63% of our CEO’s direct compensation at target was performance-based and fully at-risk, while about 57% of the direct compensation at target for peer CEOs was performance-based, on average. When comparing our CEO’s performance-based compensation as a percentage of total compensation to that of peer CEOs, the compensation structure at the Company is weighted more towards performance-based compensation that, if performance is below threshold, is fully at-risk as compared to peers.

2024 Proxy Statement	55

Executive Compensation
PERFORMANCE GOAL SETTING FOR 2023
Consistent with previous periods, the first step in setting performance targets for the AIP or LTI plan for 2023 was to establish an appropriate peer group. During 2022, with the assistance of McLagan, the Compensation Committee modified the compensation peer group to be utilized in setting the NEOs’ 2023 compensation and determined that a group of 22 other publicly traded financial firms from throughout the United States with total assets at the time of selection ranging from $24.0 billion to $94.0 billion and who maintained a commercial lending focus would form the Company’s peer group for 2023. The asset size of the 2023 peer group 50th percentile was $40.0 billion. For more information, see "Role of Compensation Consultants" and the peer group located elsewhere in this CD&A.
As part of the annual goal setting process for the 2023 AIP for fiscal 2023, the Compensation Committee considered the anticipated performance of the peer group based on analysts’ 2023 performance estimates for each peer member and, then determined the level of the Company’s performance targets for FDEPS and revenue growth likely necessary to equal or exceed the top quartile of the peer group.
When establishing goals for LTI plan awards tied to 2023 performance, the Compensation Committee determined that peer relative ROATCE and TBV Accretion should be utilized as the performance metrics for the 2023 awards as was the case for the 2022 award, including a three-year performance period given the performance of the Company in 2022 under such plan design and the goal of motivating the NEOs to seek to achieve similar performance in 2023. The Compensation Committee set the target performance level at the 75th percentile of the peer group, with maximum payouts being earned for performance at the 95th percentile, which is consistent with the 2022 award.
2023 Executive Compensation
In determining 2023 total compensation levels for NEOs, the Compensation Committee evaluated various factors including peer information and the performance of the Company over the past several years. The Compensation Committee also considered the contribution each individual NEO made to enhance shareholder value as well as better position the Company for strong operating performance in the future. Additionally, the Compensation Committee when setting 2023 compensation for the NEOs considered broader stakeholder matters including the Company’s reputation in its markets, feedback from regulators regarding the Company's compliance with various banking laws and regulations and how well the Company's leadership has promoted and adhered to the Company's culture. The Compensation Committee began the 2023 executive compensation setting process in 2022 and then finalized 2023 executive compensation for the NEOs in January and February 2023. As a result, 2022 results, as well as the forecasted change in FDEPS in 2023, total revenue growth, TBV Accretion growth, ROATCE changes and profitability targets for 2023 influenced the Compensation Committee as to their NEO compensation decisions for 2023. The 2023 executive compensation program design was substantially similar to the design of the recurring executive compensation program in 2022 with only a change in the AIP performance metrics from quarterly pre-tax pre-provision net revenue metrics utilized in 2022 to a full-year total revenue metric utilized for 2023. As noted above, J. Harvey White was promoted to Interim Chief Credit Officer as a result of Mr. Huestis death on December 1, 2023. Mr. White was not an executive officer in 2022 or prior to his promotion in 2023. Accordingly, certain elements of his 2022 compensation were not specifically approved by the Compensation Committee.

56	Pinnacle Financial Partners, Inc.

Executive Compensation
BASE SALARIES
The base salaries for our NEOs in 2023 were set at levels that represented increases of 4% (or, in Mr. White's and Mr. Huestis' case 6% and 8%, respectively) over 2022 levels as shown in the table below. Base salaries are designed to recognize and reward the skill, competency, experience, and performance an executive brings to the position. Changes in base salary result primarily from comparison against peers, individual and Company performance, internal equity considerations, value to the organization, promotions and the executive’s specific responsibilities compared to market. The Compensation Committee reviews salaries for our NEOs annually and incorporates peer information into its review process. These increases reflected the Compensation Committee’s desire to ensure competitive base pay amounts while factoring into account the considerations previously noted and were consistent with the increases to the base salaries of the Bank’s associates generally. In the cases of Messrs. Turner and McCabe the increases were aimed at positioning them near the 75th percentile of base salaries among the peer companies' comparable positions. In the case of Mr. Huestis, the increase in his base salary was aimed at positioning him between the 25th and 50th percentiles of base salaries among the peer companies' chief credit officers.

	2022 BASE SALARY	2023 BASE SALARY	% INCREASE
Turner	$1,172,000	$1,217,000	4%
McCabe	$1,113,000	$1,156,000	4%
Callicutt	$737,000	$765,000	4%
Carpenter	$578,000	$600,000	4%
White	$341,500	$362,000	6%
Huestis	$412,000	$445,000	8%
Queener	$578,000	$600,000	4%
ANNUAL CASH INCENTIVE PLAN (AIP)
In January 2023, the Compensation Committee reviewed an analysis of the Company's FDEPS and total revenue expectations for 2023 and compared these estimates to published estimates for each of our peers in 2023 available at the time. The Compensation Committee determined that the Company's estimated 2023 FDEPS and total revenues year-over-year growth would be reflective of a high performing firm.
Following review of this analysis, the Compensation Committee set and approved the Pinnacle Financial Partners, Inc. 2023 Annual Cash Incentive Plan. Pursuant to the 2023 AIP, all employees of the Company compensated via a predetermined salary or hourly wage, or approximately 95% of the Company's employees at December 31, 2023, including the NEOs, were eligible to receive cash incentive payments ranging from 10 percent to 110 percent of the participant’s base salary at target level performance in the event that (i) Pinnacle Bank’s ratio of classified assets to the sum of Pinnacle Bank’s tier 1 risk-based capital and its allowance for credit losses (the “Classified Asset Ratio”) as of December 31, 2023 was not more than a predetermined ratio and (ii) the Company met (A) targeted levels of FDEPS and (B) targeted levels of total revenues, excluding, in each case, such items as the Compensation Committee could determine as permitted by the 2023 AIP. Payments under the 2023 AIP were based 75% on the FDEPS goals and 25% on the total revenue goals. The FDEPS and total revenue goals were established with a target level of performance which, if achieved, the Compensation Committee believed would result in performance at or above the 75th percentile of peers based on then available analyst expectations. For performance that exceeded targeted levels participants could receive up to 125% of their targeted payout as an encouragement to the Company’s associates to achieve outsized performance in 2023.
Pursuant to the terms of the 2023 AIP, adopted by the Compensation Committee, potential cash payouts to the NEOs were as follows:

	POTENTIAL AIP AWARD AS A % OF BASE SALARY
	THRESHOLD (MINIMUM)	TARGET	MAXIMUM
Turner	0%	110%	137.5%
McCabe	0%	110%	137.5%
Callicutt	0%	80%	100%
Carpenter	0%	80%	100%
White	0%	40%	50%
Huestis	0%	60%	75%
Queener	0%	80%	100%

2024 Proxy Statement	57

Executive Compensation
Target awards for 2023 were contingent on the Bank achieving a classified assets ratio (the sum of the Bank’s nonperforming assets and potential problem loans divided by the sum of its Tier 1 Capital Ratio and allowance for credit losses) of less than 35% as of December 31, 2023. Should the classified asset ratio threshold be met, a participant’s award was to be based 75% on achievement of FDEPS goals and 25% on achievement of total revenue goals, in each case as those metrics were calculated by the Compensation Committee. Payouts between the various tiers for both the FDEPS and total revenue metrics were to be interpolated based on the Company's results compared to the performance metrics.
FDEPS COMPONENT
Reflecting the complicated operating environment predicted for banks headed into 2023, when interest rates were expected to continue to increase to historically high levels, potentially negatively impacting loan demand and costs of funding, as well as a then current inverted yield curve, the Compensation Committee set the year-over-year FDEPS target at a 2.5% decline rate for a target level payout while maximum payout for the FDEPS metric required growth of 16.6%, each of which were representative of top quartile expected performance in our peer group in each case excluding certain items for 2023 and 2022 as described in more detail below. Awards for the 2023 AIP were interpolated for performance within threshold, target and maximum payout levels.

	FD EPS TIERS AND RESULTS	INCENTIVE PAYOUT AS % OF FDEPS TARGET	ENDING PAYOUT TIERS EXPRESSED AS % OF TARGET (WITH IMPACT OF 75% WEIGHT)
Threshold	<$7.00	0%	0%
- Tier 2	>$7.00 to $7.40	0.5% to 66.66%	0.5% to 49.9%
- Tier 3	>$7.40 to $7.80	66.67% to 99.99%	50% to 74.99%
Target	>$7.80 to $8.37	100% to 124.99%	75% to 93.749%
Max level payout	>$8.37	125.0%	93.75%
2023 Adjusted Results(1)	$7.42
2022 Adjusted Results(1)	$7.18
(1)The Compensation Committee determined that the Company’s GAAP results for the year ended December 31, 2023 were impacted by the $29.0 million FDIC special assessment discussed elsewhere in this CD&A and other real estate (ORE) expenses of $315,000 while the Company's 2022 GAAP results were negatively impacted by ORE expense of $280,000. The Compensation Committee noted that these items were not directly linked to the performance of the participant group as a whole and should be excluded from the determination of the achievement of the FDEPS performance targets for the 2023 and 2022 AIP. These adjustments were approved by the Compensation Committee and were consistent with the terms of the 2022 and 2023 AIP. No adjustments were made to the classified assets ratio. A summary of the adjustments for 2023 and 2022 are detailed below (2022 results are presented for comparability purposes):

	2023 FD EPS	2022 FD EPS
COMPANY GAAP RESULTS, AS REPORTED	$7.14	$7.17
Adjustments to reported results for AIP purposes:
ORE (benefit) expense	—	0.01
FDIC special assessment	0.38	—
Tax impact of above adjustments	(0.10)	—
Company adjusted results for AIP purposes	$7.42	$7.18
Given adjusted FDEPS results in 2023, the Compensation Committee determined that a payout level of 50.62% of the target level payout for this component of the 2023 AIP was achieved.

58	Pinnacle Financial Partners, Inc.

Executive Compensation
REVENUE COMPONENT
The Compensation Committee set the year-over-year revenue target at a 4.5% growth rate for a target level payout while maximum payout for the revenue component required growth of 19.1%, each of which were representative of top quartile expected performance in our peer group. Awards for the 2023 AIP were interpolated for performance within threshold, target and maximum payout levels.

	REVENUE TIERS AND RESULTS (in billions)	INCENTIVE PAYOUT AS % OF REVENUE TARGET	ENDING PAYOUT TIERS EXPRESSED AS % OF TARGET (WITH IMPACT OF 25% WEIGHT)
Threshold	<$1.614	0%	0%
- Tier 2	>$1.614 to $1.700	0.5% to 66.66%	0% to 12.49%
- Tier 3	>$1.700 to $1.762	66.67% to 99.99%	12.5% to 24.99%
Target	>$1.762 to $1.841	100% to 124.99%	25% to 31.2499%
Max level payout	>$1.841	125.0%	31.25%
2023 Results	$1.695
2022 Results	$1.545
Given revenue results in 2023, the Compensation Committee determined that a payout of 11.77% of the target level payout for this component of the 2023 AIP was achieved.
COMPENSATION COMMITTEE CONCLUSIONS WITH RESPECT TO THE 2023 AIP
As of December 31, 2023, the Company reported a classified asset ratio of 5.2% which was below the classified asset ratio hurdle of 35% required by the 2023 AIP. After application of an adjustment to exclude approximately $125,000 of ORE expense, and $29.0 million of expense associated with the FDIC special assessment which was deemed appropriate by the Compensation Committee, the Compensation Committee concluded that the Company’s 2023 FDEPS and revenue results required a payout at 62.4% of each participant’s target level for 2023. This was composed of 50.6% for the FDEPS component and 11.8% for the revenue component.
As a result, a payout of 62.4% of the AIP target level was approved by the Compensation Committee to all participants, including the NEOs, as follows, with such amounts paid in January 2024:

	AIP TARGET PAYOUT (AS A %AGE OF BASE SALARY)	AIP TARGET LEVEL PAYOUT	AIP MAXIMUM PAYOUT (AS A % OF BASE SALARY)	2023 AIP ACTUAL PAYOUT (AT 62.4% OF TARGET)
Turner	110%	$1,338,700	137.5%	$829,994
McCabe	110%	$1,271,600	137.5%	$788,392
Callicutt	80%	$612,000	100%	$379,440
Carpenter	80%	$480,000	100%	$297,600
White	40%	$144,800	50%	74648(3)
Huestis(1)	60%	$256,800	75%	$152,148
Queener(2)	80%	$480,000	100%	$—
(1)The Compensation Committee in January 2024 determined that Mr. Huestis' estate should receive a payout under the 2023 AIP of what he would have earned had he not passed away prorated for the number of days that he was employed in 2023.
(2)Mr. Queener retired from the Company on March 31, 2023 and did not receive a payout under the 2023 AIP.
(3)Mr. White's base salary actually paid in 2023 totaled $301,000 as a result of a reduced schedule from July 1, 2023 to December 1, 2023.

2024 Proxy Statement	59

Executive Compensation
LONG TERM INCENTIVE (LTI) EQUITY AWARDS
For 2023, the Compensation Committee utilized a LTI plan design consistent with the plan design utilized in 2022, with the following elements:
i.LTI plan awards in 2023 included a time-based vesting component that made up 30% of the total recurring LTI plan award at target performance (without giving effect to the TSR modifier described below), and a performance-based component that comprised 70% of the total recurring award at target level performance (without giving effect to the TSR modifier described below) that applies to each of the NEOs' awards other than Mr. White's). The Compensation Committee continued to believe that the time-based vesting component provides balance to the LTI plan design, reducing volatility and is aligned with the Company’s peer group compensation practices. The time-vested units vest, subject to a participant's continued employment, in 33% increments each year on the anniversary of the grant date through 2026.
ii.The performance-based units incorporated a 3-year performance period with peer relative performance metrics. The performance metrics for the 2023 awards were unchanged from those utilized in 2022 and consist of average ROATCE for each year within the performance period and TBV Accretion over the performance period, with each measure being equally weighted and evaluated on a relative basis with the other members of the Company’s peer group utilized for purposes of setting the NEOs' compensation for 2023. Performance that equates to top quartile performance (75th percentile) results in target level award achievement. Maximum performance is achieved at performance levels that equate to performance at the 95th percentile.
iii.The potential maximum award under the performance-based component of the 2023 LTI plan remained at 200% of the targeted amount of performance-based units granted (before giving effect to the TSR modifier described below) for each of the NEOs other than Mr. White, as was the case for the 2022 award. Mr. White's maximum potential award is equal to his target amount in the aggregate though he can earn up to 200% of each performance metric subject to a maximum payout of 100% of target. Mr. White's performance unit award does not include the possibility of an upward or downward adjustment based on the TSR modifier as do the awards for the other NEOs. This maximum opportunity for the NEOs other than Mr. White, which requires performance at levels that equate to the 95th percentile for full achievement, was, in part, the result of the fact that the awards pay only 50% of target for performance at levels that equate to the 50th percentile, which the Compensation Committee believed was a lower payout for such performance in comparison to peer plan designs.
iv.The 2023 performance-based equity awards granted to the NEOs other than Mr. White also contain a total shareholder return (TSR) modifier that would allow the earned performance units to be increased or decreased by up to 20% based on the Company’s Common Stock price performance for a three year period compared to the KBW Regional Bank Index. TSR includes the impact of dividends declared to common shareholders. Awards are not eligible for a positive TSR adjustment unless 3-year relative TSR is above the 50th percentile (75th percentile or higher required for the full 20% upside adjustment). Conversely, negative adjustments are required should the 3-year relative TSR fall below the 50th percentile (25th percentile or lower required for full negative 20% adjustment).
v.Any performance-based units that are earned will be settled into shares of Common Stock shortly after the end of the three-year performance period and verification by the Compensation Committee of the financial information of the peers in the peer group provided the average NPA ratio for each of the years in the performance period is achieved.
The Compensation Committee believes that the 2023 LTI plan structure (i) provides an appropriate incentive for the executive leadership to maximize the performance of the Company and, thus, align their interests with shareholders, particularly given the performance metrics being utilized which the Compensation Committee believes are closely aligned with shareholder value creation, while maintaining the focus on Company soundness, and (ii) provides a balanced and different retentive aspect with use of time-based awards as well.

60	Pinnacle Financial Partners, Inc.

Executive Compensation
A summary of the 2023 LTI plan design for the 2023 awards granted to the NEOs other than Mr. White is displayed below. Though Mr. White may earn up to 200% of target payout for either of the two performance metrics applicable to his performance-based restricted stock units individually, Mr. White's payout under his 2023 LTI performance-based award is capped at 100% of target. In addition, Mr. White's performance award does not include the TSR modifier noted below.
Dividends Related to Unvested RSUs and Performance Units - The Company accrues cash dividends that otherwise would be paid on the shares of Common Stock underlying these restricted stock units and performance units, but the accrued, unpaid dividend equivalents are not paid to the NEO unless the underlying performance units are earned and shares of Common Stock are issued to the NEO in settlement of such units.
Impact of Certain Termination Scenarios on Vesting - In the event that an NEO retires after reaching age 65, as was the case with Mr. Queener, with the prior approval of the Compensation Committee, the NEO will be entitled to receive a pro rata portion of the time-based restricted share units that were scheduled to vest on the next vesting date, based on the number of days worked since the most recent vesting date. In the event that an NEO’s employment terminates by reason of death or disability, as was the case with Mr. Huestis, all then unvested and outstanding time-based restricted share units vest under the terms of the awards' agreement. In the event that an NEO’s employment is terminated other than for death, disability or retirement, the NEO will forfeit all then unvested time-based restricted share units granted under the 2023 LTI plan award. In the event that an NEO retires after reaching age 65 prior to December 31, 2025, as was the case with Mr. Queener, the NEO shall be entitled to receive the number of performance-based units that the NEO would have earned based on the Company's actual performance relative to peers in regards to the two performance metrics had he not retired based on a pro rata calculation of the number of days worked during the performance period. These units would not be settled into shares of Common Stock until the settlement date that would have been utilized had the NEO not retired. Messrs. Turner, McCabe, Callicutt and White are over the age of 65. In the event that an NEO’s employment is terminated by reason of death or disability, as was the case with Mr. Huestis, prior to December 31, 2025, the NEO (or his estate or heirs) shall be entitled to receive the greater of (a) the number of performance-based units that the Compensation Committee may determine, based on the Company’s performance during the portion of the performance period ending on the last day of the fiscal quarter preceding such termination, and (b) the number of performance-based units that the NEO would earn at target. In the event that an NEO’s employment is terminated other than for death, disability or retirement, the NEO shall forfeit all performance-based units granted under the 2023 LTI plan. For a discussion of the treatment of Messrs. Queener's and Huestis' unvested units upon their retirement and death, respectively, see "2023 Summary Compensation Table" and "Outstanding Equity Awards at 2023 Fiscal Year End" elsewhere in this proxy statement.

2024 Proxy Statement	61

Executive Compensation
2023 RESTRICTED STOCK AND PERFORMANCE UNIT AWARD GRANTS
Effective January 19, 2023, the Compensation Committee granted the NEOs time-based restricted share units and performance-based restricted share units designed in a manner similar to that described above. In setting the total targeted dollar value of the LTI plan awards to each of the NEOs other than Mr. White in 2023, the Compensation Committee considered competitive market data from a peer compensation study provided by McLagan and reviewed by the Compensation Committee. In addition, the Compensation Committee considered the level of Company performance required to earn the awards, individual performance, potential future contributions to the Company’s business, internal equity and, in certain cases, management’s recommendations. Each of the NEOs was a participant in the Company’s LTI program for 2023 and could earn the following aggregate amounts under both grants over the three-year performance periods at target and, if applicable, maximum level payout for the performance-based component:

	TARGET(1)	MAXIMUM(1)
Dollar Value of Aggregate Recurring Award at Grant
Turner	$3,400,000	$6,732,000
McCabe	$3,230,000	$6,395,400
Callicutt	$1,280,000	$2,534,400
Carpenter	$925,000	$1,831,500
White	$60,000	NA
Huestis	$615,000	$1,217,700
Queener	$900,000	$1,782,000
(1)The table below outlines the time-based restricted share units granted as well as the target and maximum levels of the performance-based restricted share units granted and the number of performance-based restricted share units that the Company estimated could be earned by the NEO as of December 31, 2023.

		PERFORMANCE-BASED UNITS
	TIME-BASED UNITS(*)(#)	TARGET(*)(#)	MAXIMUM(*)(#)	ESTIMATED PAYOUT AT DECEMBER 31, 2023(^)
Number of Units
Turner	14,520	33,880	81,310	48,786
McCabe	13,794	32,186	77,245	46,347
Callicutt	5,467	12,755	30,611	18,367
Carpenter	3,951	9,218	22,121	13,273
White	257	598	—	598
Huestis	2,627	6,128	14,708	8,825
Queener	3,844	8,968	21,524	3,229
(#) Target column includes no positive or negative adjustment for the Relative TSR Modifier. Maximum column includes a full 20% upward adjustment for the Relative TSR Modifier.
(*) The dollar amount of target and maximum performance-based equity compensation was divided by the closing price of the Company’s Common Stock on the grant date of January 19, 2023, which was two days following the public release of the Company’s 2022 financial results, to determine the number of performance-based units granted to the Company’s NEOs. Historically, the Compensation Committee has elected to defer the grant date for NEO equity compensation until two days after the Company had released its previous year’s results as it believes that the market price of the Common Stock on that date better reflects all current material information. The number of time-based units was then determined by calculating 30% of the target number of performance-based units without giving effect to the TSR modifier and the same stock price was utilized to determine the number of time-based units to be awarded.
(^) The number of shares reported in this column represents the number of shares that the Company estimates could be earned by the NEO based on the performance of the Company against its peers through December 31, 2023 and is based on actual performance for the portion of the performance period that has been completed and estimated performance during the portion of the performance period that has not yet been completed. At December 31, 2023, this represents 60% of the maximum number of performance-based units after giving effect to the TSR modifier. Because of the peer relative nature of the performance metrics associated with the performance-based component of the 2023 recurring LTI plan awards, the actual level of payout based on the achievement of the performance metrics of the performance-based awards under the 2023 LTI plan will not be fully known until after December 31, 2025 given the single three-year performance period in the awards. As described in more detail below, in connection with Mr. Huestis death, his estate received 6,128 shares in settlement of the performance-based units granted to him in 2023, and Mr. Queener, upon his retirement, is now only eligible to earn a pro rata portion number of performance-based units granted to him in 2023 that the Compensation Committee determines are earned based on the Company's performance based on the number of days that Mr. Queener worked during the performance period.

62	Pinnacle Financial Partners, Inc.

Executive Compensation
2023’S IMPACT ON PREVIOUSLY-ISSUED PERFORMANCE UNIT AWARDS
From 2016 through 2020, the Company solely granted performance-based restricted share units under its LTI plan, with vesting based on the Company's return on average tangible assets ("ROATA") and a performance period of three consecutive annual performance periods, with these equal tranches settled in shares of Common Stock if earned by the NEO. In 2021, and as a result of the impacts of the COVID-19 pandemic, the grants made in 2019 and 2020 were modified to use single year ROATCE and TBV Accretion metrics measured against peers in lieu of ROATA. Each of these three performance periods is followed by a one-year service vesting period, which is subsequently followed by a holding period of one to three years. Upon the achievement of a soundness threshold related to Pinnacle Bank’s NPA ratio as of the end of the fifth year from the grant date, any performance units granted in 2019 or 2020 earned during the annual performance periods and for which the NEO satisfied the one-year service vesting period are settled in Common Stock that is issued to the NEOs. Absent an NEO’s death, disability, or a change of control of the Company, no shares of Common Stock can be issued in settlement of the performance units until five years from grant date. The earned portion of the performance units granted to the NEOs in 2019, with performance periods tied to 2019, 2020 and 2021, were released to the NEOs other than Mr. Huestis following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as the NPA ratio established with respect to those awards was met as of December 31, 2023. Mr. Huestis' estate received shares of common stock in settlement of his performance units granted in 2019 and 2020 in 2023 following his death.
Because of the peer relative nature of the performance metrics associated with the performance-based vesting component of the 2021 LTI plan awards, and the fact that the ROATCE metric is an average of each of the three years in the performance period while the TBV Accretion metric measures accretion over the full three-year performance period, the determination of the percentages of these awards that have been earned by the NEOs based on the Company’s performance over the performance period has not yet been certified by the Compensation Committee, who will do so following the collection and analysis of information reflected in the annual reports filed by the peer group companies for the fiscal year ended December 31, 2023.
A key variable in determining the Company’s and each of the peer group companies’ performance for purposes of the 2021 LTI plan awards is the impact on the Company’s and each peer group company’s tangible common equity of accumulated other comprehensive income or loss ("AOCI"), which consists of unrealized gains and losses, which increase or decrease, as applicable, a company’s shareholders’ equity even though it doesn’t impact net income because the gains and losses have not yet been realized. Because AOCI impacts a company’s shareholders’ equity, it also impacts measures such as ROATCE, TBV Accretion and other measures that are impacted by tangible book value, like Price to Tangible Book Value per Share Ratios, which is one of the performance measures utilized in the Special Performance Units.
For many banks, AOCI levels in 2022 and 2023 were heavily impacted by the change in value of the bank’s investment securities portfolio, as changes in interest rates impact the market values of a bank’s investment securities portfolio, resulting in unrealized gains or losses that are recorded as AOCI and either positively or negatively impact a bank’s level of shareholders’ equity. This, in turn, impacts measures such as ROATCE where the “common equity” portion of the metric may change materially, thereby inflating, or reducing, the reported ROATCE of a particular company.
For many years, the Company’s management has sought to manage the impact of the volatility of AOCI fluctuations on the Company’s shareholders’ equity by minimizing the Company’s interest rate risk position and the resulting impact of that risk to the Company’s tangible common equity. Management has principally sought to accomplish this goal through minimizing the absolute size of the Company’s investment securities portfolio and/or otherwise deploying hedging practices to protect the Company’s balance sheet from interest rate fluctuations. Management’s decisions during 2020 and 2021 to preserve on-balance sheet liquidity while also funding the Company’s significant loan growth resulted in the Company not investing as significant a portion of the Company’s excess liquidity in fixed rate securities with long durations in an effort to increase yields as some other banks were doing during that period. This decision, coupled with other management strategies involving the Company’s investment securities portfolio, has resulted in the Company experiencing lower levels of AOCI losses on its securities portfolio than many of its peers that had purchased a significant amount of fixed-rated, long-duration securities during, and after, the pandemic when those banks had significant liquidity and little loan growth, which in turn has caused the Company’s ROATCE for 2023 to be lower on a percentage basis than some of those peer companies who are reporting lower earnings growth and higher AOCI losses in the securities portfolio. As a result of management’s decision to limit the amount of fixed-rate, long-duration securities purchased in 2020 and during the 2021 through 2023 performance period, and the corresponding lower levels of AOCI losses in the Company’s investment securities portfolio, the Company’s performance appears to be trailing that of some of its peers during the 2021 through 2023 performance period despite those peers reporting lower levels of earnings growth. This is because the Company’s tangible common equity levels were not as negatively impacted by AOCI losses as some of its peers, which produces higher levels of ROATCE for those peers in comparison to the Company.
During 2023, management discussed with the Compensation Committee how AOCI losses were impacting the estimated payouts under each of the performance metrics applicable to the LTI plan awards, and recommended to the Compensation Committee that it exclude from the calculation of ROATCE and TBV Accretion under the Company’s 2021 LTI plan awards the effects of AOCI from the Company’s results and the results for each of the companies in the peer group. Though the Compensation Committee has not met as of the date of this proxy statement to certify the Company’s results and peer ranking for purposes of calculating the vesting of the 2021 LTI plan performance-based vesting awards, were the Compensation Committee to approve such an adjustment, as is permitted pursuant to the terms of the award agreements evidencing such awards, the Company estimates that as of December 31, 2023, the NEOs other than Messrs. White, Queener and Huestis could earn 90% of the maximum amount of performance-based vesting restricted stock units granted to such NEO in 2021.

2024 Proxy Statement	63

Executive Compensation
The achievement of the performance metrics of the performance-based awards under the 2022 and 2023 LTI plans will not be fully known until after December 31, 2024 and December 31, 2025, respectively, given the single three-year performance period for the awards. Based on the Company's performance from the beginning of the performance period of each award through December 31, 2023, and the performance of the companies in the peer group during those same periods, as well as the Company's stock price performance from the first date of the applicable performance period through December 31, 2023, and after applying similar assumptions as those utilized for calculating the estimated payout under the 2021 LTI plan awards, the Company estimates that as of December 31, 2023, the NEOs other than Messrs. White, Queener and Huestis could earn 60% of the maximum amount of performance-based restricted stock units granted in 2022 and 2023, inclusive of application of the TSR modifier, where applicable, and 56% of the maximum amount of the Special Performance Units granted to such NEO.
Based on the same assumptions described above, the Company estimates that as of December 31, 2023 (i) Mr. White could earn 100% of the target amount of performance-based vesting restricted stock units awarded to him in 2021, 2022 and 2023, which target amount is his maximum amount and (ii) Mr. Queener could earn a pro rata portion of 90% of the maximum amount of the performance-based vesting restricted stock units granted to him in 2021 and 60% of the maximum amount of the performance-based vesting restricted units granted to him in 2022 and 2023, inclusive of application of the TSR modifier, with such pro rata amount being based on the number of days that Mr. Queener was employed during each of the three-year performance periods associated with those awards. Mr. Queener forfeited 100% of the Special Performance Units granted to him in 2022 upon his retirement. In connection with Mr. Huestis’ death, the Compensation Committee, in January 2024, approved the vesting of 1,698, 1,255 and 6,128 of the performance-based vesting restricted stock units awarded to him in 2021, 2022 and 2023 and 100% of the Special Performance Units awarded to him in 2022.
2024 Executive Compensation
The Compensation Committee began the 2024 executive compensation setting process in 2023 and then finalized 2024 executive compensation for the NEOs in January and February 2024. As a result, 2023 results, as well as the anticipated 2024 earnings growth, revenue growth, loan growth and profitability targets for 2023 influenced the Compensation Committee as to their NEO compensation decisions for 2024, as did current analyst expectations for the companies within our peer group for FDEPS and revenue growth.
BASE SALARIES
The Company's CEO and its Chairman of the Board received no base salary increase for 2024, while Messrs. Callicutt and Carpenter received an increase of 4%. Mr. White’s base salary for 2024 reflects an increase of 38% over his targeted base salary for 2023, reflecting his increased responsibilities as a result of his promotion to Interim Chief Credit Officer following Mr. Huestis’ death. The Compensation Committee set Mr. White’s base salary at the level that had been intended for Mr. Huestis and it approximates the 50th percentile for employees serving in comparable positions for the peer group selected by the Compensation Committee.
2024 ANNUAL CASH INCENTIVE PLAN (AIP)
In February 2024, the Compensation Committee reviewed an analysis of the Company's FDEPS and revenue expectations for 2024 and compared these estimates to published estimates for each of our peers for 2024 available at the time. The Compensation Committee considered that the Company's estimated 2024 FDEPS and total revenues would be reflective of a high performing firm compared to peers.
Following review of this analysis, the Compensation Committee set and approved the Pinnacle Financial Partners, Inc. 2024 Annual Cash Incentive Plan, which was designed similarly to the 2023 AIP. Pursuant to the 2024 AIP, all employees of the Company compensated via a predetermined salary or hourly wage, including the NEOs, would be eligible to receive cash incentive payments ranging from 10 percent to 110 percent of the participant’s base salary at target level performance in the event that (i) Pinnacle Bank’s Classified Asset Ratio is not more than a predetermined ratio and (ii) the Company meets (A) targeted levels of FDEPS and (B) targeted levels of annual revenues, excluding, in each case, such items as the Committee may determine as permitted by the 2024 AIP. Payments under the 2024 AIP will be based 75% on the FDEPS goal and 25% on the revenue goals. The FDEPS and revenue goals were established with a target level of performance which approximated top quartile estimated performance. For performance that exceeds targeted levels participants may receive up to 125% of their targeted payout.
2024 LONG TERM INCENTIVE (LTI) EQUITY AWARDS
In January 2024, the Compensation Committee approved the annual recurring equity award for the NEOs consisting of time-based restricted share units and performance-based restricted share units. The time-based awards, which represent 30% of the total award at target payout (without giving effect to the TSR Modifier), vest ratably over three years from the grant date. The performance-based awards utilize peer relative ROATCE and tangible book value per share accretion, excluding the impact of dividends, performance metrics along with a TSR Modifier.

64	Pinnacle Financial Partners, Inc.

Executive Compensation
Retirement and Other Benefits
The NEOs are eligible to participate in the Company’s 401(k) plan along with all other associates of the Company. The NEOs are subject to the same salary deferral and Company match provisions as the other associates. The Company does not sponsor a deferred benefit plan or any other deferred compensation retirement plan for the NEOs other than those that an NEO may have participated in prior to that person’s company being acquired by the Company. Presently, Mr. Callicutt is the only NEO that is a participant in any such plan, as he entered into a Salary Continuation Agreement with BNC prior to its merger with the Company and which the Company assumed in the merger. As described in more detail in the “Summary Compensation Table” below, Mr. Callicutt’s Salary Continuation Agreement provides for the payment of a defined monthly benefit to him for life once he reaches the age of 65, which he did on February 3, 2024. In addition, as discussed in the "Summary Compensation Table" below, the Board annually authorizes (i) a limited amount of personal use of the Company's aircraft by Messrs. Turner, McCabe, Queener and Carpenter and (ii) a purchase of a membership in a chartered flight provider for Mr. Callicutt. In 2023, each of these executives was permitted to use the corporate aircraft for personal travel in amounts not to exceed $100,000 for Mr. Turner, $95,000 for Mr. McCabe, and $15,000 for Mr. Carpenter, and Mr. Callicutt's membership covered up to $25,000 of travel costs. The amount of this benefit was deducted from each NEO's total equity compensation at target-level performance in 2023 and the amount of this benefit will likewise be deducted from total equity compensation at target for the NEOs in 2024. If an NEO utilizes the corporate aircraft for personal use in excess of these amounts, he must pay the Company for such use. For more information concerning these matters, see the Summary Compensation Table located in this proxy statement.
EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS
The Company has entered into employment agreements with each the Company’s NEOs serving as employees as of the date of the proxy statement other than Mr. White. The Company has entered into a change in control agreement with Mr. White. The employment and change in control agreements, as amended, are described in more detail in the Employment, Salary Continuation and Change in Control Agreement section of this 2024 Proxy Statement. These agreements automatically renew each year on January 1 unless the Compensation Committee (or, in the case of Mr. White's agreement, Mr. Turner) or the executive gives notice of non-renewal prior to November 30 of the preceding year, in which case the agreement terminates thirty days later.
In considering whether to give notice of non-renewal, the Compensation Committee considered the need to be able to retain its executive officers, the impact of such executives on the Company’s performance over the period of its existence and the performance of the executives prior to the date of any notice. When considering the multiples of base salary and bonus that a terminated executive officer would be entitled to receive following his or her termination, either before (in the case of all of the NEOs other than Mr. White) or after a change of control, the Compensation Committee also sought to provide benefits at a level that it believed would provide appropriate compensation for the executive officer in the event of consummation of a transaction that, although possibly detrimental to the individual’s employment prospects with the resulting company, would be beneficial to the Company’s shareholders.
The Compensation Committee believes that the protections afforded in the employment and change in control agreements are reasonable and, together with long-term incentive award terms, are an important element in retention of the executive officers who are a party to such agreements.
CLAWBACK OF INCENTIVE AWARDS
Pursuant to the 2023 AIP, upon the approval of the Board or the Compensation Committee, payments under the 2023 AIP paid to an associate, including an NEO, will be subject to recovery and “clawback” by the Company, and repaid by such employee, if the payments are based on materially inaccurate financial statements or other materially inaccurate performance metric criteria. In addition, Section 304 of the Sarbanes-Oxley Act of 2002 requires the recovery of incentive awards from our Chief Executive Officer and Chief Financial Officer if the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct. In addition, on October 17, 2023, the Board, acting upon recommendation of the Compensation Committee, approved an Amended and Restated Compensation Recovery Policy applicable to the Company’s officers who file reports pursuant to Section 16 of the Exchange Act, which policy provides that the Compensation Committee shall, subject to certain limited exceptions, recover any incentive-based compensation paid to the officer during the three completed years immediately preceding the date on which the Company is required to prepare a restatement of its financial statements due to material noncompliance with any financial reporting requirement under the securities laws or accounting rules (other than as a result of changes in such laws/rules), including any required accounting restatement (i) to correct an error in previously issued financial statements that is material to the previously issued financial statements, or (ii) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount recoverable shall be determined by the Compensation Committee, and will generally equal the amount the original award exceeds the amount the award would have been had it been calculated in accordance with the restated financial statements, subject to the application of any discretionary adjustments made by the Compensation Committee at the time of the certification of the results for the original award.

2024 Proxy Statement	65

Executive Compensation
FEDERAL INCOME TAX DEDUCTIBILITY LIMITATIONS
Section 162(m) of the Code limits the Company’s ability to deduct certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and to certain of the Company’s other associates. For 2017 and prior years, this limitation did not apply to compensation that qualified under applicable regulations as “performance-based.” Accordingly, the Company aimed to design and approve the performance-based compensation paid to its NEOs so that it would satisfy the requirements for deductibility under Section 162(m). For 2017 and prior years, the Compensation Committee considered Section 162(m) when making compensation decisions, but other considerations, such as providing the Company’s NEOs with competitive and adequate incentives to remain with the Company and increase the Company’s business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factored into the Compensation Committee’s decisions. In December 2017, the Tax Act was enacted. Under the Tax Act, the qualified performance-based compensation exception to Section 162(m) that generally provided for the continued deductibility of performance-based compensation was repealed, effective for tax years commencing on or after January 1, 2018. Accordingly, compensation to our Named Executive Officers in excess of $1,000,000 in 2023 (excluding performance-based compensation that meets the requirements of Section 162(m) that was awarded pursuant to a binding agreement in effect as of November 2, 2017) will generally not be deductible.
Additional Compensation Considerations
ROLE OF THE COMPENSATION CONSULTANT AND PEER GROUP DETERMINATION
Since 2010, the Compensation Committee has utilized the consulting services of McLagan, a part of the Human Capital Solutions practice of Aon plc, to help facilitate the executive officer compensation process. McLagan representatives routinely attend the Compensation Committee meetings during the year and continue to provide consulting services to the Compensation Committee. A McLagan representative is in attendance when the Compensation Committee votes on executive officer compensation. McLagan reports directly to the Compensation Committee, which retains sole authority to select, retain, terminate, and approve the fees and other retention terms of its relationship with McLagan. McLagan is very involved in the determination of an appropriate peer group for purposes of comparing the NEOs’ compensation and any adjustments that should be made to keep the peer group consistent with the Company’s strategies and objectives. The peer group for 2023 was as follows:

PEER BANK COMPANY	HEADQUARTERS	PEER BANK COMPANY	HEADQUARTERS
Comerica Inc.	Dallas, TX	PacWest Bancorp	Beverly Hills, CA
First Horizon Corp.	Memphis, TN	Hancock Whitney Corporation	Gulfport, MS
Zions Bancorp. NA	Salt Lake City, UT	Bank United Inc.	Houston, TX
Synovus Financial Corp.	Columbus, GA	Commerce Bancshares, Inc.	Kansas City, MO
Cullen/Frost Bankers Inc.	San Antonio, TX	Associated Banc-corp	Green Bay, WI
Wintrust Financial Corp.	Rosemont, IL	Cadence Bank	Tupelo, MS
Valley National Bancorp	New York, NY	Umpqua Holdings Corp.	Portland, OR
South State Corporation	Winter Haven, FL	United Bankshares Inc.	Charleston, WV
F.N.B. Corporation	Pittsburgh, PA	Fulton Financial Corporation	Lancaster, PA
UMB Financial Corporation	Kansas City, MO	Bank OZK	Little Rock, AR
Prosperity Bancshares, Inc.	Houston, TX	Simmons First National Corporation	Pine Bluff, AR

The Compensation Committee and McLagan do, as a matter of practice, compare the Company’s actual results on a GAAP basis and on an adjusted basis to the reported GAAP results of the companies in the peer group in order to validate its compensation philosophy in setting compensation for future periods and the continued emphasis on period-to-period earnings growth, ROATCE, TBV Accretion and other profitability metrics.

66	Pinnacle Financial Partners, Inc.

Executive Compensation
In 2023, the Compensation Committee reviewed its relationship with McLagan and considered McLagan’s independence in light of all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. The Compensation Committee received a report from McLagan addressing its independence, including the following factors: (1) other services provided to the Company by McLagan; (2) fees paid by the Company as a percentage of McLagan’s total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between McLagan’s senior advisors and a member of the Compensation Committee; (5) any Common Stock owned by the senior advisors; and (6) any business or personal relationships between the executives and the senior advisors. The Compensation Committee discussed these considerations and concluded that the work performed by McLagan and McLagan’s senior advisors involved in the engagements did not raise any conflict of interest.
ROLE OF MANAGEMENT
The Chief Executive Officer and the Chief Financial Officer also provide some input into compensation as it relates to all senior executives and internal forecasts. Neither the Chief Executive Officer nor the Chief Financial Officer are involved in the Compensation Committee deliberations regarding the CEO or other NEO compensation and are not present when the Compensation Committee votes on NEO compensation.
RISK ASSESSMENT OF EXECUTIVE COMPENSATION PROGRAM
In 2023, the Compensation Committee reviewed the Company’s 2023 AIP, 2023 LTI awards, and the various employment and change in control agreements to which the Company’s senior executive officers are a party with the Company’s Chief Risk Officer, for the following purposes:
(i)to identify any features in any senior executive compensation plan or employee compensation plan that pose imprudent risks to the Company and limit those features to ensure the Company is not unnecessarily exposed to risks; and
(ii)to identify and limit any features that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any associate.
ROLE OF THE COMPENSATION COMMITTEE
Messrs. Thompson, Boxley, Brock, Farnsworth and Jenkins, all independent directors, served on the Compensation Committee through February 29, 2024. The Compensation Committee makes all compensation decisions for the Company’s NEOs, including establishing the framework for how these executives are compensated, and approves recommendations regarding equity awards to all associates, including the executive officers, of the Company. The duties and responsibilities of the Compensation Committee include, among other things:
•overseeing the Company’s overall NEO compensation philosophy for the Company’s executive officers and other employees as the Company may determine;
•measuring performance with respect to established goals and objectives;
•designing the components for all NEO compensation;
•reviewing the Company’s NEO plans and the risks these plans pose to the Company; and
•establishing compensation for the Company’s NEOs
COMPENSATION COMMITTEE REPORT
The Human Resources and Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended this Compensation Discussion and Analysis be included in this proxy statement.
G. Kennedy Thompson, Chairman
Abney S. Boxley, Member
Charles E. Brock, Member
Thomas C. Farnsworth, III, Member
Decosta E. Jenkins, Member

2024 Proxy Statement	67

Executive Compensation
2023 SUMMARY COMPENSATION TABLE
The table below sets forth a summary of the compensation awarded to, earned by or paid to each of (i) the Company’s Chief Executive Officer; (ii) the Company’s Chief Financial Officer; and (iii) the other three highest paid executive officers of the Company whose total compensation exceeded $100,000 for fiscal 2023 and who were employed as executive officers at December 31, 2023 and two other individuals that were not serving as executive officers as of December 31, 2023 but who had served as executive officers for a portion of the year ended December 31, 2023 (collectively, the “Named Executive Officers”). Each of the Named Executive Officers that remained an employee of the Company as of December 31, 2023 has entered into an employment agreement or change in control agreement with the Company and the Bank, the terms of which are described below. This table is presented as required by SEC rules. However, it includes amounts that may be realized in completely different amounts in the future depending on a variety of factors such as performance of the business, fluctuations in share price, etc.
2023 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
M. Terry Turner President and Chief Executive Officer	2023	$1,217,000	$—	$829,994	$3,504,450	$—	$—	$126,121	$5,677,565
	2022	$1,172,000	$—	$1,589,494	$7,994,649	$—	$0	$135,527	$10,891,670
	2021	$1,082,000	$—	$1,904,528	$3,710,507	$—	$—	$129,927	$6,826,962

Robert A. McCabe, Jr. Chairman of the Board and Chairman of Tennessee	2023	$1,156,000	$—	$788,392	$3,329,228	$—	$—	$132,075	$5,405,695
	2022	$1,113,000	$—	$1,510,019	$7,845,924	$—	$—	$91,697	$10,560,640
	2021	$1,028,000	$—	$1,809,301	$3,525,408	$—	$—	$110,956	$6,473,665

Richard D. Callicutt, II Chairman of the Carolinas and Virginia	2023	$765,000	$—	$379,440	$1,319,381	$—	$293,248	$20,033	$2,777,102
	2022	$737,000	$—	$727,454	$4,321,335	$—	$471,022	$19,033	$6,275,844
	2021	$716,000	$—	$916,485	$1,511,295	$—	$530,466	$18,433	$3,692,679

Harold R. Carpenter Chief Financial Officer	2023	$600,000	$—	$297,600	$953,514	$—	$—	$20,033	$1,871,147
	2022	$578,000	$—	$569,976	$3,282,850	$—	$—	$19,033	$4,449,859
	2021	$561,000	$—	$718,086	$984,775	$—	$—	$18,433	$2,282,294

J. Harvey White Interim Chief Credit Officer	2023	$301,000	$—	$74,648	$61,906	$—	$—	$26,855	$464,409

Timothy H. Huestis Late Chief Credit Officer	2023	$409,000	$—	$152,148	$633,986	$—	$—	$19,672	$1,214,806

Hugh M. Queener Former Chief Administrative Officer(1)	2023	$149,000	$—	$—	$927,664	$—	$—	$31,186	$1,107,850
	2022	$578,000	$—	$569,976	$3,256,707	$—	$—	$55,462	$4,460,145
	2021	$561,000	$—	$718,086	$943,122	$—	$—	$66,990	$1,621,752

(1)Mr. Queener retired from the Company on March 31, 2023, and his salary amount for 2023 reflects the amount of base salary paid to him through his retirement date. In addition, Mr. Queener forfeited his award under the Company’s 2023 AIP upon his retirement.
(2)Non-Equity Incentive Plan Compensation - Reflects for each of the Named Executive Officers compensation attributable to the Company’s AIP. The table below sets forth for each Named Executive Officer the actual and target payouts under the 2023 AIP, 2022 AIP and 2021 AIP, as applicable, expressed as a percentage of base salary. Actual payouts for 2023 equated to approximately 62.4% of the target award amounts available under the 2023 AIP. Payout of cash incentive compensation occurs upon achievement of certain soundness and Company performance thresholds as determined by the Compensation Committee.

68	Pinnacle Financial Partners, Inc.

Executive Compensation

	PAYOUT AWARDS AS A PERCENTAGE OF BASE SALARY
	TURNER	MCCABE	CALLICUTT	CARPENTER	WHITE	HUESTIS	QUEENER
2023% Target Payout	110%	110%	80%	80%	40%	60%	80%
2023% Actual Payout	68%	68%	50%	50%	25%	37%	—
2022% Target Payout	110%	110%	80%	80%	NA	NA	80%
2022% Actual Payout	136%	136%	99%	99%	NA	NA	99%
2021% Target Payout	110%	110%	80%	80%	NA	NA	80%
2021% Actual Payout	176%	176%	128%	128%	NA	NA	128%
(3)Stock Awards. For fiscal year 2023, the "Stock Awards" column represents the aggregate grant date fair value of the time-based vesting restricted stock units ("RSUs") and the performance-based vesting restricted stock units ("PSUs") granted in January 2023. For fiscal 2022, the “Stock Awards” column represents the aggregate grant date fair value of the RSUs, PSUs and special performance-based vesting restricted stock units (“Special PSUs”) granted in January 2022. For fiscal year 2021, the "Stock Awards" column represents (a) the aggregate grant date fair value of the RSUs and PSUs granted in January 2021 and (b) the aggregate incremental fair value calculated as of the modification date in January 2021 with respect to PSUs granted in 2019 and 2020 for which the performance metrics were modified by the Compensation Committee. To calculate the grant date fair value of the PSUs granted in 2023, 2022 and 2021 which include peer relative performance metrics and, for awards to each of the NEOs other than Messrs. White and Huestis, a relative TSR modifier, the Company utilized a Monte Carlo valuation prepared by an independent third party and multiplied the adjusted closing price of the Company’s common stock on the date of grant resulting from the Monte Carlo valuation ($73.33 for 2023, $111.94 for 2022 and $74.70 for 2021) by the number of performance units that were expected to vest based on the probable outcome of the performance results (i.e., target level of performance). The grant date fair value of the PSUs granted in 2023, 2022 and 2021 and the Special PSUs granted in 2022 was calculated in accordance with the requirements of Accounting Standards Codification Topic 718 (ASC 718). There is no post-vest holding period applicable to the PSUs granted in 2023, 2022 and 2021 accordingly there was no illiquidity discount applied to the calculation of the grant date fair value of these PSUs; there is a one-year post-vest holding period applicable to the Special PSUs and as a result an illiquidity discount was applied to the calculation of the grant date fair value of the Special PSUs.
All PSUs and the Special PSUs reported are subject to forfeiture if the applicable minimum performance thresholds are not achieved. The PSUs and Special PSUs are also subject to forfeiture if the average of the Bank’s NPA ratio at December 31, 2023, 2024 and 2025 for the PSUs granted in 2023, the average of the Bank's NPA ratio at December 31, 2022, 2023 and 2024 for the PSUs granted in 2022 and the Special PSUs and the average of the Bank’s NPA ratio at December 31, 2021, 2022 and 2023 for the PSUs granted in 2021 is not less than a level established by the Compensation Committee at the time of the grant. The reported amounts included in the column above with respect to the PSUs or the Special PSUs do not necessarily reflect the actual amounts that were paid to or that may be realized by the Named Executive Officer.
The RSUs granted in each of 2023, 2022 and 2021 contain forfeiture restrictions that lapse in one-third pro rata increments on each of the first three anniversaries of the grant date of the award. Consequently, to calculate the grant date fair value of these awards in accordance with the requirements of ASC 718, the Company multiplied the closing price of the Company’s common stock on the date of grant by the number of RSUs granted.
Under GAAP and the SEC's disclosure rules, the January 21, 2021 modifications of the 2019 and 2020 PSUs resulted in incremental fair value that was required to be reported as additional compensation in fiscal year 2021 (the year of modification). The incremental modification date fair value for the 2019 PSUs and 2020 PSUs has been calculated in accordance with the requirements of ASC 718. In connection therewith, an adjusted stock price as of the modification date was multiplied by the number of units that were expected to vest based on the probable outcome of the performance results (i.e. target level of performance) as of the modification date. A discount for illiquidity was also used in calculating the incremental modification date fair value for these awards due to the fact that each modified tranche of the award is subject to a mandatory post-vest holding period that ends on February 28, 2025 and ended on February 28, 2024 for the units granted in 2020 and 2019, respectively, assuming soundness thresholds as of the December 31st immediately preceding such date are met.
The following table summarizes the elements included in the "Stock Awards" column reported for fiscal year 2023:

Aggregate Grant Date Fair Value of the PSU & RSU Awards Granted in 2023 ($)
M. Terry Turner	$3,504,450 consisting of:
•$2,484,420 for 2023 PSUs
•$1,020,030 for 2023 RSUs
Robert A. McCabe, Jr.	$3,329,228 consisting of:
•$2,360,199 for 2023 PSUs
•$969,029 for 2023 RSUs
Richard D. Callicutt, II	$1,319,381 consisting of:
•$935,324 for 2023 PSUs
•$384,057 for 2023 RSUs
Harold R. Carpenter	$953,514 consisting of:
•$675,956 for 2023 PSUs
•$277,558 for 2023 RSUs

2024 Proxy Statement	69

Executive Compensation

Aggregate Grant Date Fair Value of the PSU & RSU Awards Granted in 2023 ($)
J. Harvey White	$61,906 consisting of:
•$43,851 for 2023 PSUs
•$18,054 for 2023 RSUs
Timothy H. Huestis (a)	$633,986 consisting of:
•$449,440 for 2023 PSUs
•$184,547 for 2023 RSUs
Hugh M. Queener (b)	$927,664 consisting of:
•$657,623 for 2023 PSUs
•$270,041 for 2023 RSUs
(a)As a result of his death on December 1, 2023, 100% of the RSUs granted to Mr. Huestis in 2023 vested in accordance with the terms of the award agreement pursuant to which his RSUs were granted and the underlying shares released to his estate. In January 2024, the Compensation Committee approved the vesting of the target level payout for the PSUs granted to Mr. Huestis in 2023, and the underlying shares have been released to his estate.
(b)In connection with Mr. Queener's retirement, Mr. Queener vested in 253 of the 3,844 RSUs granted to him in 2023 and forfeited the remaining 3,591 of the RSUs granted to him in 2023. Mr. Queener is also eligible to earn a pro rata portion of the PSUs granted to him in 2023 based on the number of days in the three-year performance period that Mr. Queener was employed by the Company, with the pro rata number of PSUs he may earn based on that number of PSUs as the Compensation Committee shall ultimately determine would have been earned by Mr. Queener had his employment not terminated prior to the end of the three-year performance period. These shares, if earned, would not be released to Mr. Queener until following the Compensation Committee’s determination of the Company’s performance following the end of the three-year performance period. He has forfeited his right to receive any of the other shares that may have been issuable to him under the PSUs granted in 2023.
The amounts for the PSUs reported in the table above reflect the grant date fair value computed in accordance with ASC 718 based upon the probable outcome of the performance conditions as of the grant date (i.e. target level of performance), as applicable. Assuming the maximum level of performance achievement as of the grant date, the aggregate grant date fair value of the PSUs granted in 2023 would have been: Mr. Turner - $5,712,028, Mr. McCabe - $5,426,461, Mr. Callicutt - $2,150,423, Mr. Carpenter - $1,554,000, Mr. White - $42,010, Mr. Huestis - $1,033,237 and Mr. Queener - $1,512,061. For a more complete description of the RSUs and the PSUs granted in 2023, please see "EXECUTIVE COMPENSATION-Compensation Discussion and Analysis-2023 Executive Compensation - Long Term Incentive (LTI) Equity Awards".
(4)In connection with the closing of the Company’s acquisition of BNC, Pinnacle Bank assumed the Salary Continuation Agreement dated as of December 12, 2016, between Mr. Callicutt and Bank of North Carolina (the “Salary Continuation Agreement”), and the benefits and obligations thereunder. Mr. Callicutt was fully vested in the full benefit payable under the Salary Continuation Agreement upon consummation of the merger. Under the Salary Continuation Agreement, upon his attainment of the age of 65, which occurred on February 2, 2024, Mr. Callicutt will receive an initial payment of $325,000 annually, payable in equal monthly installments. This benefit is payable for life and will increase by 1.50% annually. The Compensation Committee does not consider these accruals and benefits when it makes current year compensation decisions. Of the amounts in this column, $243,161, $443,646, and $518,265 reflect the year-over-year change in the actuarial present value of the accumulated benefit under the Salary Continuation Agreement in 2023, 2022 and 2021, respectively.
In settlement of certain of Mr. Callicutt’s benefits under his employment agreement with BNC, he was paid by BNC an initial cash payment of $1,996,667 prior to the closing of the BNC merger and, upon his termination of employment from the Company and Pinnacle Bank, the Company and Pinnacle Bank are obligated under the terms of the employment agreement to pay Mr. Callicutt an additional cash payment of $763,333 (the “Deferred Payment”) payable in ten equal monthly installments commencing on the first business day on or after the 90th day following the date of termination. Between June 16, 2017, the effective date of his employment agreement, and the full payment of the Deferred Payment, interest accrues on the unpaid portion of the Deferred Payment at a rate equal to the 30-day SOFR rate as in effect from time to time plus 150 basis points. Of the amounts in this column, $50,087, $27,376 and $12,201 reflect the interest accrued on the Deferred Payment in 2023, 2022 and 2021, respectively.
(5)Other Compensation - The Company provides the Named Executive Officers with other forms of compensation. The following is a listing of various types of other compensation that the Company has not used ever (except in the case of supplemental retirement plans assumed in connection the Company’s acquisitions), but may consider in the future to award its executives. Mr. Callicutt is a party to the Salary Continuation Agreement that he entered into with BNC. For more information regarding this plan see “Employment, Salary Continuation and Change of Control Agreements” below. We believe that including a listing of forms of compensation that we currently do not use is beneficial to investors as they compare our compensation elements to those of other organizations.

	TURNER	MCCABE	CALLICUTT	CARPENTER	WHITE	HUESTIS	QUEENER
Supplemental retirement plans	NA	NA	Yes	NA	NA	NA	NA
Pension plan	NA	NA	NA	NA	NA	NA	NA
Deferred compensation	NA	NA	Yes	NA	NA	NA	NA
Board fees	No	No	No	NA	NA	NA	NA

70	Pinnacle Financial Partners, Inc.

Executive Compensation
Group benefit package - All Company associates, including the Named Executive Officers, participate in the Company’s group benefit package which includes customary medical and dental benefits, group life, group disability, healthcare and dependent care reimbursement plans, 401k plan, etc. The Named Executive Officers receive no incremental employee benefits that are not offered to other Company associates, other than each Named Executive Officer has an enhanced long-term disability policy that provides incremental coverage over the group policy maximums, and the Company pays premiums on an additional $500,000 term life insurance policy for Mr. Turner, and an additional $500,000 term life insurance policy for Mr. McCabe, and paid, until his retirement, the premiums on an additional $250,000 term life insurance policy for Mr. Queener. The premiums for those additional life insurance policies were $3,740, $5,310, and $267, respectively, in 2023. The following is a summary of the expense the Company incurred during 2023, 2022 and 2021 to provide a 401k plan match to our Named Executive Officers, the cost of the enhanced long-term disability policies in 2023, 2022 and 2021 and the cost of premiums on life insurance policies for the Named Executive Officers, including the additional policies discussed above:

	TURNER	MCCABE	CALLICUTT	CARPENTER	WHITE	HUESTIS	QUEENER
2023
401k match	$13,200	$13,200	$13,200	$13,200	$13,200	$13,200	$6,400
Long-term disability policy	769	769	769	769	707	705	192
Life Insurance	6,858	11,124	3,564	3,564	10,448	3,267	1,715
2022
401k match	$12,200	$12,200	$12,200	$12,200	NA	NA	$12,200
Long-term disability policy	769	769	769	769	NA	NA	769
Life Insurance	6,858	11,124	3,564	3,564	NA	NA	6,858
2021
401k match	$11,600	$11,600	$11,600	$11,400	NA	NA	$11,600
Long-term disability policy	769	769	769	769	NA	NA	769
Life Insurance	6,858	11,124	3,564	3,564	NA	NA	6,858
Paid time off - Each Named Executive Officer receives an allotment of 30 days for paid time off each year (excluding holidays). The Company does not provide sick leave for any associate, including the Named Executive Officers. Additionally, associates, including the Named Executive Officers, are not permitted to carryover unused paid time off into a subsequent fiscal year.
Other Executive perquisites - The Company provided the following perquisites to the Named Executive Officers in 2023:

	TURNER	MCCABE	CALLICUTT	CARPENTER	WHITE	HUESTIS	QUEENER
Company provided vehicles	No	No	No	No	No	No	No
Automobile allowance	$13,200/year	$13,200/year	No	No	No	No	$3,300
Parking allowances	No	No	No	No	No	No	No
Personal tax return fees	$2,500	$2,500	$2,500	$2,500	No	No	$2,500
Health club membership	No	No	No	No	No	No	No
Country club membership	No	No	No	No	No	No	No
Corporate aircraft(a)	$89,594	$92,282	$—	$—	$—	$—	$17,053
(a)The Company has acquired aircraft to be used primarily for corporate purposes. The board of directors has also authorized personal use of the aircraft by Messrs. Turner, McCabe, Queener and Carpenter. In 2023, each of these executives was permitted to use the corporate aircraft for personal travel in amounts not to exceed $100,000 for Mr. Turner, $95,000 for Mr. McCabe, $25,000 for Mr. Callicutt and Mr. Carpenter and $50,000 for Mr. Queener. The Company’s policy is that when considering the amount of executive compensation awarded for personal aircraft use the Company will include the average hourly costs of fuel, warranty programs, repairs and maintenance, landing and parking fees, costs for repositioning the aircraft, crew expenses, and supplies. Fixed costs that would be incurred in any event to operate the aircraft, such as aircraft purchase costs, aircraft management fees, flight crew salaries and training, and aircraft insurance are not included in the incremental cost. For tax purposes, income for personal use is imputed based on a multiple of the Standard Industry Fare Level rates. Messrs. Turner, McCabe, Queener and Carpenter are each responsible for any taxes in connection with his personal use of the corporate aircraft and are not reimbursed for these taxes.

2024 Proxy Statement	71

Executive Compensation
GRANTS OF PLAN-BASED AWARDS IN 2023
The following table provides information about plan-based awards granted to the Named Executive Officers during 2023.
GRANTS OF PLAN-BASED AWARDS IN 2023

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)
NAME AND PRINCIPAL POSITION	AWARD TYPE	GRANT DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(3)	ALL OTHER STOCK AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SHARE)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(4)
M. Terry Turner President and Chief Executive Officer
	Annual Cash Incentive	NA	—	$1,338,700	$1,673,375	—	—	—	—	—	—	$—
	RSUs	1/19/2023	—	—	—	—	—	—	14,520	—	—	1,020,030
	PSUs	1/19/2023	—	—	—	—	33,880	81,310	—	—	—	2,484,420

Robert A. McCabe, Jr. Chairman of the Board
	Annual Cash Incentive	NA	—	$1,271,600	$1,589,500	—	—	—	—	—	—	$—
	RSUs	1/19/2023	—	—	—	—	—	—	13,794	—	—	969,029
	PSUs	1/19/2023	—	—	—	—	32,186	77,245	—	—	—	2,360,199

Richard D. Callicutt, II Chairman of the Carolinas and Virginia
	Annual Cash Incentive	NA	—	$612,000	$765,000	—	—	—	—	—	—	$—
	RSUs	1/19/2023	—	—	—	—	—	—	5,467	—	—	384,057
	PSUs	1/19/2023	—	—	—	—	12,755	30,611	—	—	—	935,324

Harold R. Carpenter Chief Financial Officer
	Annual Cash Incentive	NA	—	$480,000	$600,000	—	—	—	—	—	—	$—
	RSUs	1/19/2023	—	—	—	—	—	—	3,951	—	—	277,558
	PSUs	1/19/2023	—	—	—	—	9,218	22,121	—	—	—	675,956

J. Harvey White Interim Chief Credit Officer
	Annual Cash Incentive	NA	—	$120,400	$120,400	—	—	—	—	—	—	$—
	RSUs	1/19/2023	—	—	—	—	—	—	257	—	—	18,054
	PSUs	1/19/2023	—	—	—	—	598	598	—	—	—	43,851

Timothy H. Huestis Late Chief Credit Officer
	Annual Cash Incentive	NA	—	$267,000	$333,750	—	—	—	—	—	—	$—
	RSUs	1/19/2023	—	—	—	—	—	—	2,627	—	—	184,547
	PSUs	1/19/2023	—	—	—	—	6,129	14,708	—	—	—	449,440

Hugh M. Queener Former Chief Administrative Officer
	Annual Cash Incentive	NA	—	$480,000	$600,000	—	—	—	—	—	—	$—
	RSUs	1/19/2023	—	—	—	—	—	—	3,844	—	—	270,041
	PSUs	1/19/2023	—	—	—	—	8,968	21,524	—	—	—	657,623

(1)This column shows separately the possible payouts to the Named Executive Officers under the 2023 AIP assuming target and maximum levels of performance. Actual amounts paid in January 2024 to the Named Executive Officers under the 2023 AIP are reflected in the Summary Compensation Table above under the column “Non-Equity Incentive Plan Compensation.” Pursuant to the terms of the 2023 AIP, the Compensation Committee has the authority to increase or decrease the amount paid to the Named Executive Officer under the plan by up to 10% based on individual performance of the Named Executive Officer, but did not do so related to the 2023 AIP.

72	Pinnacle Financial Partners, Inc.

Executive Compensation
(2)For the PSUs granted in 2023, the amounts set forth in the “target” and “maximum” columns, will be earned, if at all, based on the Company’s performance over the three-year performance period ending December 31, 2025 for each of average annual return on average tangible common equity (“ROATCE”) and tangible book value per share plus dividends accretion for the three-year performance period (“TBV Accretion") measured against ROATCE (“Relative ROATCE”) and TBV Accretion (“Relative TBV Accretion”) for a group of peer companies over the same performance period. Such earned units, other than those granted to Mr. White, thereafter may be adjusted positively or negatively by up to 20% based on the Company’s total shareholder return performance against the KBW Regional Banking Index over the period from January 19, 2023 through January 22, 2026 (the “Relative TSR Modifier”). At "maximum" level of performance, each Named Executive Officer, other than Mr. White, will earn 200% of the "target" amount of the PSUs disclosed above before the application of the Relative TSR Modifier. The PSUs granted to Mr. White in 2023 may not be earned at a level above the "target" level payout. Amounts reported above for the PSUs granted in 2023 for “target” level payout assume no positive or negative adjustment on account of the Relative TSR Modifier, where applicable, while the amounts reported for “maximum” level payout for the 2023 PSUs assume a full 20% positive adjustment on account of the Relative TSR Modifier other than in the case of Mr. White whose award does not include a TSR modifier. Such PSUs will be settled, if earned, in a like number of shares of the Company’s common stock following certification of the Company’s results compared to the peer companies in the peer group and determination by the Compensation Committee subsequent to the performance period that the average ratio of Pinnacle Bank’s nonperforming assets to its loans plus other real estate owned (“NPA Ratio”) as of each of the three years ended December 31, 2023, 2024 and 2025 is not in excess of the targeted NPA Ratio described in the applicable award agreement. Upon his retirement from the Company on March 31, 2023, Mr. Queener vested in 253 of the 3,844 RSUs awarded to him on January 19, 2023. Mr. Queener is also eligible to earn a pro rata portion of the PSUs granted to him on January 19, 2023 based on the number of days in the three-year performance period that Mr. Queener was employed by the Company, with the number of PSUs he may earn based on that number of PSUs as the Compensation Committee shall ultimately determine would have been earned by Mr. Queener had his employment not terminated prior to the end of the three-year performance period. These shares, if earned, would not be released to Mr. Queener until following the Compensation Committee’s determination of the Company’s performance following the end of the three-year performance period. He has forfeited his right to receive any of the other shares that may have been issuable to him under the PSUs granted in 2023. As a result of his death on December 1, 2023, 100% of the RSUs granted to Mr. Huestis on January 19, 2023 vested in accordance with the terms of the award agreement pursuant to which the RSUs were granted and the underlying shares released to his estate. In January 2024, the Compensation Committee approved the vesting of the target level payout for the PSUs granted to Mr. Huestis in 2023, and the underlying shares have been released to his estate.
(3)Reflects awards of time-based vesting restricted stock units which vest ratably, subject to continued employment, each year over a three year period from the date of the grant.
(4)Amounts in this column were calculated in accordance with ASC 718 based upon the probable outcome of the performance conditions as of the grant date (i.e. target level of performance), as applicable. Assuming the maximum level of performance achievement as of the grant date (which is target level for Mr. White), the aggregate grant date fair value of the PSUs would have been: Mr. Turner - $5,712,028, Mr. McCabe - $5,426,461, Mr. Callicutt - $2,150,423, Mr. Carpenter - $1,554,000, Mr. White - $42,010, Mr. Huestis - $1,033,237 and Mr. Queener - $1,371,265. For a more complete description of the RSUs and PSUs granted in 2023, please see "EXECUTIVE COMPENSATION-Compensation Discussion and Analysis-2023 Executive Compensation - Long Term Incentive (LTI) Equity Awards."

2024 Proxy Statement	73

Executive Compensation
OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR END
The following table summarizes information with respect to equity award holdings by the Named Executive Officers as of December 31, 2023.
OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR END

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(3)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2)
M. Terry Turner	—	—	—	—	—	24,574	$2,143,344	356,327	$31,078,841
Robert A. McCabe, Jr.	—	—	—	—	—	23,356	2,037,110	341,615	29,795,660
Richard D. Callicutt, II	—	—	—	—	—	9,182	800,854	155,146	13,531,834
Harold R. Carpenter	—	—	—	—	—	6,617	577,135	111,339	9,710,988
J. Harvey White	—	—	—	—	—	456	39,772	11,915	1,039,226
Timothy H. Huestis (4)	—	—	—	—	—	—	—	19,081	1,664,245
Hugh M. Queener (5)	—	—	—	—	—	—	—	46,223	4,031,570
(1)Includes RSUs granted in January 2021, January 2022 and January 2023 that vest in three equal annual installments beginning on January 21, 2022 in the case of the RSUs granted in January 2021, January 20, 2023 in the case of the RSUs granted in January 2022 and January 19, 2024 in the case of the RSUs granted in January 2023.
(2)Market value is determined by multiplying the closing market price of the Company’s common stock ($87.22) on December 31, 2023 by the number of shares. With respect to unvested PSUs, represents the market value as of December 31, 2023 of the number of shares issuable upon achievement of the maximum performance goal (including, if applicable, full application of the 20% positive adjustment based on the TSR modifier). With respect to the Special PSUs, represents the market value as of December 31, 2023 of the number of shares issuable upon achievement of the target performance goal, which is also the maximum payout. Includes the value of the PSUs granted in 2019 and 2020 that were modified in 2021.
(3)The following information details the vesting status of the unvested PSUs, RSUs and the Special PSUs as of December 31, 2023 for the Named Executive Officers:

GRANT DATE AND UNVESTED AWARDS		VESTING CRITERIA
1/17/19 Award		The restrictions on these restricted shares lapsed upon the filing of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as a result of Pinnacle Bank's attainment of a previously approved soundness target tied to Pinnacle Bank's NPA ratio as of December 31, 2023.
Turner	52,729
McCabe	50,098
Callicutt	24,098
Carpenter	14,642
White	9,351
Queener	14,001

1/23/20 Award		Represents PSUs granted on January 23, 2020 for which the one-year service period has been completed for the portions tied to both 2021 and 2022 performance. PSUs granted with performance metrics tied to 2020 performance have been forfeited as the Company’s ROATA for 2020 was below the threshold level required for any of the units to be earned. Effective January 21, 2021, the Compensation Committee approved the modification of the portion of these PSUs with performance metrics tied to 2021 and 2022 performance to replace the ROATA performance metric with an equally weighted mix of ROATCE and TBV Accretion performance metrics for 2021 and 2022 that were measured on a relative basis to a peer group of companies. The peer relative ROATCE and TBV Accretion performance metrics were met such that the portion of PSUs tied to 2021 performance have been earned at 98.33% of maximum. The peer relative ROATCE and TBV Accretion performance metrics were met such that the portion of PSUs tied to 2022 performance have been earned at 74.0% of maximum. Before the earned PSUs may be settled in shares of Common Stock, the Company must achieve a previously approved soundness target tied to Pinnacle Bank’s NPA Ratio as of December 31, 2024. If this soundness ratio is achieved, the shares of Common Stock issued in settlement of the units would be issued following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024.
Turner	40,544
McCabe	38,522
Callicutt	13,980
Carpenter	12,377
White	974
Queener	11,884

74	Pinnacle Financial Partners, Inc.

Executive Compensation

GRANT DATE AND UNVESTED AWARDS		VESTING CRITERIA
1/21/21 RSU Award
Represents time-based vesting restricted stock units granted on January 21, 2021 of which 33.33% of the units vested on each of January 21, 2022 and January 21, 2023, respectively, and of which an additional 33.33% will vest on January 21, 2024.

Turner	4,440
McCabe	4,219
Callicutt	1,809
Carpenter	1,161
White	85
1/21/21 PSU Award
Represents PSUs granted on January 21, 2021 for which the three-year performance period was completed on December 31, 2023. As the Company has achieved its previously approved soundness target tied to the average of Pinnacle Bank’s NPA Ratio as of December 31, 2021, 2022 and 2023, the shares of Common Stock issued in settlement of the units will be issued once the determination of the Company's placement within the peer group for the two peer-relative performance metrics has been determined. Accordingly, maximum levels of performance are assumed for the entire amount of this award for purposes of this presentation, including application of a full 20% positive adjustment based on the TSR Modifier though as of December 31, 2023 the Company estimated that only 90% of the maximum award will be earned.

Turner	74,588
McCabe	70,867
Callicutt	30,444
Carpenter	19,549
White	592
1/20/22 RSU Award
Represents time-based vesting restricted stock units granted on January 20, 2022 of which a 33.33% vested on January 20, 2023 and of which 33.33% of the units will vest on each of January 20, 2024 and January 20, 2025.

Turner	5,614
McCabe	5,343
Callicutt	1,906
Carpenter	1,506
White	114
1/20/22 PSU Award
Represents PSUs granted on January 20, 2022 for which the three-year performance period has not been completed. Accordingly, maximum levels of performance are assumed for the entire amount of this award for purposes of this presentation, including application of a full 20% positive adjustment based on the TSR Modifier though as of December 31, 2023 the Company estimated that only 60% of the maximum award will be earned. Before any earned PSUs may be settled in shares of Common Stock, the Company must achieve a previously approved soundness target tied to the average of Pinnacle Bank’s NPA Ratio as of December 31, 2022, 2023 and 2024. If this soundness ratio is achieved, the shares of Common Stock issued in settlement of the units would be issued following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024 and determination of the Company's placement within the peer group for the two peer-relative performance metrics.

Turner	47,156
McCabe	44,883
Callicutt	16,013
Carpenter	12,650
White	400
1/20/22 Special PSU Award
Represents Special PSUs granted on January 20, 2022 for which the three-year performance period and one-year hold period has not been completed. Accordingly, target levels (which are also maximum levels) of performance are assumed for the entire amount of this award though as of December 31, 2023 the Company estimated that only 56% of the maximum award will be earned. Before any earned PSUs may be settled in shares of Common Stock, the Company must achieve a previously approved soundness target tied to the average of Pinnacle Bank’s NPA Ratio as of December 31, 2022, 2023 and 2024. If this soundness ratio is achieved, the shares of Common Stock issued in settlement of the units would be issued following December 31, 2025.

Turner	60,000
McCabe	60,000
Callicutt	40,000
Carpenter	30,000
1/19/23 RSU Award		Represents time-based vesting restricted stock units granted on January 19, 2023 which will vest in 33.33% increments on each of January 19, 2024, January 19, 2025 and January 19, 2026.
Turner	14,520
McCabe	13,794
Callicutt	5,467
Carpenter	3,951
White	257
1/19/23 PSU Award
Represents PSUs granted on January 19, 2023 for which the three-year performance period has not been completed. Accordingly, maximum levels of performance are assumed for the entire amount of this award for purposes of this presentation, including application of a full 20% positive adjustment based on the TSR Modifier though as of December 31, 2023 the Company estimated that only 60% of the maximum award will be earned. Before any earned PSUs may be settled in shares of Common Stock, the Company must achieve a previously approved soundness target tied to the average of Pinnacle Bank’s NPA Ratio as of December 31, 2023, 2024 and 2025. If this soundness ratio is achieved, the shares of Common Stock issued in settlement of the units would be issued following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025 and determination of the Company's placement within the peer group for the two peer-relative performance metrics.

Turner	81,310
McCabe	77,245
Callicutt	30,611
Carpenter	22,121
White	598

(4)Number of shares reported reflects those shares that were issued to the estate of Mr. Huestis in January 2024 in connection with the Compensation Committee approving the vesting of a portion of the PSUs granted to Mr. Huestis in 2021, 2022 and 2023.
(5)Number of shares reported reflects a pro rata portion of the maximum number of PSUs granted to Mr. Queener in 2021, 2022 and 2023, other than the Special PSUs, which were forfeited upon Mr. Queener’s retirement. Mr. Queener is eligible to earn a pro rata portion of the PSUs granted to him

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Executive Compensation
in 2021, 2022 and 2023 (other than the Special PSUs) based on the number of days in each three-year performance period that Mr. Queener was employed by the Company, with the pro rated number of PSUs he may earn to be based on the number of PSUs as the Compensation Committee shall ultimately determine would have been earned by Mr. Queener had his employment not terminated prior to the end of the three-year performance period. These shares, if earned, would not be released to Mr. Queener until following the Compensation Committee’s determination of the Company’s performance following the end of the applicable three-year performance period.
SERP BENEFITS

NAME	TYPE OF PLAN	YEARS OF CREDITED SERVICE	PRESENT VALUE OF ACCUMULATED BENEFIT	PAYMENTS MADE IN 2023
Richard D. Callicutt, II	SERP		$5,895,158	—
In connection with the BNC merger, Pinnacle Bank assumed the Salary Continuation Agreement for the benefit of Mr. Callicutt. Mr. Callicutt was fully vested in his benefit under the Salary Continuation Agreement upon consummation of the BNC acquisition. Under the Salary Continuation Agreement, upon his attainment of the age of 65, which occurred on February 3, 2024, Mr. Callicutt will receive an initial payment of $325,000 annually, payable in equal monthly installments. This benefit is payable for life and will increase by 1.50% annually.
The present value of the accumulated benefit is determined in accordance with the Company’s discount rate policy and pursuant to the Interagency Advisory on Accounting for Deferred Compensation Agreements and Bank owned Life Insurance. The discount rate is determined based on comparable underlying investments with comparable risk and expected duration.
OPTION EXERCISES AND STOCK VESTED
The following table summarizes information for the Named Executive Officers concerning vesting of RSUs and PSUs during the fiscal year ended December 31, 2023, including (i) the number of shares of stock received from the vesting of PSUs earned based on fiscal 2023 performance; and (ii) the aggregate dollar value realized upon the vesting of such PSUs. No Named Executive Officer exercised any stock options in fiscal 2023. For additional information see "EXECUTIVE COMPENSATION-Compensation Discussion and Analysis- 2023's Impact on Previously Issued Performance Unit Awards."

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)(2)	VALUE REALIZED ON VESTING ($)(3)
M. TERRY TURNER	—	—	42,013	$3,124,241
ROBERT A. MCCABE, JR.	—	—	39,853	$2,963,555
RICHARD D. CALLICUTT, II	—	—	2,763	$198,225
HAROLD R. CARPENTER	—	—	9,203	$683,273
J. HARVEY WHITE	—	—	5,110	$382,419
TIMOTHY H. HUESTIS	—	—	5,470	$400,530
HUGH M. QUEENER	—	—	9,389	$685,270
(1)Includes RSUs issued in January 2021 and 2022 and PSUs issued prior to 2023 but which were released to the NEOs during 2023. Excludes PSUs previously issued for which the performance periods are not yet completed and for which the one-year service period and/or the soundness threshold related to such award has not yet been achieved or measured. For Mr. Huestis also includes (i) RSUs issued in 2021, 2022 and 2023 that were not vested upon his death, the vesting of which accelerated upon his death pursuant to the terms of the award agreements pursuant to which these awards were issued and (ii) shares issued in settlement of PSUs granted to Mr. Huestis in 2019 and 2020 for which the performance period ended prior to Mr. Huestis death, which were released to Mr. Huestis estate following his death. For Mr. Queener, also includes a portion of the RSUs issued to him in January 2023 a pro rata portion based on the number of days he was employed in the first one-year vesting period of the award were vested upon his retirement.
(2)Values reported include shares withheld to cover withholding tax obligations in the following amounts: Mr. Turner - 16,534 shares; Mr. McCabe - 15,685 shares; Mr. Callicutt - 808 ; Mr. Carpenter - 3,624 shares, Mr. White - 1,245 shares, Mr. Huestis - 232 shares, and Mr. Queener - 2,826 shares. The share price utilized for purposes of calculating the number of shares to withhold was the closing sales price of the Company’s Common Stock on the date immediately preceding the vesting date.
(3)“Value Realized of Vesting” is determined by multiplying the number of shares received upon the vesting of the RSUs and PSUs by the closing sales price of the Company’s Common Stock on the vesting date.

76	Pinnacle Financial Partners, Inc.

Executive Compensation
EMPLOYMENT, SALARY CONTINUATION AND CHANGE IN CONTROL AGREEMENTS
The employment agreements that the Company has entered into with each of Messrs. Turner, McCabe, Callicutt and Carpenter are described in more detail below. These agreements automatically renew each year on January 1 unless the Compensation Committee or the executive gives notice of non-renewal prior to November 30 of the preceding year, in which case the agreement terminates thirty days later.
The employment agreements described above for Messrs. Turner, McCabe and Carpenter require the Company to make certain severance payments to the executive in the event that the Company terminates the employment of the executive without “cause” or the executive terminates his employment for “cause”. The employment agreements also require the Company to make certain payments to the executive in the event that the executive becomes disabled. Under the terms of the employment agreements, if the Company terminates the executive without cause, it must pay the executive severance equal to three years’ base salary. If the executive terminates his employment with the Company for cause, the Company must pay the executive a maximum of up to twelve months of base salary.
The employment agreements also contain provisions that if the Company terminates the executive without “cause” or the executive terminates his employment with the Company for “cause” within a year following a “change of control”, the executive shall be entitled to a lump sum severance payment equal to three times the executive’s then current base salary and target bonus, plus certain retirement benefits plus tax payments related to any excise tax owed on payments made to the executive. Also in the event of a change of control, the executive will receive three years of Company-provided health plan benefits subsequent to his voluntary termination for “cause” or involuntary termination by the Company without “cause,” each as defined in the employment agreements.
Generally, this “change of control” provision is typically referred to as a “double trigger” because (a) a change of control has to occur and (b) the executive has to terminate his employment for “cause” or be terminated by the Company without “cause.” As defined in the employment agreements, a “change of control” generally means the acquisition by a person or group of 40% or more of the voting securities of the Company or the Bank; a change in the majority of the Board over a twelve-month period (unless the new directors were approved by a two-thirds majority of prior directors); a merger, consolidation or reorganization in which the Company’s shareholders be-fore the merger own 50% or less of the voting power after the merger; or the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.
For purposes of Messrs. Turner’s, McCabe’s and Carpenter’s employment agreements, the term “cause” for purposes of determining whether the Company or Pinnacle Bank has terminated the individual in a manner that does not require payment of the change of control or severance benefits means a material breach by the individual of his employment agreement that remains uncured after the expiration of thirty (30) days following delivery of written notice to the individual by the Company or Pinnacle Bank; the individual’s arrest for, charge in relation to (by criminal information, indictment or otherwise), or conviction of a crime involving breach of trust or moral turpitude; conduct by the individual that amounts to gross and willful insubordination or inattention to his duties and responsibilities under the employment agreement; or conduct by the individual that results in removal as an officer or executive of the Company or Pinnacle Bank pursuant to a written order by any regulatory agency with authority or jurisdiction over the Company or Pinnacle Bank.
For purposes of Messrs. Turner’s, McCabe’s and Carpenter’s employment agreements, the term “cause” for purposes of determining whether the individual has the ability to voluntarily terminate his employment and receive payment of the change of control or severance benefits means a material modification to the individual’s job title(s) or position(s) of responsibility or the scope of his authority or responsibilities under the employment agreement without his written consent; an adverse change in supervision, including a requirement that the individual report to a person or entity different than the person or entity to whom he reported previously, which change in supervision is effected without the individual’s written consent; an adverse change in overall supervisory authority which change in supervisory authority is effected without the individual’s written consent; any change in the individual’s office location such that the individual is required to report regularly to a location that is beyond a 25-mile radius from his office location at the time the employment agreement was entered into, which change in office location is effected without the individual’s written consent; any material reduction in salary, bonus opportunity or other benefits provided for in the employment agreement from the level in effect immediately prior to such reduction; and any giving of notice of non-renewal of the employment agreement by the Compensation Committee of the Board of Directors of the Company.
On June 16, 2017, in connection with the consummation of its acquisition of BNC, the employment agreement entered into by the Company and Pinnacle Bank with Mr. Callicutt became effective. The employment agreement provided for an initial three-year term that, as of January 1, 2021, now automatically renews for successive one-year terms unless terminated in advance of any such renewal by the Company or Mr. Callicutt (i.e. in the same fashion as the other Named Executive Officer employment agreements).

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Executive Compensation
In settlement of certain of Mr. Callicutt’s benefits under his employment agreement with BNC, he was paid by BNC an initial cash payment of $1,996,667 prior to the closing of the BNC acquisition and, upon his termination of employment from the Company and Pinnacle Bank, the Company and Pinnacle Bank are obligated under the terms of his employment agreement with the Company and Pinnacle Bank to pay Mr. Callicutt an additional cash payment of $763,333 (together with interest on any unpaid portion of that amount from June 16, 2017 at a rate equal to 30-day SOFR plus 1.50%), in ten equal monthly installments commencing on the first business day on or after the 90th day following the date of termination.
The employment agreement provides that Mr. Callicutt will receive a payment equal to three times his then current base salary and target bonus amount, plus certain other retirement benefits, if his employment is terminated by the Company without “cause” (as defined in the employment agreement) or by Mr. Callicutt for “cause” (as defined in the employment agreement) within 12 months following a “change of control” (as defined in the employment agreement). In addition, in such a change of control scenario, Mr. Callicutt will receive three years of Company-provided health plan benefits subsequent to his voluntary termination for cause or involuntary termination by the Company without cause. In the event that any payments or benefits paid to Mr. Callicutt by the Company would subject him to an excise tax under Section 4999 of the Code, any such payments or benefits shall be reduced (but not below zero) to the extent necessary to avoid an excise tax on any portion of such payments or benefits, but only if the net amount of such payments or benefits, as reduced, is greater than or equal to the net amount of such payments or benefits if such reduction were not made and the tax was paid by Mr. Callicutt.
The employment agreement described above for Mr. Callicutt requires the Company to make certain severance payments to him in the event that the Company terminates his employment without cause or he terminates his employment for cause, in each case not within 12 months following a change of control. Under the terms of the employment agreement, if the Company terminates Mr. Callicutt without cause under this scenario, it must pay him cash severance equal to three times his then current base salary. If Mr. Callicutt terminates his employment with the Company for cause under this scenario, the Company must pay him cash severance equal to two times his then current base salary. The employment agreement also requires the Company to make certain payments to Mr. Callicutt in the event that he becomes disabled.
For purposes of Mr. Callicutt’s employment agreement, “change of control” has the same meaning as that term is defined in the employment agreements with the Company’s other Named Executive Officers and “cause” whether in the case where Mr. Callicutt’s employment is terminated by the Company or voluntarily by him has substantially the same meaning as those terms are defined in the employment agreements with the Company’s other Named Executive Officers.
In connection with the closing of its acquisition of BNC, the Company assumed the Salary Continuation Agreement. Mr. Callicutt was fully vested in his benefit under the Salary Continuation Agreement upon consummation of the BNC acquisition. Under the Salary Continuation Agreement, upon his attainment of the age of 65, which Mr. Callicutt reached on February 3, 2024, Mr. Callicutt will receive an initial payment of $325,000 annually, payable in equal monthly installments. This benefit is payable for life and will increase by 1.50% annually.
In September 2012, the Company entered into a change of control agreement with Mr. White providing Mr. White with certain benefits in the event that his employment is terminated within twelve months following a change of control (as defined in the agreement). This agreement automatically renews each year on January 1 unless the Compensation Committee or Mr. White gives the other notice of intent to terminate the agreement prior to November 30 of the preceding year, in which case the agreement terminates thirty days later. Notwithstanding the foregoing, the change of control agreement may be terminated earlier upon ten (10) days written notice from the Chief Executive Officer or Compensation Committee in the event that prior to the earlier of a change of control or the Company entering into an agreement providing for a change of control, Mr. White shall cease to serve as the Chief Credit Officer/Chairman Knoxville, or the Compensation Committee or the Company's Chief Executive Officer shall determine, in their sole discretion, that it is no longer appropriate to provide Mr. White with post-change of control benefits. No such notice has been provided to Mr. White as of the date of this proxy statement. This agreement was amended on November 20, 2012 to provide that the Company, or any successor to the Company upon a change of control, shall continue to make available to Mr. White following a change of control a life insurance benefit equal to two times his annual base salary not to exceed $500,000 at Mr. White's sole cost and expense for three years following the change of control; provided, that, if the Company's group life policy in effect as of the date of the amendment has then expired or terminated, the Company's, and any successor's, obligation to make the benefit available shall be only an obligation to use commercially reasonable efforts to make the benefit available.
Pursuant to the terms of the Mr. White's change of control agreement, as amended, if, within twelve (12) months following a "change of control" (as defined below), the Company or the Bank terminates Mr. White's employment without "cause" (as defined below) or Mr. White terminates his employment for "cause" (as defined below), the Company will be obligated to pay Mr. White a payment equal to two (2) times his then current base salary and target bonus amount on the last day of the month following the date of his termination. In addition, Mr. White will also receive tax assistance, advice and filing preparation services from a qualified accounting firm of his choice for a period of three years at a cost to the Company and/or the Bank not to exceed $2,500.

78	Pinnacle Financial Partners, Inc.

Executive Compensation
For purposes of Mr. White's change of control agreement , "cause" for purposes of determining whether Mr. White has the ability to voluntarily terminate his employment and receive payment of the change of control benefits under the agreement, generally means that immediately following the change of control, a material modification in Mr. White's job title or scope of responsibility has occurred without his consent; Mr. White, without his consent, no longer reports directly to the individual serving as the chief executive officer of the publicly-held parent company of Pinnacle Bank; an adverse change in Mr. White's overall supervisory authority occurs without his consent; a change in Mr. White's office location of more than 25 miles from his office location immediately following the change of control is effected without his consent; a material change in Mr. White's salary, bonus opportunity or other benefits has occurred; or the change of control is not renewed prior to the expiration of the then current term.
For purposes of Mr. White's change of control agreement, "cause", for purposes of determining whether the Company or Pinnacle Bank has terminated Mr. White's employment in a manner that does not require the payment to Mr. White of the change of control benefits under the agreement means a material breach by Mr. White of the terms of the agreement that remains uncured after the expiration of thirty (30) days following delivery of written notice to Mr. White by the Company or Pinnacle Bank; conduct by Mr. White that amounts to fraud, dishonesty or willful misconduct in the performance of his duties and responsibilities; failure by Mr. White to perform his duties and responsibilities as an employee which remains uncured after the expiration of thirty (30) days following delivery of written notice to Mr. White by the Company or Pinnacle Bank; Mr. White's arrest for, his charge in relation to or conviction of a crime involving breach of trust or moral turpitude; conduct by Mr. White that amounts to gross and willful insubordination or inattention to his duties and responsibilities as an employee of the Company or the Bank; or conduct by Mr. White that results in his removal as an officer or executive of the Company or Pinnacle Bank pursuant to a written order by any regulatory agency with authority or jurisdiction over the Company or Pinnacle Bank.
For purposes of Mr. White's change of control agreement a "change of control" has the same definition as that term is defined in the employment agreements for Messrs. Turner, McCabe and Carpenter.
EQUITY AWARDS
In the event of a change of control, any unvested restricted share unit awards (including PSUs but excluding the Special PSUs), pursuant to the award agreements with the executives noted above, would immediately vest. For the PSUs, the amount that would vest upon a change in control would be determined by the Compensation Committee and would equal the greater of the target level payout and the amount that would have been expected to vest based on the Company’s performance through the date the Compensation Committee makes its determination or, in the case of the PSUs granted in January 2021, January 2022 and January 2023, the end of the last quarterly period preceding the consummation of the change in control. For the Special PSUs granted in January 2022, pursuant to the award agreements with the executives as noted above, the entire amount of such awards would be immediately forfeited and cancelled.

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Executive Compensation
AMOUNTS PAYABLE TO NAMED EXECUTIVE OFFICERS FOLLOWING CERTAIN TERMINATION SCENARIOS
The following is a tabular presentation of the amounts that would be owed the Named Executive Officers (other than Messrs. Queener and Huestis) assuming the event occurred on December 31, 2023. The following table does not include the value of payments that would be owed to Mr. Callicutt under the Salary Continuation Agreement as those payments are unconditional given that Mr. Callicutt was fully vested in his benefits under the Salary Continuation Agreement effective upon the consummation of the Company’s acquisition of BNC. See the “SERP Benefits” table above for more information.
As noted above, Mr. Queener retired from the Company on March 31, 2023. Upon his retirement, Mr. Queener forfeited his award under the Company’s 2023 AIP, and vested in (i) 214 of the 1,113 outstanding and unvested RSUs awarded to him on January 21, 2021, (ii) 141 of the 1,458 outstanding and unvested RSUs awarded to him on January 20, 2022, and (iii) 253 of the 3,844 outstanding and unvested RSUs awarded to him on January 19, 2023. Mr. Queener is eligible to earn a pro rata portion of the PSUs granted to him in 2021, 2022 and 2023 (other than the Special PSUs, which were forfeited upon his retirement) based on the number of days in each three-year performance period that Mr. Queener was employed by the Company, with the pro-rated number of PSUs he may earn to be based on the number of PSUs as the Compensation Committee shall ultimately determine would have been earned by Mr. Queener had his employment not terminated prior to the end of the three-year performance period. These shares, if earned, would not be released to Mr. Queener until following the Compensation Committee’s determination of the Company’s performance following the end of the applicable three-year performance period. He has forfeited his right to receive any of the other shares that may have been issuable to him under the RSUs and PSUs granted in 2021, 2022 and 2023, including the Special PSU. The value of the RSUs that vested upon Mr. Queener's retirement was $53,030, based on the closing price of the Company's Common Stock on March 31, 2023. Assuming the maximum payout of the pro rata portion of the PSUs that Mr. Queener may receive following his retirement, the Company estimates the value of those awards as $4.0 million based on the closing price of the Company's Common Stock on December 31, 2023.
In addition, as noted above, Mr. Huestis died on December 1, 2023. As a result of his death, 100% of the RSUs granted to Mr. Huestis on January 21, 2021, January 20, 2022 and January 19, 2023, that were then unvested, vested pursuant to the terms of the award agreements pursuant to which those RSUs were granted and, as a result, 3,073 shares were released to his estate. In January 2024, the Compensation Committee approved the vesting of above-target level payout for the PSUs granted to Mr. Huestis in 2021 and 2022 and target level payout for the PSUs granted to Mr. Huestis in 2023, as well as 100% of the special PSUs granted to him in 2022 and, as a result, 19,081 shares have been released to his estate. The value of the RSUs and PSUs that were vested as a result of Mr. Huestis death was $2.1 million based on the closing price of the Company's Common Stock on December 31, 2023. The Compensation Committee also determined that Mr. Huestis’s estate should receive a payment under the Company’s 2023 AIP equal to what he would have earned had he not passed away pro-rated for the number of days that he was employed in 2023.

	EMPLOYEE DISABILITY(1)	EMPLOYEE DEATH(1)	PINNACLE TERMINATES EMPLOYMENT WITHOUT CAUSE(2)(7)	EMPLOYEE TERMINATES EMPLOYMENT FOR CAUSE(2)(7)	PINNACLE TERMINATES EMPLOYEE FOR CAUSE OR EMPLOYEE TERMINATES EMPLOYMENT WITHOUT CAUSE(2)(7)	EMPLOYEE RETIRES(3)	PINNACLE TERMINATES EMPLOYEE WITHOUT CAUSE OR EMPLOYEE TERMINATES FOR CAUSE WITHIN TWELVE MONTHS OF A CHANGE OF CONTROL(4)
M. Terry Turner
Base Salary	$1,217,000	$—	$1,217,000	$1,217,000	$—	$—	$1,217,000
Cash incentive payment	—	—	—	—	—	—	1,338,700
Total	$1,217,000	$—	$1,217,000	$1,217,000	$—	$—	$2,555,700
Multiplier (in terms of years)	x .5	x —	x 3	x 1	x —	—	x 3
Aggregate cash payment	$608,500	$—	$3,651,000	$1,217,000	$—	$—	$7,667,100
Health insurance	—	—	$9,600	$2,400	—	—	$28,800
Tax assistance	—	—	—	—	—	—	$7,500
Value of PSUs and RSUs	$33,222,185	$33,222,185	$20,882,590	$20,882,590	$20,882,590	$20,882,590	$27,988,985
Life Insurance benefits	—	$1,000,000	—	—	—	—	—
Payment for excise tax and gross up(5)	—	—	—	—	—	—	$14,088,157
	$33,830,685	$34,222,185	$24,543,190	$22,101,990	$20,882,590	$20,882,590	$49,780,542

80	Pinnacle Financial Partners, Inc.

Executive Compensation

	EMPLOYEE DISABILITY(1)	EMPLOYEE DEATH(1)	PINNACLE TERMINATES EMPLOYMENT WITHOUT CAUSE(2)(7)	EMPLOYEE TERMINATES EMPLOYMENT FOR CAUSE(2)(7)	PINNACLE TERMINATES EMPLOYEE FOR CAUSE OR EMPLOYEE TERMINATES EMPLOYMENT WITHOUT CAUSE(2)(7)	EMPLOYEE RETIRES(3)	PINNACLE TERMINATES EMPLOYEE WITHOUT CAUSE OR EMPLOYEE TERMINATES FOR CAUSE WITHIN TWELVE MONTHS OF A CHANGE OF CONTROL(4)
Robert A. McCabe, Jr.
Base Salary	$1,156,000	$—	$1,156,000	$1,156,000	$—	$—	$1,156,000
Cash incentive payment	—	—	—	—	—	—	1,271,600
Total	$1,156,000	$—	$1,156,000	$1,156,000	$—	$—	$2,427,600
Multiplier (in terms of years)	x .5	x —	x 3	x 1	x —	—	x 3
Aggregate cash payment	$578,000	$—	$3,468,000	$1,156,000	$—	$—	$7,282,800
Health insurance	—	—	$9,600	$2,400	—	—	$28,800
Tax assistance	—	—	—	—	—	—	$7,500
Value of PSUs and RSUs	$31,832,771	$31,832,771	$19,845,719	$19,845,719	$19,845,719	$19,845,719	$26,599,571
Life Insurance benefits	—	$500,000	—	—	—	—	—
Payment for excise tax and gross up(5)	—	—	—	—	—	—	$13,422,675
	$32,410,771	$32,332,771	$23,323,319	$21,004,119	$19,845,719	$19,845,719	$47,341,346

Richard D. Callicutt, II
Base Salary	$765,000	$—	$765,000	$765,000	$—	$—	$765,000
Cash incentive payment	—	—	—	—	—	—	612,000
Total	$765,000	$—	$765,000	$765,000	$—	$—	$1,377,000
Multiplier (in terms of years)	x .5	x —	x 3	x 2	x —	—	x 2
Aggregate cash payment	$382,500	$—	$2,295,000	$1,530,000	$—	$—	$2,754,000
Health insurance	—	—	$9,600	$2,400	—	—	$28,800
Tax assistance	—	—	—	—	—	—	$7,500
Value of PSUs and RSUs	$14,332,688	$14,332,688	$6,404,041	$6,404,041	$6,404,041	$6,404,041	$10,843,888
Life Insurance benefits	—	—	—	—	—	—	—
Deferred BNC Payouts(6)	$2,367,462	$2,367,462	$2,367,462	$2,367,462	$2,367,462	$2,367,462	$2,367,462
Payment for excise tax and gross up	—	—	—	—	—	—	—
	$17,082,650	$16,700,150	$11,076,103	$10,303,903	$8,771,503	$8,771,503	$16,001,650

Harold R. Carpenter
Base Salary	$600,000	$—	$600,000	$600,000	$—	$—	$600,000
Cash incentive payment	—	—	—	—	—	—	$480,000
Total	$600,000	$—	$600,000	$600,000	$—	$—	$1,080,000
Multiplier (in terms of years)	x .5	x —	x 3	x 1	x —	—	x 3
Aggregate cash payment	$300,000	$—	$1,800,000	$600,000	$—	$—	$3,240,000
Health insurance	—	—	$9,600	$2,400	—	—	$28,800
Tax assistance	—	—	—	—	—	—	$7,500
Value of PSUs and RSUs	$10,288,122	$10,288,122	$4,365,274	$4,365,274	$4,365,274	$4,365,274	$7,671,522
Payment for excise tax and gross up(5)	—	—	—	—	—	—	$4,181,738
	$10,588,122	$10,288,122	$6,174,874	$4,967,674	$4,365,274	$4,365,274	$15,129,560

2024 Proxy Statement	81

Executive Compensation

	EMPLOYEE DISABILITY(1)	EMPLOYEE DEATH(1)	PINNACLE TERMINATES EMPLOYMENT WITHOUT CAUSE(2)(7)	EMPLOYEE TERMINATES EMPLOYMENT FOR CAUSE(2)(7)	PINNACLE TERMINATES EMPLOYEE FOR CAUSE OR EMPLOYEE TERMINATES EMPLOYMENT WITHOUT CAUSE(2)(7)	EMPLOYEE RETIRES(3)	PINNACLE TERMINATES EMPLOYEE WITHOUT CAUSE OR EMPLOYEE TERMINATES FOR CAUSE WITHIN TWELVE MONTHS OF A CHANGE OF CONTROL(4)

J. Harvey White
Base Salary	$—	$—	$—	$—	$—	$—	$301,000
Cash incentive payment	—	—	—	—	—	—	$120,400
Total	$—	$—	$—	$—	$—	$—	$421,400
Multiplier (in terms of years)	x .5	x —	x 3	x 1	x —	—	x 2
Aggregate cash payment	$—	$—	$—	$—	$—	$—	$842,800
Health insurance	—	—	—	—	—	—	$28,800
Tax assistance	—	—	—	—	—	—	$7,500
Value of PSUs and RSUs	$1,078,999	$1,078,999	$1,014,340	$1,014,340	$1,014,340	$1,014,340	$1,078,999
Payment for excise tax and gross up(5)	—	—	—	—	—	—	$—
	$1,078,999	$1,078,999	$1,014,340	$1,014,340	$1,014,340	$1,014,340	$1,958,099
(1)The above amounts do not include benefits owed the Named Executive Officers or their estates pursuant to the Company’s broad-based group disability insurance policies or group life insurance policy. These benefits would be paid pursuant to these group polices which are provided to all employees of the Company. Additionally, and also not included in the above amounts, the Named Executive Officers and certain other Leadership Team members also participate in a supplemental group disability policy which provides incremental coverage (i.e., “gap coverage”) for these individuals over the broad-based group disability coverage maximums. The amounts above do include benefits that would be owed to each of Messrs. Turner, McCabe and Callicutt upon their death pursuant to additional life insurance policies maintained on their behalf by the Company. For each of the Named Executive Officers, with respect to PSUs for which the performance period has been completed, but for which the related service period, if applicable, has not been completed or soundness threshold measurement date has not occurred, includes the value of the PSUs earned for the completed performance period. For each of the Named Executive Officers, with respect to the PSUs for which the performance period has not been completed, includes the value of such PSUs that may be earned. In respect to those awards of PSUs for which the performance period has not been completed, the amount of such PSUs that shall vest upon the Named Executive Officer’s death or disability would be determined by the Compensation Committee and would equal the greater of the target level payout and the amount that would have been expected to be earned based on the Company’s performance through the last day of the most recently completed quarterly period in the case of PSUs granted in 2021, 2022 and 2023, or in the case of Mr. White, target payout only as his award did not include an above-target payout opportunity. Maximum level payout (including, in the case of the PSUs granted in 2021, 2022 and 2023, the full 20% positive adjustment based on the Relative TSR Modifier) is assumed in the calculation above for each of the Named Executive Officers other than Mr. White for those performance periods that were not yet complete and assumes target payout for Mr. White, which is the maximum amount of his award. For the RSUs granted to the Named Executive Officers, includes the full value of any RSUs not vested as of December 31, 2023. For the Special PSUs granted to the Named Executive Officers other than Mr. White in 2022, includes the full value of all such Special PSUs as of December 31, 2023 in the event of termination for death, and a pro rata portion of the Special PSUs at target level performance based on the number of days the Named Executive Officers were employed during the performance period in the event of termination for disability.
(2)For Messrs. Callicutt and Carpenter, neither of whom was age 65 or older as of December 31, 2023, includes the value of PSUs at December 31, 2023 at actual levels of payout for which the performance period and one-year service period, if any, has been completed. Upon termination in this scenario, the associate is entitled to receive the number of units that he has earned for the performance periods that have been completed and for which the required service period, if any, has been satisfied. These units will be settled in shares of the Company’s common stock only if the Company achieves the NPA ratio soundness target applicable to such awards. For Messrs. Callicutt and Carpenter also does not include the value of the RSUs, which the Named Executive Officer would forfeit upon his termination by the Company with or without cause or his voluntary termination with or without cause. For Messrs. Turner, McCabe and White, in the event that each terminates their employment with or without cause, each would receive the amount set forth under the column labeled "EMPLOYEE RETIRES" since each was age 65 or older at December 31, 2023. Mr. Callicutt attained age 65 on February 3, 2024. Also assumes for Messrs. Turner, McCabe and White that each would retire before the Company was able to terminate him with or without cause. In the event that a Named Executive Officer’s employment is terminated prior to the end of the performance period applicable to the Special PSUs other than for death or disability, the Named Executive Officer granted such special units, unless otherwise determined by the Compensation Committee, would forfeit all Special PSUs; this presentation assumes the Compensation Committee did not make a different determination and allowed the Special PSUs to be forfeited.

82	Pinnacle Financial Partners, Inc.

Executive Compensation
(3)Only Messrs Turner, McCabe and White were eligible to retire at December 31, 2023. For each of the Named Executive Officers that was at or above retirement age at December 31, 2023, includes the value of PSUs at December 31, 2023 at actual levels of payout for which the performance period has been completed, but for which the service period had not been met or any final NPA ratio soundness target measurement date had not occurred. Upon retirement from the Company after reaching age 65, eligible associates are entitled to receive the number of PSUs that they would have earned but for the fact that they had not yet completed any required service period or that they would have earned for the performance period during which they retired based on the Company’s performance for that period against the performance criteria established at grant date prorated for the number of days they were employed during the performance period during which they retired. These PSUs that are earned will be settled in shares of the Company’s common stock only if the Company achieves the NPA ratio soundness target applicable to such awards. For Messrs. Turner, McCabe and White, includes a portion of that tranche of RSUs granted on January 19, 2023, January 20, 2022 and January 21, 2021 and that were scheduled to vest on January 19, 20, and 21, 2024, respectively, and assumes that the Compensation Committee would approve the vesting of a percentage of that portion of the award equal to the number of days during the one year vesting period that the Named Executive Officer was employed by the Company. In the event that a Named Executive Officer’s employment is terminated prior to the end of the performance period applicable to the Special PSUs other than for death or disability, the Named Executive Officer granted such Special PSUs, unless otherwise determined by the Compensation Committee, would forfeit all Special PSUs; this presentation assumes the Compensation Committee did not make a different determination and allowed the Special PSUs to be forfeited.
(4)For the PSUs, the amount that would vest upon a change in control would equal (A) any amounts earned for performance periods that were then completed but for which the required service period, if any, or NPA ratio soundness target had not yet been achieved and (B) for performance periods that were not then complete, such amount as may be determined by the Compensation Committee equal to the greater of the target level payout and the amount that would have been expected to be earned based on the Company’s performance through the last day of the most recently completed quarterly period in the case of PSUs granted in 2021, 2022 and 2023. The amounts presented in this column for the PSUs reflect actual amounts earned for awards for which the performance period was then complete and the maximum level payout for all other PSUs (including, in the case of the PSUs granted in 2021, 2022 and 2023, the full 20% positive adjustment based on the relative TSR Modifier for the Named Executive Officers other than Mr. White) and target level payout for Mr. White, which is the maximum amount of his award. For the RSUs, the amounts presented in this column include all then unvested RSUs. For the Special PSUs, no amount was included as such awards would have been forfeited and cancelled in full upon a change in control at December 31, 2023.
(5)In determining the anticipated payment due the Named Executive Officer for excise tax and gross up pursuant to a termination by the Company of the employee without cause or a termination by the employee for cause in each case, within twelve months following a change of control, the Company has included in the calculation the value of the immediate vesting of previously unvested PSUs and RSUS in addition to the cash payments and healthcare and other benefits noted above. As a result, the Company has computed the 20% excise tax obligation owed by Messrs. Turner, McCabe and Carpenter in the event of a change of control to be approximately $5.7 million, $5.4 million and $1.7 million, respectively. For purposes of these calculations, the Company has calculated the executives’ base amounts for purposes of Section 280G utilizing compensation for the years 2019-2023 inclusive. The Company has not anticipated such excise tax or gross up payments for other terminating events as payments for such matters are generally not subject to Section 280G of the Code. An anticipated payment has not been included for Mr. Callicutt because his employment agreement does not contain an excise tax gross up provision but rather a “best net” provision, and as a result, amounts payable to him in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code. An anticipated payment has not been included for Mr. White because his change in control agreement does not contain an excise tax gross up provision.
(6)Reflects the value of the Deferred Payment at December 31, 2023, which Mr. Callicutt is entitled to receive upon the termination of his employment with the Company for any reason. The Deferred Payment would be paid in ten equal monthly installments commencing on the first business day on or after the 90th day following the date of termination.
(7)Because Messrs Turner, McCabe and White were age 65 or older and therefore eligible to retire at December 31, 2023, the amounts reported with respect to the value of PSUs and RSUs under the applicable termination scenario are those that the Named Executive Officer would receive upon retirement as it is assumed the Named Executive Officer would retire.

2024 Proxy Statement	83

Executive Compensation
PAY VERSUS PERFORMANCE DISCLOSURE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR M. TERRY TURNER¹ ($)	COMPENSATION ACTUALLY PAID TO M. TERRY TURNER¹˒²˒³ ($)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs[1] ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs[1,2,3] ($)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:[4]		NET INCOME ($ THOUSANDS)	TBV ACCRETION⁵
					TSR ($)	PEER GROUP TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	5,677,565	10,193,859	2,140,252	3,087,649	142.78	115.63	562,152	14.8%
2022	10,891,661	1,868,022	6,436,622	1,432,359	118.52	116.10	560,742	5.1%
2021	6,826,962	16,108,634	3,684,459	7,899,479	152.58	124.74	527,323	14.2%
2020	4,386,838	(1,689,066)	2,447,282	(534,859)	102.05	91.29	312,321	14.8%
(1)M. Terry Turner was our PEO for each year presented. The individuals comprising the Non-PEO named executive officers for each year presented are listed below.

2020 - 2022	2023
Robert A. McCabe	Robert A. McCabe
Richard D. Callicutt	Richard D. Callicutt
Hugh M. Queener	Hugh M. Queener
Harold R. Carpenter	Harold R. Carpenter
J. Harvey White
Timothy H. Huestis
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. There was no pension service cost for services rendered during 2023, as reflected in the tables below.

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR M. TERRY TURNER ($)	EXCLUSION OF CHANGE IN PENSION VALUE FOR M. TERRY TURNER ($)	EXCLUSION OF STOCK AWARDS FOR M. TERRY TURNER ($)	INCLUSION OF PENSION SERVICE COST FOR M. TERRY TURNER ($)	INCLUSION OF EQUITY VALUES FOR M. TERRY TURNER ($)	COMPENSATION ACTUALLY PAID TO M. TERRY TURNER ($)
2023	5,677,565	—	(3,504,450)	—	8,020,744	10,193,859

YEAR	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs ($)	AVERAGE EXCLUSION OF CHANGE IN PENSION VALUE FOR NON- PEO NEOs ($)	AVERAGE EXCLUSION OF STOCK AWARDS FOR NON-PEO NEOs ($)	AVERAGE INCLUSION OF PENSION SERVICE COST FOR NON-PEO NEOs ($)	AVERAGE INCLUSION OF EQUITY VALUES FOR NON-PEO NEOS ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS ($)
2023	2,140,252	(48,875)	(1,204,280)	—	2,200,552	3,087,649

84	Pinnacle Financial Partners, Inc.

Executive Compensation
The amounts in the Inclusion of Equity Values in the tables above for 2023 are derived from the amounts set forth in the following tables:

YEAR	YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT REMAINED UNVESTED AS OF LAST DAY OF YEAR FOR M. TERRY TURNER ($)	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO LAST DAY OF YEAR OF UNVESTED EQUITY AWARDS FOR M. TERRY TURNER ($)	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO VESTING DATE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FOR M. TERRY TURNER ($)	TOTAL - INCLUSION OF EQUITY VALUES FOR M. TERRY TURNER ($)
2023	2,787,922	2,778,661	2,454,161	8,020,744

YEAR	AVERAGE YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT REMAINED UNVESTED AS OF LAST DAY OF YEAR FOR NON-PEO NEOs ($)	AVERAGE CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO LAST DAY OF YEAR OF UNVESTED EQUITY AWARDS FOR NON- PEO NEOs ($)	AVERAGE VESTING- DATE FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT VESTED DURING YEAR FOR NON-PEO NEOs	AVERAGE CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO VESTING DATE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FOR NON-PEO NEOs ($)	AVERAGE FAIR VALUE AT LAST DAY OF PRIOR YEAR OF EQUITY AWARDS FORFEITED DURING YEAR FOR NON- PEO NEOs	TOTAL - AVERAGE INCLUSION OF EQUITY VALUES FOR NON-PEO NEOs ($)
2023	804,539	992,234	34,042	726,543	(356,806)	2,200,552
(4)The Peer Group TSR set forth in this table utilizes the KBW Regional Bank Index (“KRX”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the KRX, respectively and that all dividends were reinvested. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined tangible-book value per share accretion plus the impact of dividends paid on the Company's Common Stock (“TBV Accretion”) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023. More information on TBV Accretion can be found in the Compensation Discussion and Analysis. TBV Accretion may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return ("TSR")
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the cumulative TSR over the four most recently completed fiscal years for the Company and the Peer Group.
PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID VERSUS TSR

Compensation Actually Paid ($ Millions)
18
16
14
12
10
8
6
4
2
0
-2
-4
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Company TSR
Peer Group TSR
(12/31/2019 Indexed to $100)
16.1
152.58
142.78
124.74
118.52
10.2
100.00
102.05
7.9
116.10
115.63
91.29
3.1
1.9
1.4
-0.5
-1.7
2019
2020
2021
2022
2023
Fiscal Year
Average Non-PEO NEO Compensation Actually Paid
M. Terry Turner Compensation Actually Paid
Pinnacle Financial Partners, Inc. TSR
KBW Regional Bank Index TSR

2024 Proxy Statement	85

Executive Compensation
Relationship Between Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during each of the four most recently completed fiscal years.
PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID VERSUS NEXT INCOME

$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
-$2
-$4
Compensation Actually Paid ($ Millions)
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
-$100,000
Net Income ($ Thousands)
312,321
527,323
560,742
562,152
-1.7
-0.5
16.1
7.9
1.9
1.4
10.2
3.1
2020
2021
2022
2023
Fiscal Year
M. Terry Turner Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Pinnacle Financial Partners, Inc. Net Income

Description of Relationship Between Compensation Actually Paid and TBV Accretion
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our TBV Accretion during each of the four most recently completed fiscal years.
PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID VERSUS TBV ACCRETION

Compensation Actually Paid ($ Millions)
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
-$2
-$4
30%
25%
20%
15%
10%
5%
0%
-5%
TBV Accretion
16.1
7.9
1.9
1.4
10.2
3.1
-1.7
-0.5
14.8%
14.2%
5.1%
14.8%
2020
2021
2022
2023
Fiscal Year
M. Terry Turner Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
TBV Accretion

86	Pinnacle Financial Partners, Inc.

Executive Compensation
Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2023 to Company performance. The measures in this table are not ranked.

TBV Accretion
Earnings per diluted share
Total revenue
Return on average tangible common equity
Classified asset ratio
Non-performing asset ratio

2024 Proxy Statement	87

Executive Compensation
CEO PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information for the year ended December 31, 2023:
•The median of the annual total compensation of all our employees (other than our CEO), was $105,367; and the annual total compensation of Mr. Turner, our President and Chief Executive Officer was $5,677,565, inclusive of the value associated with the Special PSUs.
•Based on this information, for 2023, the ratio of the annual total compensation of our President and Chief Executive Officer to the median of the annual total compensation of all employees is 54 to 1.
We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:
•SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. We believe there have been no changes in our employee population or employee compensation arrangements since 2020 that would result in a significant change to this pay ratio disclosure.
•The median employee was identified for 2023 based on the employee population on December 31, 2023, which consisted of all full-time, part-time, temporary, and seasonal employees employed on that date.
•To find the median of the annual total compensation of our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2023. In making this determination, we annualized compensation for full-time and part-time permanent employees who were employed on December 31, 2023 but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.
•We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.
•Compensation for this employee, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K was $105,367 for 2023. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table appearing in this proxy statement, which is also in accordance with the requirements of Item 402(c)(2)(x).

88	Pinnacle Financial Partners, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the Record Date, the number of shares of Common Stock beneficially owned by (a) any person known to the Company who owns in excess of 5% of the outstanding shares of Common Stock, (b) each current director of the Company, (c) each Named Executive Officer other than Messrs. Queener and Huestis listed in the Summary Compensation Table, and (d) all directors and executive officers, as a group. The information shown below is based upon information furnished to the Company by the named persons and the percentages are calculated based on shares outstanding as of the Record Date.

	NUMBER OF COMMON SHARES BENEFICIALLY OWNED
NAME	COMMON SHARES BENEFICIALLY OWNED	AGGREGATE STOCK OPTION GRANTS EXERCISABLE WITHIN 60 DAYS OF FEBRUARY 29, 2024	TOTAL	PERCENT OF ALL COMMON SHARES BENEFICIALLY OWNED
Board of Directors(1):
Abney S. Boxley, III(3)	45,590	—	45,590	0.06%
Charles E. Brock	34,393	—	34,393	0.04%
Renda J. Burkhart	10,929	—	10,929	0.01%
Gregory L. Burns	20,602	—	20,602	0.03%
Richard D. Callicutt II(2)	106,994	—	106,994	0.14%
Thomas C. Farnsworth, III	25,876	—	25,876	0.03%
Joseph C. Galante	23,518	—	23,518	0.03%
Glenda Baskin Glover	11,492	—	11,492	0.01%
David B. Ingram(4)	259,675	—	259,675	0.34%
Decosta E. Jenkins	2,409	—	2,409	—%
Robert A. McCabe, Jr.(5)	444,485	—	444,485	0.58%
G. Kennedy Thompson	20,421	—	20,421	0.03%
M. Terry Turner(2)	313,406	—	313,406	0.41%
Named Executive Officers(1):
Harold R. Carpenter(2)	72,464	—	72,464	0.09%
J. Harvey White	51,861	—	51,861	0.07%
All Directors and executive officers as a group (15 persons)	1,444,115	—	1,444,115	1.87%
Each of Messrs. McCabe, Callicutt, Brock, Farnsworth, Galante, Ingram and Thompson own 500, 300, 100, 50, 100, 3,000 and 500, respectively, depositary shares representing a 1/40th interest in a share of our Series B Preferred Stock. No other of our directors or executive officers own any depositary shares representing a 1/40th interest in a share of our Series B Preferred Stock.

2024 Proxy Statement	89

Security Ownership of Certain Beneficial Owners and Management

	NUMBER OF SHARES BENEFICIALLY OWNED
NAME	COMMON SHARES BENEFICIALLY OWNED	AGGREGATE STOCK OPTION GRANTS EXERCISABLE WITHIN 60 DAYS OF FEBRUARY 29, 2024	TOTAL	PERCENT OF ALL SHARES OWNED
Persons known to Company who own more than 5% of outstanding shares of Company Common Stock:
BlackRock, Inc.(7)
50 Hudson Yards New York, NY 10001	6,860,945	—	6,860,945	8.90%
The Vanguard Group, Inc.(8)
100 Vanguard Blvd. Malvern, PA 19355	7,161,175	—	7,161,175	9.29%
T. Rowe Price Associates, Inc.(9)
100 E. Pratt Street Baltimore, MD 21202	4,366,639	—	4,366,639	5.67%
All Persons known to Company who own more than 5% of outstanding shares of Company Common Stock:	18,388,759	—	18,388,759	23.86%
(1)Except as otherwise indicated below, each person is the record owner of and has sole voting and investment power with respect to his or her shares. Additionally, the address for each person listed is 150 Third Avenue South, Suite 900, Nashville, Tennessee 37201.
(2)As of February 29, 2024, the following individuals have pledged the following amounts of their Common Stock beneficially owned to secure lines of credit or other indebtedness: Mr. Turner - 192,061 shares and Mr. Callicutt - 31,000 shares.
(3)Includes 13,087 shares owned by Boxley Family LLC, of which Mr. Boxley is a member and 6,971 shares owned by Mr. Boxley’s children.
(4)Mr. Ingram disclaims beneficial ownership of 143,099 shares of Common Stock held in trusts for the benefit of his children for which trusts Mr. Ingram’s spouse is the trustee and 2,000 shares owned by Mr. Ingram’s wife.
(5)Includes 173,000 shares held in a trust for the benefit of Mr. McCabe’s family members for which Mr. McCabe’s spouse has or shares voting or dispositive power.
(6)The beneficial ownership information is derived from a Schedule 13G filed by the reporting person with the SEC on January 25, 2024.
(7)The beneficial ownership information is derived from a Schedule 13G filed by the reporting person with the SEC on February 13, 2024.
(8)The beneficial ownership information is derived from a Schedule 13G filed by the reporting person with the SEC on February 14, 2024.

90	Pinnacle Financial Partners, Inc.

Security Ownership of Certain Beneficial Owners and Management
STOCK OWNERSHIP GUIDELINES
All of the Company’s directors are encouraged to maintain a meaningful personal ownership of Common Stock in excess of minimum guidelines established by the Company’s Corporate Governance Guidelines. Generally, the guidelines require that directors own shares with a value of approximately 300% of the average annual compensation paid to a Board member by the Company, provided that until such level is reached, the minimum level may be satisfied by the retention of ownership of all restricted shares granted that have vested, if any. For purposes of these beneficial ownership requirements, the average closing price for the last 15 day trading days of the preceding calendar year are used to determine market value. As of December 31, 2023 such market value per share was $85.86. The minimum guidelines must be satisfied exclusive of shares pledged or held in margin accounts. All of the Company’s directors are in compliance with the minimum ownership guidelines (including compliance exclusive of shares pledged).
The Board of Directors also expects the Chief Executive Officer and all other executive officers to maintain a meaningful personal ownership in the Company in the form of Common Stock. The minimum Common Stock beneficial ownership levels for the Chief Executive Officer and the Chairman of the Board are a minimum of 400% of their annual cash salary in Company Common Stock. For purposes of this measurement, the average closing price of the Company’s Common Stock for the last 15 trading days of the previous calendar year is used to determine the market value of each executive’s holdings. As of December 31, 2023 such market value per share was $85.86. Additionally, the Executive Committee established stock beneficial ownership levels of 300% of the annual cash salary for the Chairman of the Carolinas and Virginia; 200% of the annual cash salary for the Chief Financial Officer; and 150% of the annual cash salary for the Chief Credit Officer. All such executive officers currently own shares in amounts that exceed the applicable minimum level of beneficial ownership (including compliance exclusive of shares pledged or held in margin accounts as of the date hereof). Should an executive officer’s ownership fall below the minimum beneficial ownership levels noted above, in order to transact an open market sale of their Company Common Stock, the officer would be required to seek the prior approval of the Board.
ANTI-HEDGING POLICY AND PLEDGES OF SHARES OF COMMON STOCK
The Company has an anti-hedging policy that prohibits directors, officers and employees from engaging in short sales or hedging including purchases or sales of puts or calls, collars or other hedging on the Company’s Common Stock, and such transactions violate its Insider Trading Policy and Code of Conduct. Directors and executive officers must certify compliance with the Insider Trading Policy and Code of Conduct annually.
The Company’s Corporate Governance Guidelines, which are reviewed annually by the Board, also state that pledging of shares of Company Common Stock is disfavored and executive officers should seek to minimize the amount of stock pledged over time. As noted above, shares of Common Stock pledged or held in margin accounts are not counted toward compliance with stock ownership guidelines by our executive officers and directors. The Nominating and Corporate Governance Committee takes into account compliance with the ownership guidelines in considering whether to re-nominate a director.
SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than 10% of the Company’s outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in their ownership of the Company Common Stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company during the year ended December 31, 2023, or on written representations from certain reporting persons that no Forms 5 were required for those persons, no person who was a director or executive officer of the Company during 2023 failed to timely file reports required by Section 16(a).

2024 Proxy Statement	91

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has loan and deposit transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, and corporations, partnerships or other organizations in which the directors and officers have a controlling interest. All these transactions were entered into on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectability or present other unfavorable features to the Company or the Bank. None of such loans were disclosed as nonaccrual, past due, restructured or potential problem loans in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Pursuant to the Audit Committee Charter, the Audit Committee of the Board is responsible for reviewing and approving any related-party transaction required to be described in this proxy statement pursuant to the rules and regulations of the SEC.

92	Pinnacle Financial Partners, Inc.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised solely of independent directors, as defined under the Nasdaq Listing Rules and the rules and regulations of the Securities and Exchange Commission, including Rule 10A-3 promulgated under the Exchange Act. The Audit Committee’s responsibilities are set forth in a written charter that has been adopted by the Board, a copy of which is available by clicking on the “Governance Documents” link on the Company’s website at www.pnfp.com. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee, among other things, reviewed the audited financial statements for fiscal year 2023 with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, underlying estimates and significant judgments used in the financial statements, the clarity of disclosures in the financial statements, the analysis of financial condition and results of operations, and the effectiveness of internal controls over financial reporting.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee has reviewed with Crowe LLP, the Company’s current independent registered public accounting firm, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees.
The Audit Committee has received the written disclosures and the letter from Crowe LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe LLP’s communications with the Audit Committee concerning independence, and has discussed with Crowe LLP their independence in relation to the Company. The Audit Committee also considered whether Crowe LLP’s provision of non-audit services to the Company is compatible with Crowe LLP’s independence and has concluded that such provision of services is compatible with Crowe LLP’s independence.
The Audit Committee discussed with the Company’s internal auditors and Crowe LLP the overall scope and plans for their respective audits. The Committee met with the internal auditors and Crowe LLP, with and without management present, to discuss the results of their audits, their evaluations of the Company’s systems of internal controls and the overall quality and adequacy of the Company’s financial reporting. The Audit Committee discussed with management, the internal auditors and Crowe LLP the internal audit function’s organization, responsibilities, budget and staffing. Both the internal auditors and Crowe LLP have unrestricted access to the Audit Committee. The Audit Committee held 8 meetings and an orientation session for new members during fiscal year 2023.
Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Gregory L. Burns, Chairman
Abney S. Boxley, III, Member
Renda J. Burkhart, Member
Thomas C. Farnsworth, III, Member
Decosta E. Jenkins, Member
The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

2024 Proxy Statement	93

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of the Company engaged Crowe LLP (“Crowe”) to serve as the Company’s independent registered public accounting firm for the Company for the years ended December 31, 2023 and 2022.
Audit Fees. During the years ended December 31, 2023 and 2022, the Company incurred the following fees for services performed by the independent registered public accounting firm:

	2023	2022
Audit Fees(1)	$1,722,500	$1,470,000
Audit-Related Fees(2)	119,175	87,909
Tax Fees	513,275	694,825
All Other Fees	—	—
Total Fees	$2,354,950	$2,252,734
(1)Includes fees related to the annual independent audit of the Company’s financial statements and reviews of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, report on internal control over financial reporting, and required statutory filings.
(2)Represents out-of-pocket fees reimbursed to Crowe.
The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services performed by the Company’s independent registered public accounting firm for the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee. The Committee approved all audit and non-audit services provided by Crowe during fiscal years 2023 and 2022, respectively, prior to performing such services.

94	Pinnacle Financial Partners, Inc.

OTHER MATTERS

The Board of the Company knows of no other matters that may be brought before the Meeting. If, however, any matters other than those set forth in this proxy statement should properly come before the Meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.
If you cannot be present in person, you are requested to vote and submit your proxy promptly. You may vote by toll-free telephone, by the Internet or, if you requested printed materials, by completing, dating, signing and returning the accompanying proxy card promptly in the envelope provided. No postage is required if mailed in the United States.

2024 Proxy Statement	95

GENERAL INFORMATION

Annual Report. The Company’s 2023 Annual Report to Shareholders is being made available to shareholders with this proxy statement. The Annual Report to Shareholders is not a part of the proxy solicitation materials.
Additional Information. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, excluding certain exhibits thereto, may be obtained without charge by writing to Pinnacle Financial Partners, Inc., Attn: Chief Financial Officer, 150 Third Avenue South, Suite 900, Nashville, Tennessee 37201. Also, the Company’s Annual Report on Form 10-K and all quarterly reports on Form 10-Q for the year ended December 31, 2023 can also be accessed via the “Investor Relations” section of the Company’s website located at www.pnfp.com.
By Order of the Board of Directors,
Harold R. Carpenter
CORPORATE SECRETARY
MARCH 11, 2024

96	Pinnacle Financial Partners, Inc.

Appendix A

PINNACLE FINANCIAL PARTNERS, INC.
SECOND AMENDED AND RESTATED
2018 OMNIBUS EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

This plan shall be known as the "Pinnacle Financial Partners, Inc. Second Amended and Restated 2018 Omnibus Equity Incentive Plan" (the "Plan"). The purpose of the Plan is to promote the interests of Pinnacle Financial Partners, Inc., a Tennessee corporation (the "Company"), and its shareholders by (i) attracting and retaining Associates and Directors of the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its shareholders.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a) "AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company or its Subsidiaries own at least twenty percent (20%) of the combined voting power of the entity's outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

(b) "ASSOCIATE" shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

(c) "AWARD" shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Unit Award, Performance Share Award, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

(d) "BANK" shall mean Pinnacle Bank.

(e) "AWARD AGREEMENT" shall mean any agreement, contract or other instrument or document evidencing any Award, which may be in writing or via an electronic mail or web-based transmission or portal, and which may, but need not, be executed or acknowledged by the applicable Participant.

(f) "BOARD" shall mean the board of directors of the Company.

(g) "CAUSE" shall have the same meaning as provided in any employment agreement between the Participant and the Company or any Affiliate on the date of Termination of Service, or if no such definition or employment agreement exists, "Cause" shall mean conduct amounting to (1) fraud or dishonesty against the Company or any Affiliate; (2) the Participant's willful misconduct, repeated refusal to follow the reasonable directions of the Board or knowing violation of law in the course of performance of the duties of Participant's service with the Company or any Affiliate; (3) repeated absences from work without a reasonable excuse; (4) repeated intoxication with alcohol or drugs while on the Company's or any Affiliate's premises during regular business hours; (5) a conviction or plea of guilty or NOLO CONTENDERE to a felony or a crime involving dishonesty; or (6) a breach or violation of the terms of any agreement to which Participant and the Company or any Affiliate are party.

(h) "CHANGE IN CONTROL" shall mean any one of the following events which may occur after the date the Award is granted:

(1) the acquisition by any person or persons acting in concert of the then outstanding voting securities of either the Bank or the Company, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote forty percent (40%) or more of any class of voting securities of either the Bank or the Company, as the case may be;

Appendix A
(2) within any twelve-month period the persons who were directors of either the Bank or the Company immediately before the beginning of such twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the beginning of such twelve-month period shall be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

(3) a reorganization, merger or consolidation, with respect to which persons who were the shareholders of either the Bank or the Company, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

(4) the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

Notwithstanding the foregoing, (i) unless otherwise provided in an applicable Award Agreement, solely for purposes of determining the timing of any payment pursuant to any Award constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall mean a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations, and (ii) no Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a change of control of the Company (e.g., upon the announcement, commencement, or stockholder approval of any event or transaction that, if completed, would result in a change in control of the Company).

(i) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(j) "COMMITTEE" shall mean a committee of the Board composed solely of not less than two Non-Employee Directors, each of whom shall be a "Non-Employee Director" for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder.

(k) "DIRECTOR" shall mean a member of the Board.

(l) "DISABILITY" shall the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or any Affiliate for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board and shall be supported by advice of a physician competent in the area to which such Disability relates.

(m) "EFFECTIVE DATE" shall have the meaning given thereto in Section 16.1 of this Plan.

(n) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

(o) "FAIR MARKET VALUE" with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the Nasdaq Stock Market's National Market System, or any other such exchange on which the Shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date

(p) "INCENTIVE STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(q) "NON-QUALIFIED STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

(r) "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is not an Associate of the Company or any Subsidiary or Affiliate.

Appendix A

(s) "OPTION" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(t) "OPTION PRICE" shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

(u) "OTHER STOCK-BASED AWARD" shall mean any Award granted under Sections 9 or 10 of the Plan.

(v) "OUTSIDE DIRECTOR" means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

(w) "PARTICIPANT" shall mean any Associate, Director or other person who receives an Award under the Plan.

(x) "PERFORMANCE AWARD" shall mean any Award granted under Section 8 of the Plan.

(y) "PERFORMANCE SHARE" shall mean any Share granted under Section 8 of the Plan.

(z) "PERFORMANCE UNIT" shall mean a right to receive a designated dollar value or number of shares which is contingent on the achievement of certain performance goals during a specified performance period each as set forth in an Award Agreement.

(aa) "PERSON" shall mean any individual, corporation, partnership, limited liability company, associate, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(bb) "RESTRICTED SHARE" shall mean any Share granted under Sections 7 or 10 of the Plan.

(cc) "RESTRICTED SHARE UNIT" shall mean any unit granted under Sections 7 or 10 of the Plan.

(dd) "RETIREMENT" shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant's 65th birthday.

(ee) "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

(ff) "SECTION 16" shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(gg) "SHARES" shall mean shares of the common stock, $0.01 par value, of the Company.

(hh) "STOCK APPRECIATION RIGHT” or “SAR" shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount, in cash or Shares (or a combination thereof), determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of grant.

(ii) "SUBSIDIARY" shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.
(jj) "SUBSTITUTE AWARDS" shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a Person acquired (directly or indirectly) by the Company or with which the Company combines or any Subsidiary of such Person.

(kk) "TANDEM SAR" shall mean an SAR that is granted under Sections 6 or 10 of the Plan in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

(ll) "TERMINATION OF SERVICE" shall mean the termination of the service relationship, whether employment or otherwise, between a Participant and the Company and any Subsidiary or Affiliate of the Company, regardless of the fact that severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a

Appendix A
termination by resignation, discharge, death, Disability or Retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Service, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service, or whether a Termination of Service is for Cause. Unless otherwise provided in an applicable Award Agreement, with respect to Awards constituting a “deferral of compensation” subject to Section 409A of the Code, a “Termination of Service” shall have occurred only if the event constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the U.S. Treasury Regulations.

SECTION 3. ADMINISTRATION

3.1 Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board.

Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan. Notwithstanding the provisions of Section 6.2 hereof and except as permitted by the provisions of Section 4.2 and Section 14 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options or SARs to reduce the Option Price or Grant Price, as applicable, of such Options or SARs, or (ii) cancel such Options or SARs in exchange for cash, other Awards, Options or SARs with a lower Option Price or Grant Price, as applicable, than the cancelled Options or SARs.

3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

3.3 Action by the Committee. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

3.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such section.

3.5 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

SECTION 4. SHARES AVAILABLE FOR AWARDS

4.1Shares Available.

Appendix A
(a)Subject to the remaining provisions of this Section 4.1 and the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan (the “Share Reserve”) shall be 4,019,883 (of which, not more than 1,250,000 Shares shall be eligible to be subject to Incentive Stock Options), which includes 3,550,000 newly authorized shares (1,200,000 of which were newly authorized in connection with the original adoption of the Plan, 1,350,000 of which were newly authorized by the amendment and restatement of the Plan that became effective on April 20, 2021 and 1,000,000 of which were newly authorized by the second amendment and restatement of the Plan) and 469,883 shares which were authorized to be issued under the Pinnacle Financial Partners, Inc. 2014 Amended and Restated Equity Incentive Plan (the "2014 Plan") but were not issued under the 2014 Plan as of February 19, 2018. After the Effective Date set forth in Section 16.1, no new awards will be made under the 2014 Plan.

(b)Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the Share Reserve shall be increased by the number of Shares with respect to which Options or other Awards were granted under the 2014 Plan but which, after February 19, 2018, terminate, expire unexercised or are settled for cash, forfeited or cancelled without the delivery of Shares under the terms of the 2014 Plan (including in connection with the payout of any withholding taxes associated with the vesting or settlement of awards granted under the 2014 Plan).

(c)If, after the Effective Date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

(d)Substitute Awards shall not reduce the Shares authorized for grant under the Plan, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Associates or Directors prior to such acquisition or combination.

4.2 Adjustments. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares then the Committee shall in an equitable and proportionate manner (and, as applicable, in such manner as is consistent with Sections 409A and 422 of the Code and the regulations thereunder)): (i) adjust (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.

4.3 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Appendix A
4.4 Minimum Vesting Period. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Awards and (ii) Awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, that, the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the Share Reserve (as adjusted under Section 4.2); and, provided further, for the avoidance of doubt, that the foregoing provision does not (A) restrict the Board’s or the Committee’s discretion to provide for accelerated exercisability or earlier vesting of any Award, including in cases of Retirement, death, Disability, involuntary termination without Cause, voluntary termination for Good Reason or a Change in Control, in the terms of the Award or otherwise or (B) prohibit earlier exercisability or vesting to the extent provided for in any Participant's employment agreement entered into with the Company or any Subsidiary thereof prior to the effective date of the amendment and restatement of the Plan pursuant to which this Section 4.4 was added to the Plan.

SECTION 5. ELIGIBILITY

Any Associate or Director shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10.

SECTION 6. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares, if any, subject to each Award, the Option Price of an Option or the price at which an SAR shall be granted (the "Grant Price") and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a Tandem SAR. An SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options or Tandem SARs related to such Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option or Tandem SAR related thereto is granted) of the Shares with respect to which all Incentive Stock Options or Tandem SARs related to such Option are exercisable for the first time by an Associate during any calendar year (under all plans of the Company described in subsection (d) of Section 422 of the Code) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted, which price shall be set forth in an Award Agreement. Except in the case of Substitute Awards, the Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option.

The Committee in its sole discretion shall establish the Grant Price at the time each SAR is granted, which price shall be set forth in an Award Agreement. Except in the case of Substitute Awards, the Grant Price of an SAR may not be less than 100% of the Fair Market Value of the Shares with respect to which the SAR is granted on the date of grant of such SAR.

6.3 Term. Subject to the Committee's authority under Section 3.1 and the provisions of Section 6.5, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Subject to the following sentence, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted. An Award Agreement may provide, or be amended to provide, that the period of time over which an Option or SAR, other than an Incentive Stock Option, may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, that during the extended exercise period, the Option or SAR may be exercised only to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date, and such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.

Appendix A
6.4 Exercise.

(a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.

(b) The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the purchase of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c) An Option, or SAR exercisable for Shares, may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price, in the case of an Option, for the number of Shares with respect to which the Option is then being exercised. A Tandem SAR may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the related Option. The exercise of either an Option or Tandem SAR shall result in the termination of the other to the extent of the number of Shares with respect to which either the Option or Tandem SAR is exercised.

(d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) in whole Shares valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, or (ii) by a combination of such cash (or cash equivalents) and such Shares.

Subject to applicable securities laws and at the sole discretion of the Company (which may be granted or retracted at any time), an Option may also be exercised (i) by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes, or (ii) by the Company withholding from the Participant sufficient Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price of such underlying Award and any applicable withholding taxes. Until the Participant has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.
(e) A SAR may be exercised in whole or in part at any time after such SAR has become exercisable in accordance with the terms of the applicable Award Agreement; provided, however, that no partial exercise of a SAR exercisable for cash shall result in the cash payment to the Participant of less than $250. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of a SAR, the Award Agreement evidencing such SAR, marked with such notations as the Committee may deem appropriate to evidence such partial exercise, shall be returned to the Participant exercising such SAR, together with the payment described in Section 6.4(c) or 6.4(f) hereof, as the case may be.

(f) The exercise of a SAR exercisable for cash shall entitle a Participant to a cash payment, for each such SAR exercised, equal to an amount determined by the Committee and as set forth in an Award Agreement. Unless otherwise determined by the Committee and set forth in an Award Agreement, the exercise of a SAR exercisable for cash shall entitle a Participant to a cash payment, for each such SAR exercised, equal to an amount equal to the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the Grant Price of the SAR as reflected in the applicable Award Agreement. All payments under this Section 6.4(f) shall be made as soon as practicable, but in no event later than ten (10) business days, after the effective date of the exercise of the SAR.

(g) Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an Option or SAR the Fair Market Value of one Share exceeds the Option Price (or Grant Price, if applicable) per Share, the Participant has not exercised the Award and the Award has not expired, the Award shall be deemed to have been exercised by the Participant on such day with any Option payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option or SAR was deemed exercised, less the number of Shares required to be withheld for the payment of the total Option Price and required withholding taxes.

Appendix A

(h) A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.5 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option or SAR is otherwise to be granted pursuant to the Plan the Participant owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or any Subsidiary or Affiliate (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option or Tandem SAR to be granted to such Participant pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than 110% of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

SECTION 7. RESTRICTED SHARES AND RESTRICTED SHARE UNITS

7.1 Grant.

(a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company or a Subsidiary or Affiliate in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions, including any of those identified in Section 11, that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards

7.2 Delivery of Shares and Transfer Restrictions. A Restricted Share Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Shares. The grantee shall have such rights with respect to the Restricted Shares as the Committee may determine in its discretion, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; (iii) the Committee shall determine whether and under what conditions during the restricted period the grantee shall have the right to vote such shares or to receive dividends, or whether such dividends on Restricted Shares shall be held in escrow; and (iv) except as determined by the Committee at or after grant, all of the Shares (and any escrowed dividends) shall be forfeited and all rights of the grantee to such shares (and any escrowed dividends) shall terminate, without further obligation on the part of the Company, upon a Termination of Service and unless any other restrictive conditions relating to the Restricted Share award are met. Any share, any other securities of the Company and any other property (except for cash dividends, which shall be subject to such restrictions as the Committee may determine in its discretion) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares. Notwithstanding the foregoing, upon a Termination of Service the Company will recoup, recapture, recover or set off (out of amounts otherwise payable or paid to a grantee) or otherwise require the repayment of the amount of all dividends previously paid to such grantee on Restricted Shares forfeited upon such Termination of Service.

Appendix A
7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant's beneficiary or estate, as the case may be, or the appropriate book-entry registration shall be made. Except as otherwise determined by the Committee at or after grant, (i) Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of and (ii) all Restricted Shares and all rights of the grantee to such Restricted Shares shall terminate, without further obligation on the part of the Company, upon a Termination of Service and unless any other restrictive conditions relating to the Restricted Share Award are met.

7.4 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. In addition to the provisions of Section 15.2, the Committee may determine in its discretion that a Participant shall be credited with dividend equivalents on any Restricted Share Units issued to a Participant at the time of any payment of dividends to shareholders on Shares. The amount of any such dividend equivalents, if any, shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Restricted Share Units then issued to the Participant for which the Committee has determined the Participant should receive such dividend equivalents. Any such dividend equivalents, if any, shall be credited to the Participant’s account as of the date on which such dividend would have been payable and may, in the Committee’s discretion, be converted into additional Restricted Share Units based upon the Fair Market Value of a Share on the date of such crediting. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both as determined by the Committee. No dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested. Accordingly, prior to the distribution thereof, any dividend equivalents not yet paid to a Participant shall be subject to the same conditions and restrictions as the Restricted Share Units on which the dividend equivalents have been credited and in the event that dividend equivalents are credited on Restricted Share Units that a Participant subsequently forfeits, the dividend equivalents on such Restricted Share Units shall also be forfeited. Except as otherwise determined by the Committee at or after grant, (i) Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of and (ii) all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, upon a Termination of Service and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

SECTION 8. PERFORMANCE AWARDS

8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Performance Awards shall include, but are not limited to, Performance Shares and Performance Units.

8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. A Participant's rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

8.4 Performance Shares.

(a) Associates and Directors shall be eligible to receive Performance Share Awards. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Performance Share Awards shall be granted, the number of Performance Shares to be granted to each Participant, the performance targets and

Appendix A
goals to be satisfied, the duration of the period during which, and the conditions under which, the Performance Shares may be forfeited to the Company, and the other terms and conditions of such Awards. The Performance Share Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b) Each Performance Share Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Performance Share Award.

8.5 Performance Units. Associates and Directors shall be eligible to receive Performance Unit Awards. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Performance Units shall be granted. Performance Units shall consist of a right that is (i) denominated in cash or shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Unit Award. The Performance Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan. The applicable Award Agreement shall set forth (i) the dollar value of Performance Units granted to the Participant; (ii) the performance period and performance goals with respect to each such Award; and (iii) any other terms and conditions as the Committee determines in its sole and absolute discretion.

SECTION 9. OTHER STOCK-BASED AWARDS

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6, 7 or 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 10. NON-EMPLOYEE DIRECTOR AND OUTSIDE DIRECTOR AWARDS

10.1 The Board may provide that all or a portion of a Non-Employee Director's annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director's service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2 The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7, 8 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

10.3 Notwithstanding anything herein to the contrary, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards and cash fees paid by the Company to such Non-Employee Director, shall not exceed five hundred thousand dollars ($500,000) in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes. The Board may make exceptions to such limit for individual Non-Employee Directors in extraordinary circumstances, such as where any such individual Non-Employee Directors are serving on a special litigation or transactions committee of the Board, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

Appendix A
SECTION 11. PROVISIONS APPLICABLE TO PERFORMANCE AWARDS

11.1 The Committee may grant Performance Awards to Participants based upon the attainment of performance targets related to one or more performance goals selected by the Committee including from among the goals specified below:

(a) earnings or book value per Share;

(b) net income;

(c) return on equity, assets, capital, capital employed or investment, including after excluding the effects of intangible assets;

(d) earnings before interest, taxes, depreciation and/or amortization;

(e) operating income or profit;

(f) operating efficiencies;

(g) asset quality ratios such as the ratio of criticized/classified assets to capital, the ratio of classified assets to capital and the allowance for loan losses, the ratio of nonperforming loans and/or past due loans greater than 90 days and non-accrual loans to total loans, the ratio of non-accrual loans to total loans, the ratio of net charge-offs to average loans, the ratio of non-performing assets to total loans plus other real estate owned or the ratio of nonperforming assets and potential problem loans to Tier 1 risk-based capital plus the allowance for loan losses, or other similar asset quality measures;

(h) allowance for loan losses;

(i) net interest income, net interest spread, net interest margin, after tax operating income and after tax operating income before preferred stock dividends;

(j) cash flow(s);

(k) total revenues or revenues per employee or per share of capital stock;

(l) stock price or total shareholder return;

(m) growth in deposits;

(n) dividends; or

(o) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, soundness targets, business expansion goals and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, Affiliates operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or Shares outstanding, or to assets or net assets. The Committee may provide for the exclusion of charges or revenue related to events or occurrences which the Committee determines should appropriately be excluded, including (a) restructurings, mergers and acquisitions, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (d) such other similar matters as may be determined by the Committee. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Performance Awards, including Performance Share Awards and Performance Unit Awards.

Appendix A
SECTION 12. TERMINATION OF EMPLOYMENT

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Termination of Service, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

SECTION 13. CHANGE IN CONTROL

Upon a Change in Control (but only if and to the extent so determined by the Committee at or after grant (subject to any right of approval expressly reserved by the Committee at the time of such determination)), all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted.

SECTION 14. AMENDMENT AND TERMINATION; RECOUPMENT

14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

14.2 Amendments to Awards. Subject to the restrictions of Sections 3.1 and 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder.

14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

14.4 Recoupment of Awards. Any Award granted pursuant to this Plan shall be subject to mandatory recoupment by the Participant to the Company (i) to the extent set forth in any Award Agreement or (ii) to the extent that such Participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

SECTION 15. GENERAL PROVISIONS

15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except (i) by will or the laws of descent and distribution, (ii) to a Permitted Transferee and/or (iii) as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement; provided, however, that an Incentive Stock Option shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. A Permitted Transferee may not transfer an Award other than by will or the laws of descent and distribution. For purposes of this Plan, "Permitted Transferee" means the Participant's Immediate Family, a Permitted Trust or a partnership (or other entity) of which the Participant's Immediate Family constitute substantially all of the partners or members, other than charitable and other organizations described in Section 501(c)(3) of the Code. For purposes of this Plan, "Immediate Family" means the Participant's children and grandchildren, including adopted children and grandchildren, stepchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), father-in-law, mother-in-law, daughters-in-law and sons-in-law.

Appendix A
For purposes of this Plan, a "Permitted Trust" means a trust solely for the benefit of the Participant, the Participant's Immediate Family or one or more charitable or other organizations described in Section 501(c)(3) of the Code.

15.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, be placed into escrow, with or without interest, accrue interest, be reinvested into additional Shares, or in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award; provided, that no dividends or dividend equivalents shall be paid with respect to Options or SARs except in connection with an adjustment pursuant to Section 4.2 hereof. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

15.3 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.4 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.5 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Taxes, if withheld, will be withheld at no more than the maximum statutory rate or such other rate as would be required to avoid adverse accounting treatment to the Company. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

15.6 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

15.7 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, SARs, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

15.8 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.9 Compliance with Section 409A of the Code. Notwithstanding any other provisions of the Plan or any Award Agreements thereunder, it is intended that the provisions of the Plan and such Award Agreements comply with Section 409A of the Code, and that no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan, or any Award Agreement interpreted, in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that

Appendix A
would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s Termination of Service. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable Performance Period and the last day of the “applicable 2 ½ month period” as defined therein. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.

15.10 No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

15.11 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

15.12 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.13 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

15.14 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.16 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 16. TERM OF THE PLAN

16.1 Effective Date. The Plan was originally effective on April 17, 2018, and was subsequently amended and restated effective April 20, 2021. The Plan, as amended and restated hereby, shall be effective April 23, 2024, provided it has been approved by the Board and by the Company’s shareholders. Except as hereinafter provided, any Award made prior to the effective date of the amendment and restatement set forth herein shall be subject to the terms of the Plan as in effect prior to such amendment and restatement.

Appendix A
16.2 Expiration Date. No new Awards shall be granted under the Plan after April 23, 2034. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after April 23, 2034.

PINNACLE FINANCIAL PARTNERS, INC.

By:
Name: M. Terry Turner
Title: President and Chief Executive Officer

150 Third Avenue South, Suite 900
Nashville, TN 37201
615.744.3700
www.pnfp.com

PINNACLE FINANCIAL PARTNERS, INC.
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 23, 2024

The undersigned shareholder(s) hereby appoints Robert A. McCabe, Jr. and M. Terry Turner and either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the Common Stock of Pinnacle Financial Partners, Inc. (the “Company”), which the undersigned would be entitled to vote if validly in attendance as a "shareholder" at the 2024 Annual Meeting of Shareholders (the "Annual Meeting") to be held in the Company's offices on the eighth floor of the Pinnacle at Symphony Place at 150 Third Avenue South, Nashville, TN 37201 and at any adjournments or postponements of the Annual Meeting, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the 2024 Annual Meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT
THE SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES IN PROPOSAL #1 AND
"FOR" PROPOSALS #2, #3 AND #4.

PROPOSAL #1: To elect thirteen (13) persons to serve as directors, for a term of one year and until the due election and qualification of their successors:

Abney S. Boxley, III	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN	Glenda Baskin Glover	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
Charles E. Brock	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN	David B. Ingram	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
Renda J. Burkhart	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN	Decosta E. Jenkins	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
Gregory L. Burns	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN	Robert A. McCabe, Jr.	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
Richard D. Callicutt, II	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN	G. Kennedy Thompson	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
Thomas C. Farnsworth, III	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN	M. Terry Turner	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
Joseph C. Galante	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

PROPOSAL #2:  To ratify the appointment of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

PROPOSAL #3:   To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement for the annual meeting of shareholders:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

PROPOSAL #4:   To approve the amendment and restatement of the Pinnacle Financial Partners, Inc. Amended and Restated 2018 Omnibus Equity Incentive Plan

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
* * * * * * * *
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED "FOR" EACH OF THE NOMINEES IN PROPOSAL #1 AND "FOR" EACH OF PROPOSALS #2, #3 AND #4.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER
MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in such name by authorized person.

_____________________________	_____________________________	Date: ______________, 2024
Signature of Shareholder(s)	Signature of Shareholder(s)
_____________________________	_____________________________
Please print name of Shareholder(s)	Please print name of Shareholder(s)